EXECUTION COPY

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                               CREDIT AGREEMENT

                           Dated as of April 1, 1997

                                     Among

                            SLM INTERNATIONAL, INC.
                               MASKA U.S., INC.
                               #1 APPAREL, INC.

                           THE LENDERS NAMED HEREIN

                                      and

                      THE CHASE MANHATTAN BANK, AS AGENT

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                               TABLE OF CONTENTS

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I.    DEFINITIONS........................................................... 1
      SECTION 1.01.  Certain Defined Terms.................................. 1
      SECTION 1.02.  Accounting Terms.......................................23

II.   THE LOANS.............................................................24
      SECTION 2.01.  Term Loan Commitments and Revolving Credit
                       Commitments..........................................24
      SECTION 2.02.  Loans..................................................24
      SECTION 2.03.  Notice of Loans........................................27
      SECTION 2.04.  Notes; Repayment of Loans..............................27
      SECTION 2.05.  Interest on Loans......................................29
      SECTION 2.06.  Fees...................................................30
      SECTION 2.07.  Termination and Reduction of Revolving Credit
                       Commitments and Term Loan Commitments................30
      SECTION 2.08.  Interest on Overdue Amounts; Alternate Rate of Interest31
      SECTION 2.09.  Prepayment of Loans....................................32
      SECTION 2.10.  Reserve Requirements; Change in Circumstances..........35
      SECTION 2.11.  Change in Legality.....................................37
      SECTION 2.12.  Indemnity..............................................38
      SECTION 2.13.  Pro Rata Treatment; Assumption by and Delegation
                       of Authority to the Agent............................39
      SECTION 2.14.  Sharing of Setoffs.....................................41
      SECTION 2.15.  Payments and Computations..............................42
      SECTION 2.16.  Taxes..................................................43
      SECTION 2.17.  Issuance of Letters of Credit..........................46
      SECTION 2.18.  Payment of Letters of Credit; Reimbursement............47
      SECTION 2.19.  Agent's Actions with respect to Letters of Credit......49
      SECTION 2.20.  Letter of Credit Fees..................................49

III.  COLLATERAL SECURITY...................................................51
      SECTION 3.01.  Security Documents.....................................51
      SECTION 3.02.  Filing and Recording...................................51

IV.   REPRESENTATIONS AND WARRANTIES........................................52
      SECTION 4.01.  Organization, Legal Existence..........................52
      SECTION 4.02.  Authorization..........................................52
      SECTION 4.03.  Governmental Approvals.................................53
      SECTION 4.04.  Binding Effect.........................................53
      SECTION 4.05.  Material Adverse Change................................53
      SECTION 4.06.  Litigation; Compliance with Laws; Etc..................53


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      SECTION 4.07.  Financial Statements...................................54
      SECTION 4.08.  Federal Reserve Regulations............................54
      SECTION 4.09.  Taxes..................................................55
      SECTION 4.10.  Employee Benefit Plans.................................55
      SECTION 4.11.  No Material Misstatements..............................57
      SECTION 4.12.  Investment Company Act; Public Utility Holding
                       Company Act..........................................57
      SECTION 4.13.  Security Interest......................................57
      SECTION 4.14.  Use of Proceeds........................................58
      SECTION 4.15.  Subsidiaries...........................................58
      SECTION 4.16.  Title to Properties; Possession Under Leases;
                       Trademarks...........................................58
      SECTION 4.17.  Solvency...............................................59
      SECTION 4.18.  Permits, etc...........................................59
      SECTION 4.19.  Compliance with Environmental Laws.....................59
      SECTION 4.20.  No Change in Credit Criteria or Collection Policies....60
      SECTION 4.21.  Employee Matters.......................................60

V.    CONDITIONS OF CREDIT EVENTS...........................................61
      SECTION 5.01.  All Credit Events......................................61
      SECTION 5.02.  First Borrowing........................................61

VI.   AFFIRMATIVE COVENANTS.................................................67
      SECTION 6.01.  Legal Existence........................................67
      SECTION 6.02.  Businesses and Properties..............................67
      SECTION 6.03.  Insurance..............................................67
      SECTION 6.04.  Taxes..................................................68
      SECTION 6.05.  Financial Statements, Reports, Etc.....................68
      SECTION 6.06.  Litigation and Other Notices...........................71
      SECTION 6.07.  ERISA and Canadian Pension Plans.......................72
      SECTION 6.08.  Maintaining Records; Access to Properties and
                        Inspections; Right to Audit.........................73
      SECTION 6.09.  Use of Proceeds........................................73
      SECTION 6.10.  Fiscal Year-End........................................74
      SECTION 6.11.  Further Assurances.....................................74
      SECTION 6.12.  Additional Grantors and Guarantors.....................74
      SECTION 6.13.  Environmental Laws.....................................74
      SECTION 6.14.  Pay Obligations to Lenders and Perform Other Covenants.76


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      SECTION 6.15.  Maintain Operating Accounts............................76
      SECTION 6.16.  Additional Pledge and Surveys..........................77
      SECTION 6.17.  NHL Agreements.........................................77
      SECTION 6.18.  CCM....................................................77
      SECTION 6.19.  Inactive Subsidiaries..................................77

VII.  NEGATIVE COVENANTS....................................................77
      SECTION 7.01.  Liens..................................................78
      SECTION 7.02.  Sale and Lease-Back Transactions.......................80
      SECTION 7.03.  Indebtedness...........................................80
      SECTION 7.04.  Dividends, Distributions and Payments..................80
      SECTION 7.05.  Consolidations, Mergers and Sales of Assets............81
      SECTION 7.06.  Investments............................................82
      SECTION 7.07.  Capital Expenditures...................................84
      SECTION 7.08.  Rental Obligations.....................................84
      SECTION 7.09.  Interest Coverage Ratio................................84
      SECTION 7.10.  Business...............................................84
      SECTION 7.11.  Sales of Receivables...................................84
      SECTION 7.12.  Use of Proceeds........................................85
      SECTION 7.13.  ERISA..................................................85
      SECTION 7.14.  Accounting Changes.....................................85
      SECTION 7.15.  Prepayment or Modification of Indebtedness;
                       Modification of Charter Documents....................85
      SECTION 7.16.  Transactions with Affiliates...........................86
      SECTION 7.17.  Negative Pledges, Etc..................................86

VIII. EVENTS OF DEFAULT.....................................................86

IX.   AGENT.................................................................91

X.    MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND
      OTHER COLLATERAL......................................................95
      SECTION 10.01.  Collection of Receivables; Management of Collateral...95
      SECTION 10.02.  Receivables Documentation.............................97
      SECTION 10.03.  Status of Receivables and Other Collateral............97
      SECTION 10.04.  Monthly Statement of Account..........................99
      SECTION 10.05.  Collateral Custodian..................................99


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XI.   MISCELLANEOUS........................................................ 99
      SECTION 11.01.  Notices.............................................. 99
      SECTION 11.02.  Survival of Agreement................................100
      SECTION 11.03.  Successors and Assigns; Participations...............100
      SECTION 11.04.  Expenses; Indemnity..................................103
      SECTION 11.05.  Applicable Law.......................................105
      SECTION 11.06.  Right of Setoff......................................105
      SECTION 11.07.  Payments on Business Days............................105
      SECTION 11.08.  Waivers; Amendments..................................105
      SECTION 11.09.  Severability.........................................107
      SECTION 11.10.  Entire Agreement; Waiver of Jury Trial, Etc..........107
      SECTION 11.11.  Confidentiality......................................108
      SECTION 11.12.  Submission to Jurisdiction...........................108
      SECTION 11.13.  Interest Rate Limitation.............................109
      SECTION 11.14.  Counterparts; Facsimile Signature....................109
      SECTION 11.15.  Headings.............................................109

EXHIBITS

EXHIBIT A               Form of Term Note
EXHIBIT B               Form of Revolving Credit Note
EXHIBIT C               Form of Opinion of Counsel
EXHIBIT D               Form of Pledge Agreement
EXHIBIT E               Form of Security Agreement
EXHIBIT F               Form of Assignment and Acceptance
EXHIBIT G               Form of Security Agreement - Patents and Trademarks
EXHIBIT H               Form of Guarantees
EXHIBIT I               Form of Canadian Letter of Credit and Application

SCHEDULES

SCHEDULE 1              Adjustments to EBITDA
SCHEDULE 1-A            Inactive Subsidiaries
SCHEDULE 2.01(a)        Term Loan Commitments
SCHEDULE 2.01(b)        Revolving Credit Commitments
SCHEDULE 2.02           Domestic Lending Offices
SCHEDULE 2.03           Eurodollar Lending Offices
SCHEDULE 2.18           Canadian Letter of Credit Maximum Exposure
SCHEDULE 4.01           Qualified Jurisdictions
SCHEDULE 4.05           Material Adverse Change
SCHEDULE 4.06(a)        Litigation


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SCHEDULE 4.06(b)        Compliance with Laws
SCHEDULE 4.09           Taxes
SCHEDULE 4.16           Leases
SCHEDULE 4.15           Subsidiaries

SCHEDULE 4.19           Environmental Law Compliance
SCHEDULE 4.21           Employee Matters
SCHEDULE 6.05(j)        Borrowing Base Certificate
SCHEDULE 7.01           Existing Liens
SCHEDULE 7.03           Existing Indebtedness
SCHEDULE 7.06           Investments
SCHEDULE 7.08           Rental Obligations


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          CREDIT AGREEMENT dated as of April 1, 1997, among SLM
          INTERNATIONAL, INC., a Delaware corporation ("Parent"), its wholly-owned subsidiaries #1 APPAREL, INC., a Delaware corporation, and MASKA U.S., INC., a Vermont corporation (the Parent and such wholly-owned subsidiaries being herein referred to jointly and severally as the "Borrowers"), the financial institutions from time to time party hereto, initially consisting of those financial institutions listed on Schedules 2.01(a) and 2.01(b) annexed hereto (collectively, the "Lenders"), and THE CHASE MANHATTAN BANK, as agent for the Lenders (in such capacity, the "Agent").

     The Borrowers have applied to the Lenders for Credits (such term and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms above or hereinafter) up to an aggregate principal amount of $74,000,000 in the form of (a) a Term Loan to the Borrowers in an aggregate principal amount of $4,000,000, (b) Revolving Credit Loans to the Borrowers at any time and from time to time prior to the Revolving Credit Termination Date in an aggregate principal amount not in excess of $35,000,000 at any time outstanding and (c) the Canadian Letter of Credit for the account of the Borrowers and the Canadian Borrower in an amount not in excess of $35,000,000. The proceeds of the Term Loan and, in part, the Revolving Credit Loans shall be used to partially finance payments to be made pursuant to the Plan of Reorganization. The proceeds of the Revolving Credit Loans shall also be used for general working capital and corporate purposes. The Canadian Letter of Credit shall secure the obligations of the Canadian Borrower under the Canadian Credit Agreement. The Grantors will provide Collateral in accordance with the provisions of this Agreement and the Security Documents. The Lenders are severally, and not jointly, willing to extend such Loans to the Borrowers subject to the terms and conditions hereinafter set forth. Accordingly, the Borrowers, the Lenders and the Agent hereby agree as follows:

I. DEFINITIONS

     SECTION 1.01. Certain Defined Terms. For purposes hereof, the following terms shall have the meanings specified below:

     "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves. For purposes hereof, "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or


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supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Affiliate" of any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     "Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Alternate Base Loan" shall mean a Loan based on the Alternate Base Rate in accordance with Article II hereof.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent at its principal office in New York City as its prime rate in effect at such time. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and
(b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory


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Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board and any other banking authority to which the Agent is subject, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Assessment Rate" shall mean, for any day, the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent (in good faith, but in no event in excess of statutory or regulatory maximums) as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices during the current calendar year. "Federal Funds Effective
Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, in substantially the form of Exhibit F annexed hereto.

     "Availability" shall mean at any time (i) the lesser at such time of (x) the Total Revolving Credit Commitment and (y) the sum of the Borrowing Base plus the Seasonal Amount, minus (ii) the sum at such time of (x) the unpaid principal balance of the Revolving Credit Loans together with all reserves (without duplication of deductions


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taken in determining Net Amount of Eligible Receivables) established by the
Agent in its reasonable exclusive judgment upon notice to the Borrowers including, without limitation, reserves reflecting the risk of suppliers repossessing shipped goods and reserves relating to Liens permitted by Sections 7.01(b) and 7.01(c) hereof and (y) the Domestic Letter of Credit Usage.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrowers" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Borrowing Base" shall have the meaning assigned to such term in Section 2.01(b) hereof.

     "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City except that, if any determination of a "Business Day" shall relate to a Eurodollar Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Canadian Borrower" shall mean Sport Maska Inc.

     "Canadian Credit Agreement" shall mean the Credit Agreement dated as of April 1, 1997 between The Chase Manhattan Bank of Canada and the Canadian Borrower, as in effect on the date hereof or as hereafter amended with the consent of the Agent.

     "Canadian Letter of Credit" shall have the meaning assigned to such term in
Section 2.17(b) hereof.

     "Canadian Letter of Credit Usage" shall mean the Letter of Credit Usage excluding only the Letter of Credit Usage relating to Domestic Letters of Credit.

     "Canadian Pension Plan" shall mean any pension plan established by a subsidiary of the Parent under Canadian federal or state law for the benefit of employees of the subsidiary.

     "Capital Expenditures" shall mean, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as a liability) by the Parent and its Consolidated subsidiaries during such period determined on a Consolidated basis that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment".


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     "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Interest Expense" shall mean, for any period, the Interest Expense of the Parent and its Consolidated subsidiaries on a Consolidated basis for such period less all non-cash items constituting Interest Expense during such period (including, without limitation, amortization of debt discounts and payments of interest on Indebtedness by issuance of Indebtedness).

     "CCM" shall mean CCM Holdings (1983) Inc., a Canadian corporation.

     "Change of Control" shall mean (i) Investor Group shall cease to maintain the number of seats on the Board of Directors of the Parent to which the Investor Group is entitled pursuant to the Shareholders' Agreement in effect on the date hereof, or (ii) from and after an initial public offering, the Investor Group shall cease to own stock of the Parent representing at least 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent.

     "Charges" shall have the meaning assigned to such term in Section 11.13 hereof.

     "Closing Date" shall mean the date of the first borrowing under this Agreement, but in no event later than April 15, 1997.

     "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

     "Collateral" shall mean all collateral and security as described in the Security Documents.

     "Commitment" shall mean, with respect to each Lender, the sum of the Term Loan Commitment of such Lender, and the Revolving Credit Commitment of such Lender.

     "Commitment Letter" shall mean the letter dated December 23, 1996, as amended to the Closing Date, addressed by the Agent to the Parent, together with all attachments thereto.

     "Consolidated" shall mean, in respect of any person, as applied to any financial or accounting term, such term determined on a consolidated basis in


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accordance with GAAP (except as otherwise required herein) for the person and all consolidated subsidiaries thereof.

     "Contaminant" shall mean all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Federal, state or local or Canadian federal, provincial or municipal environmental, health and safety statutes or regulations or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

     "Credit Event" shall mean each borrowing and each issuance of a Letter of Credit hereunder.

     "Credits" shall mean each Loan and each Letter of Credit.

     "Cure Loans" shall have the meaning assigned to such term in Section 2.13(d) hereof.

     "Customer" shall mean and include the account debtor or obligor with respect to any Receivable.

     "Debt Service Expense" shall mean, in each Fiscal Year for the Parent and its Consolidated subsidiaries on a Consolidated basis, the aggregate of regularly scheduled principal payments due on the Term Loans in such Fiscal Year as set forth in Section 2.04(c).

     "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

     "dollars" or the symbol "$" shall mean lawful currency of the United States of America.

     "Domestic Letters of Credit" shall have the meaning assigned to such term in Section 2.17(a) hereof.

     "Domestic Letter of Credit Usage" shall mean the Letter of Credit Usage excluding any Letter of Credit Usage relating to the Canadian Letter of Credit.

     "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name in Schedule 2.02 annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

     "EBITDA" shall mean for any period for the Parent and its Consolidated subsidiaries on a Consolidated basis the sum of (i) Net Income, (ii) Interest Expense,


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(iii) depreciation and amortization of assets and (iv) Federal, state and local income taxes, in each case of such person for such period, computed and calculated in accordance with GAAP.

     "Eligible Inventory" shall mean inventory of the Inventory Grantors comprised solely of raw materials and finished goods (and specifically excluding work in process) which is, in the reasonable opinion of the Agent, not obsolete or slow-moving and is and at all times shall continue to be acceptable to the Agent in all respects; provided, however, that Eligible Inventory shall in no event include inventory (i) with respect to which the Agent has not been granted and does not have a valid, first priority security interest or (ii) which has been returned and not reclassified as inventory or rejected by a Customer. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's exclusive reasonable judgment. In determining eligibility, the Agent may, but need not, rely on reports and schedules furnished by the Inventory Grantors, but reliance by the Agent thereon from time to time shall not be deemed to limit the right of the Agent to revise standards of eligibility at any time as to both present and future inventory of the Inventory Grantors.

     "Eligible Receivables" shall mean Receivables created by the Receivables Grantors in the ordinary course of business arising out of the sale or lease of goods or rendition of services by the Receivables Grantors, which are and at all times shall continue to be acceptable to the Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's exclusive reasonable judgment. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (a) all payments due on the Receivable have been invoiced and the underlying goods shipped or services performed, as the case may be; (b) the payment due on the Receivable is not more than 60 days past the due date when shipped on normal terms or not more than 30 days overdue when shipped under dating programs providing for payment up to 210 days from invoice date; (c) the payments due on more than 50% of all Receivables from the same Customer are less than 60 days past the due date when shipped on normal terms or less than 30 days past due when shipped under the dating programs referred to in (b) above; (d) the Receivable arose from a completed and bona fide transaction (and with respect to a sale of goods, a transaction in which title has passed to the Customer) which requires no further act under any circumstances on the part of the Receivables Grantors in order to cause such Receivable to be payable in full by the Customer; (e) the Receivable is in full conformity with the representations and warranties made by the Receivables Grantors to the Agent and the Lenders with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by a Receivables Grantor or any security interest created pursuant to the Security Documents or permitted by Section 7.01 hereof; (f) the Receivable constitutes an "account", "claim" or "chattel paper" within the meaning of the Uniform Commercial Code or Personal Property Security Law of the state in which the Receivable is located; (g) the Customer


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has not asserted that the Receivable, and no Receivables Grantors are aware that the Receivable, (i) arises out of a bill and hold, consignment or progress billing arrangement or (ii) is subject to any setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivable or independently thereof
(provided that such Receivable shall only be ineligible to the extent thereof) and (iii) the Customer has finally accepted the goods from the sale out of which the Receivable arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for goods returned in the ordinary course of business provided that such Receivable shall only be ineligible with respect to that portion thereof which has been objected to or which relates to goods returned, rejected or repossessed; (h) the Receivable arose in the ordinary course of business of the Receivables Grantors; (i) the Customer is not (x) the United States or Canadian government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof or (y) an Affiliate of the Parent, the Borrowers or any subsidiary of the Parent; (j) the Customer is a United States or Canadian person or an obligor located in the United States or Canada, or an obligor located in another jurisdiction if the applicable Receivable is covered by a letter of credit or credit insurance in favor of, or assigned to, the Agent in form and substance satisfactory to the Agent; (k) the Receivable complies with all material requirements of all applicable laws and regulations, whether Federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (l) to the knowledge of the Borrowers, the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (m) the Receivable is denominated in and provides for payment by the Customer in dollars or Canadian dollars; (n) the Receivable has not been, and is not required to be charged, off or written off as uncollectible in accordance with GAAP or the customary business practices of the Receivables Grantors; (o) the Agent on behalf of the Lenders possesses a valid, perfected first priority security interest in such Receivable as security for payment of the Obligations;
(p) the Receivable is not with respect to a Customer located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the Receivables Grantors have either qualified as a foreign corporation authorized to transact business in such state or have filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; and (q) the Agent is satisfied with the credit standing of the Customer in relation to the amount of credit extended.

     "Environmental Claim" shall mean any written notice of violation, claim, deficiency, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Contaminant at, in, by or from any of the properties of the Borrowers or their subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the properties of the Borrowers or their subsidiaries or (iii) the violation, or alleged violation by Borrowers or any of their subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of the Borrowers or their subsidiaries, under any applicable Environmental Law.

     "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. ss. 2701 et. seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f, et seq.), the Clear Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), and their Canadian equivalent, including, without limitation, the Environmental Protection Act of Ontario, the Canadian Environmental Protection Act and the Canadian Transportation of Dangerous Goods Act, as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules having the force of law, regulations, ordinances, licenses, permits and interpretations having the force of law and orders of regulatory and administrative bodies.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with any of the Borrowers or any subsidiary of any thereof would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

     "Eurodollar Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name in Schedule 2.03 annexed hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

     "Eurodollar Loan" shall mean a Loan based on the Adjusted LIBO Rate in accordance with Article II hereof.

     "Event of Default" shall have the meaning assigned to such term in Article VIII hereof.

     "Excess Cash Flow" shall mean, for any period for the Parent and its Consolidated subsidiaries on a Consolidated basis, the amount, if any, by which Funds from Operations for such period exceeds the sum (a) of the Debt Service Expense for such period plus (b) Capital Expenditures paid in cash and not financed with permitted Indebtedness, during such period.

     "Excluded Taxes" shall have the meaning assigned to such term in Section
2.16 hereof.

     "Federal" shall mean the federal level of government in both the United States and Canada.

     "Final Maturity Date" shall mean the third anniversary of the Closing Date.

     "Financial Officer" shall mean, with respect to any person, the chief financial officer, vice president-finance or corporate controller of such person.

     "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

     "Fiscal Year" shall mean the fiscal year of each of the Borrowers for accounting purposes which in each case as of the Closing Date ends on December 31 of each year.

     "Funds from Operations" shall mean, for any period, without duplication of addition or subtraction of any items, for the Parent and its Consolidated subsidiaries on a Consolidated basis, (A) the sum for such period of (i) the aggregate pre-tax income (or loss) from continuing operations (which in no event shall include the Vermont Litigation Recovery), (ii) depreciation and amortization and (iii) other non-cash items properly deducted in arriving at pre-tax income (or loss) minus (B) all income tax paid in cash during such period.

     "GAAP" shall have the meaning assigned to such term in Section 1.02 hereof.

     "Grantor" shall mean any Grantor, Corporation, Company, Mortgagor, Pledgor or Debtor, as such terms are defined in any of the Security Documents.

     "Guarantee" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing or giving financial assistance in respect of the repayment of any Indebtedness or monetary obligation of any other person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or monetary obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or monetary obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or monetary obligation; provided, however, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof.

     "Guarantees (Canadian)" shall mean the Guarantees of each subsidiary of the Parent incorporated in Canada or any province thereof dated as of the date hereof in substantially the form of Exhibit H annexed hereto, as amended, modified or supplemented from time to time.

     "Guarantor" shall mean, collectively, the Parent with respect to the Obligations of each of the other Borrowers, each subsidiary of the Parent (other than the Non-Guaranteeing Subsidiaries), and each subsidiary of the Parent which becomes a guarantor of the Obligations after the date hereof.

     "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous goods, waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any friable asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, without limitation, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Federal Environmental Law, such broader meaning shall apply in the relevant state.

     "Inactive Subsidiaries" shall mean those subsidiaries set forth on Schedule 1-A annexed hereto.

     "Indebtedness" shall mean, with respect to any person, without duplication
(a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (c) all obligations of such person for the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person and all Capitalized Lease Obligations, (e) all payment obligations of such person with respect to interest rate or currency protection agreements, (f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all Indebtedness of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such Indebtedness provided, however, that the amount of Indebtedness of such person shall be the lesser of (i) the fair market value of such property or assets and (ii) the amount of such Indebtedness), (h) all Guarantees of such person and (i) the redemption price of all redeemable preferred stock of such person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Final Maturity Date.

     "Indemnitees" shall have the meaning assigned to such term in Section 11.04(c) hereof.

     "Indenture Trustee" shall mean the Trustee appointed pursuant to the Senior Secured Note Indenture.

     "Information" shall have the meaning assigned to such term in Section
11.11 hereof.

     "Intercreditor Agreement" shall mean the intercreditor agreement dated as of the Closing Date among the Agent on behalf of the Lenders, The Chase Manhattan Bank of Canada and the Indenture Trustee on behalf of the holders of the Senior Secured Notes with respect to Lien priorities and related matters.

     "Interest Coverage Ratio" shall mean, the ratio for the Parent and its Consolidated subsidiaries on a Consolidated basis of (i) EBITDA (and solely for the

Fiscal Year ending December 31, 1997 with the adjustments described on Schedule 1 annexed hereto) less Capital Expenditures for the four most recent consecutive fiscal quarters ending on or prior to the date of determination (or in the case of the Fiscal Year ending December 31, 1997 the period from the Closing Date through December 31, 1997) to (ii) the Cash Interest Expense for such four-quarter (or in the case of the Fiscal Year ending December 31, 1997 the period from the Closing Date through December 31, 1997) period.

     "Interest Expense" shall mean, for any period, the interest expense for the Parent and its Consolidated subsidiaries on a Consolidated basis during such period determined in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) all fixed and all calculable dividend payments on preferred stock, (v) payments of interest expense in kind and (vi) all letter of credit fees payable with respect to the Canadian Letter of Credit pursuant to Section 2.20(b) hereof.

     "Interest Margin" shall mean, with respect to any Loan, the amount as set forth in the last paragraph hereof as such amount shall be adjusted in accordance with the terms of this definition. The Interest Margin shall be adjusted thereafter in accordance with the table set forth below, three (3) Business Days after the delivery of the financial statements to the Agent required pursuant to Section 6.05(a), together with the corresponding compliance certificate required pursuant to Section 6.05(e), commencing with the financial statements and certificate for the period ending December 31, 1997, or if a Default or Event of Default shall have occurred and be continuing, then at the highest Interest Margin provided for herein:

Total Funded            Interest Margin for     Interest Margin for
Debt Ratio              Eurodollar Loans        Alternate Base Loans
------------            ----------------        --------------------
Greater than 4.00:1.00        2.75%                   1.00%

Equal to or less than
4.00:1.00 but greater
than 3.00:1.00                2.50%                   0.75%

Equal to or less than
3.00:1.00 but greater
than 2.00:1.00                2.25%                   0.50%

2.00:1.00 or less             2.00%                   0.25%

     On the Closing Date, the LIBO Rate Interest Margin shall be 2.75% and the Alternate Base Rate Interest Margin shall be 1.00%; each shall thereafter be adjusted in accordance with the provisions hereof.

     "Interest Payment Date" shall mean with respect to any Loan, the last day of the Interest Period applicable to the borrowing of which such Loan is a part, and in respect of any Eurodollar Loan of more than three (3) months' duration, each earlier day which is three (3) months after the first day of such Interest Period.

     "Interest Period" shall mean, (a) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrowers may elect with respect to its Eurodollar Loans, and
(b) as to any Alternate Base Loan, the period commencing on the date of such Alternate Base Loan and ending on the earliest of (i) the first Business Day of each succeeding month, (ii) the Revolving Credit Termination Date or Final Maturity Date, as applicable, and (iii) the date such Alternate Base Loan is converted to a Loan of a different type in accordance with Section 2.02(e) or repaid or prepaid in accordance with Section 2.04(c), 2.09 or 2.10; provided, however, that (x) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period with respect to Eurodollar Loans shall end later than the Final Maturity Date or Revolving Credit Termination Date, as applicable, and (z) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Inventory Grantors" shall mean each of the Borrowers and any domestic subsidiary designated as such by the Agent after the date hereof.

     "Investor Group" shall mean Wellspring Associates L.L.C. and its
Affiliates.

     "Lender" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Letter of Credit" or "Letters of Credit" shall have the meaning assigned to such term in Section 2.17(b) hereof.

     "Letter of Credit Usage" shall mean at any time, (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (ii) the unreimbursed drawings at such time under all such Letters of Credit.

     "LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Agent's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the London branch of the Agent in the London interbank market for Eurodollars at approximately 11:00 A.M., London time, two (2) Business Days prior to the first day of such Interest Period.

     "Lien" shall mean, with respect to any asset, (i) any mortgage, hypothec, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     "Loan" shall mean the Term Loan or any Revolving Credit Loan.

     "Loan Documents" shall mean this Agreement, each Security Document, each Guarantee (including the Guarantees (Canadian)) executed and delivered at any time with respect to the Obligations, the Notes and each other document, instrument or agreement now or hereafter delivered by a Loan Party and constituting an agreement entered into with the Agent or any Lender in connection herewith or therewith.

     "Loan Party" shall mean each Borrower, each Grantor and each Guarantor.

     "Margin Stock" shall have the meaning assigned to such term in Regulation U.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of the Parent and the other Loan Parties taken as a whole, (ii) the ability of any Loan Party to perform its obligations under the terms hereof or of any other Loan Document, (iii) the rights of, or remedies available to, the Lenders or the Agent under any Loan Document or (iv) the Agent's Lien on any material portion of the Collateral or the priority of such Lien.

     "Maximum Rate" shall have the meaning assigned to such term in Section
11.13 to this Agreement.

     "Mortgages" shall mean the real property mortgages dated as of the date hereof, and executed by the applicable Grantor(s) in favor of the Agent, for its own benefit and for the benefit of the Lenders, as amended, modified or supplemented from time to time.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

     "Net Amount of Eligible Inventory" shall mean, at any time, the aggregate value, computed at the lower of cost (on a FIFO basis) and current market value, of Eligible Inventory of the Inventory Grantors.

     "Net Amount of Eligible Receivables" shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time less
(i) sales, excise or similar taxes, (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, (iii) a dilution reserve established from time to time in the Agent's reasonable discretion and (iv) appropriate adjustments for the conversion of Canadian dollars into dollars and any currency reserve established from time to time in the Agent's sole reasonable discretion.

     "Net Cash Proceeds" shall mean (a) the gross cash proceeds received less
(b) the sum of (i) the amount, if any, of all taxes (other than income taxes) payable plus the good-faith best estimate of the amount of all income taxes payable (to the extent such amount shall have been set aside), (ii) the amount, if any, applied to repay any Indebtedness (other than the Loans) including, without limitation, any premium, penalty, interest or other amount in connection with such Indebtedness to the extent such Indebtedness is required by its terms or by applicable law to be repaid, (iii) reasonable and customary fees, discounts, commissions and expenses and other costs paid (other than those paid to any Affiliate of the Parent) in connection with the applicable transaction,
(iv) reserves, if any, in connection with indemnification or similar obligations and (v) amounts held in escrow, if any, in each case to the extent not already deducted in arriving at the amount referred to in clause (a).

     "Net Income" shall mean for any period, the aggregate income (or loss) for the Parent and its Consolidated subsidiaries on a Consolidated basis for such period which shall be an amount equal to net revenues and other proper items of income less the aggregate of any and all items that are treated as expenses under GAAP, and less Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.

     "Non-Guaranteeing Subsidiaries" shall mean Mitchel and King Skates Limited and Sport Maska Europe S.A.R.L.

     "Non Pro Rata Loans" shall have the meaning assigned to such term in
Section 2.13(d) hereof.

     "Non-U.S. Lender" shall have the meaning assigned to such term in Section 2.16(f) hereof.

     "Notes" shall mean the Term Notes and the Revolving Credit Notes.

     "Obligations" shall mean all obligations, liabilities and Indebtedness of the Borrowers to the Lenders and the Agent, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise and arising in connection with the transactions contemplated hereby, including without limitation all obligations, liabilities and Indebtedness of the Borrowers with respect to the Security Documents and other Loan Documents, the principal of and interest on the Revolving Credit Loans, the Term Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of the Borrowers to the Lenders and the Agent hereunder, under the Letters of Credit or under any one or more of the other Loan Documents, including without limitation all fees, costs, expenses and indemnity obligations hereunder and thereunder.

     "Other Taxes" shall have the meaning assigned to such term in Section 2.16(b) hereof.

     "Parent" shall have the meaning assigned to such term in the preamble hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Pension Plan" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

     "Permits" shall have the meaning assigned to such term in Section 4.18 hereof.

     "Permitted Refinancing" shall mean extensions, renewals or refinancings of any of the Senior Secured Notes, but only to the extent such extended, renewed or refinanced Indebtedness (i) is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (ii) has terms, conditions and covenants substantially similar and no more restrictive than those contained in the Indebtedness being extended, renewed or refinanced, (iii) has a final maturity date, or a committed term ending, after or concurrent with the final maturity date of the Indebtedness being extended, renewed or refinanced, (iv) has aggregate required amortization payments in any year, which do not exceed the aggregate amount of amortization payments required for such year by the terms of the Indebtedness being extended, renewed or refinanced, (v) if secured, is subject to the terms of the Intercreditor Agreement, (vi) at the time and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall have occurred and be continuing and (vii) has been consented to by the Required Lenders, which consent shall not be unreasonably withheld.

     "person" shall mean any natural person, corporation, business trust, limited liability company, association, company, joint venture, partnership or government or any agency or political subdivision thereof.

     "Personal Property Security Law" shall mean the Personal Property Security Act or other statute or statutory provisions in effect from time to time in Canada and its provinces which deals with the perfection and priority of Liens on Collateral.

     "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA and subject thereto and which is maintained (in whole or in part) for employees of the Borrowers, any subsidiary or any ERISA Affiliate.

     "Plan of Reorganization" shall mean the First Amended Joint Chapter 11 Plan (as modified) dated as of November 12, 1996, the First Modification thereto dated January 16, 1997, the Second Modification thereto dated January 22, 1997, as confirmed by order of the United States Bankruptcy Court for the District of Delaware dated January 23, 1997 and the Third Modification thereto dated March 14, 1997, as confirmed by order of the United States Bankruptcy Court for the District of Delaware dated March 27, 1997.

     "Pledge Agreement" shall mean the Pledge Agreement dated as of the date hereof, between the Grantor(s) referred to therein and the Agent, for its own benefit and for the benefit of the Lenders, in substantially the form of Exhibit D annexed hereto, as amended, modified or supplemented from time to time.

     "Pledged Stock" shall have the meaning assigned to such term in the Pledge Agreement.

     "Receivables" shall mean and include all of the Receivables Grantors' accounts, instruments, documents, chattel paper and general intangibles related thereto, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for its own benefit and/or the ratable benefit of the Lenders.

     "Receivables Grantors" shall mean each of the Borrowers and any domestic subsidiary designated as such by the Agent after the date hereof.

     "Register" shall have the meaning assigned to such term in Section 11.03(e) hereof.

     "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Release" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment.

     "Remedial Work" shall mean any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of any Loan Party (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Contaminants and the Release thereof.

     "Repayment Date" shall have the meaning assigned to such term in Section 2.04(c) hereof.

     "Reportable Event" shall mean a Reportable Event as defined in Section 4043(c) of ERISA with respect to which the notice requirements have not been waived.

     "Required Lenders" shall mean, at any time, Lenders holding Loans, exposure under the Letter of Credit Usage and unused Commitments representing at least 51% of the aggregate of (a) the aggregate principal amount of Loans at such time, (b) the Letter of Credit Usage at such time and (c) the aggregate unused Commitments at such time, all after giving effect to the terms of Section 2.13(d)(v).

     "Responsible Officer" shall mean, with respect to any person, any vice president or president, or the chief financial officer or corporate controller, of such person.

     "Revolving Credit Alternate Base Loan" shall mean a Revolving Credit Loan that is an Alternate Base Loan.

     "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans hereunder and participate in Domestic Letters of Credit in an aggregate amount at any time outstanding not in excess of the amount opposite the name of such Lender in the column entitled "Revolving Credit Commitment" in the table appearing in Schedule 2.01(b), or if applicable, the amount set forth in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amount may be
(a) reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.03 hereof.

     "Revolving Credit Commitment Fee" shall have the meaning set forth in
Section 2.06 hereof.

     "Revolving Credit Eurodollar Loan" shall mean a Revolving Credit Loan that is a Eurodollar Loan.

     "Revolving Credit Loan" shall mean a revolving credit loan made pursuant to Sections 2.01(b) and 2.02 hereof.

     "Revolving Credit Notes" shall mean the Revolving Credit Notes of the Borrowers, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit B annexed hereto, as amended, modified or supplemented from time to time.

     "Revolving Credit Termination Date" shall mean the earlier to occur of (i) the third anniversary of the Closing Date (or the fourth such anniversary, if so extended by the Agent in its sole discretion upon notice to the Borrowers given no later than 60 days prior to the third anniversary of the Closing Date) and
(ii) such earlier date on which the Revolving Credit Commitment shall terminate, expire or be canceled in accordance with the terms of this Agreement.

     "Seasonal Amount" shall mean at any time an amount designated by the Borrowers (which may be zero) not to exceed (x) $5,000,000 during the period commencing five days subsequent to the Closing Date through October 31, 1997; $4,000,000 during a seven month period to be mutually agreed upon by the Agent and the Borrowers in Fiscal Year 1998; $3,000,000 during a seven month period to be mutually agreed upon by the Agent and the Borrowers in Fiscal Year 1999; and if the Total Revolving Credit Commitment is extended as provided for herein, an amount determined in the Agent's sole discretion (but in no event less than $2,000,000) during a seven month period to be mutually agreed upon by the Agent and the Borrowers in Fiscal Year 2000 less (y) the amount designated by the Canadian Borrower and confirmed to the Agent as a "Seasonal Amount" under the Canadian Credit Agreement.

     "Security Agreement" shall mean the Security Agreements dated as of the date hereof, between the Grantor(s), referred to therein and the Agent, for its own benefit and for the benefit of the Lenders, substantially in the form of Exhibit E annexed hereto, as amended, modified or supplemented from time to time.

     "Security Agreement - Patents and Trademarks" shall mean the Security Agreement and Mortgage - Patents and Trademarks, dated as of the date hereof, between the Debtor(s), as such term is defined therein, referred to therein and the Agent, for its own benefit and for the benefit of the Lenders, substantially in the form of Exhibit G annexed hereto, as amended, modified or supplemented from time to time.

     "Security Documents" shall mean the Pledge Agreement, the Security Agreement, the Security Agreement - Patents and Trademarks, the Mortgages and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any of the Obligations.

     "Senior Secured Note Indenture" shall mean that certain Senior Secured Note Indenture, dated as of April 1, 1997, among Parent, as issuer, the Guarantors named therein, as Guarantors, and The Bank of New York, as Trustee.

     "Senior Secured Notes" shall mean the Parent's 14% Senior Secured Notes due 2004, issued pursuant to the Senior Secured Note Indenture, in the original principal amount of $29,500,000.

     "Settlement Date" shall have the meaning assigned to such term in Section 2.15(c) hereof.

     "Shareholders' Agreement" shall mean the Stockholders Agreement dated as of April 1, 1997 among the Parent and the stockholders signatory thereto.

     "state" shall mean both the state level of government in the United States and the provincial level of government in Canada unless the context clearly limits its use to a state of the United States.

     "Subordinated Indebtedness" shall mean Indebtedness subordinated in right of payment to such person's monetary obligations under this Agreement or the other Loan Documents (as applicable) upon terms satisfactory to and approved in writing by the Agent.

     "subsidiary" shall mean, with respect to any person, any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such person and/or one or more subsidiaries of such person, but in no event shall include an Inactive Subsidiary.

     "Taxes" shall have the meaning assigned to such term in Section 2.16(a) hereof.

     "Term Alternate Base Loan" shall mean a Term Loan that is an Alternate Base Loan.

     "Term Eurodollar Loan" shall mean a Term Loan that is a Eurodollar Loan.

     "Term Loan" shall mean the term loan made pursuant to Sections 2.01(a) and 2.02.

     "Term Loan Commitment" shall mean, with respect to any Lender, the Term Loan Commitment of such Lender as set forth opposite the name of such Lender in the column entitled "Term Loan Commitment" in the table appearing in Schedule 2.01(a), or if applicable, the amount set forth in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amount may be
(a) reduced from time to time in accordance with the provisions of this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.03 hereof.

     "Term Notes" shall mean the Term Notes of the Borrowers, executed and delivered as provided in Section 2.04, in substantially the form of Exhibit A hereto, as amended, modified or supplemented from time to time.

     "Total Commitment" shall mean the sum of the Total Term Loan Commitment and Total Revolving Credit Commitment.

     "Total Funded Debt" shall mean as of the date of determination thereof, all Indebtedness of the Parent and its Consolidated subsidiaries on a Consolidated basis outstanding at such time which matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date of calculation which is renewable or extendable at the option of the obligor to a date more than one year from such date and including in any event any outstanding Revolving

Credit Loans and outstanding revolving credit loans due under the Canadian Credit Agreement.

     "Total Funded Debt Ratio" shall mean for the Parent and its Consolidated subsidiaries on a Consolidated basis at the end of any Fiscal Year the ratio of
(i) Total Funded Debt as at the last day of the Fiscal Year then ended to (ii) EBITDA (which in the case of the 1997 Fiscal Year shall be computed for the period from the Closing Date through December 31, 1997 with the adjustments described on Schedule 1 annexed hereto) minus Capital Expenditures of the Parent and its Consolidated subsidiaries on a Consolidated basis for the Fiscal Year then ended (which in the case of the 1997 Fiscal Year shall be computed for the period from the Closing Date through December 31, 1997).

     "Total Revolving Credit Commitment" shall mean the sum of the Lenders' Revolving Credit Commitments.

     "Total Term Loan Commitment" shall mean the sum of the Lenders' Term Loan Commitments.

     "Trademark Canada" shall mean SLM Trademark Acquisition Canada Corporation, a Canadian corporation.

     "Trademark U.S." shall mean SLM Trademark Acquisition Corp., a Delaware corporation.

     "Transactions" shall have the meaning assigned to such term in Section
4.02 hereof.

     "Transferee" shall have the meaning assigned to such term in Section 2.16 hereof.

     "Vermont Litigation Recovery" shall mean any recovery derived from the civil action entitled Maska U.S., Inc. vs. Kansa General Insurance Company, et al., Case Number 1:93-CV-309, pending in the United States District Court for the District of Vermont.

     SECTION 1.02. Accounting Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States ("GAAP"); provided, however, that for purposes of determining compliance with the covenants contained in Article VII or determining the Interest Margin, all accounting or financial terms herein shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with that used in the audited financial statements referred to in Section 4.07.

II. THE LOANS

     SECTION 2.01. Term Loan Commitments and Revolving Credit Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make a Term Loan to the Borrowers on the Closing Date, in a principal amount not to exceed the amount of such Lender's Term Loan Commitment.

     (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Revolving Credit Loans to the Borrowers, at any time and from time to time from the date hereof to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment. Notwithstanding the foregoing, the aggregate principal amount of Revolving Credit Loans outstanding at any time to the Borrowers shall not exceed (1) the lesser of (a) the Total Revolving Credit Commitment (as such amount may be reduced pursuant to this Agreement including, without limitation, Section 2.07 hereof) and (b) an amount equal to the sum of (i) eighty percent (80%) of the Net Amount of Eligible Receivables, plus (ii) the lesser of (A) $10,000,000 and (B) fifty percent (50%) of the Net Amount of Eligible Inventory plus (iii) 50% of the aggregate undrawn amount of all outstanding Domestic Letters of Credit for the purchase of inventory consigned to the Agent (such sum referred to herein as the "Borrowing Base") plus (iv) the Seasonal Amount, if any, minus (2) the Domestic Letter of Credit Usage at such time (not to exceed the limitations set forth in Section 2.17(a) hereof at any time). The Borrowing Base will be computed weekly (or more frequently if requested by the Agent) and a compliance certificate from a Responsible Officer of the Borrowers presenting its computation will be delivered to the Agent in accordance with Section 6.05 hereof.

     Subject to the foregoing and within the foregoing limits, the Borrowers may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Revolving Credit Loans, on and after the date hereof and prior to the Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Revolving Credit Loan shall be made hereunder if the amount thereof exceeds the Availability outstanding at such time.

     SECTION 2.02. Loans. (a) The Revolving Credit Loans made by the Lenders on any date shall be in integral multiples of $100,000 (except that the foregoing limitation shall not be applicable to the extent that the proceeds of such

Loans are requested to be disbursed to the Borrowers' controlled disbursement account); provided, however, that the Eurodollar Loans made on any date shall be in a minimum aggregate principal amount equal to the product of $500,000 times the number of Lenders on such date.

     (b) Loans shall be made ratably by the Lenders in accordance with their respective Term Loan Commitments or Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The Term Loan shall be made by the Lenders on the Closing Date against delivery of Term Notes, payable to the order of the Lenders, as referred to in Section 2.04. The initial Revolving Credit Loans shall be made by the Lenders against delivery of Revolving Credit Notes, payable to the order of the Lenders, as referred to in Section 2.04 hereof.

     (c) Each Loan shall be either an Alternate Base Loan or a Eurodollar Loan as the Borrowers may request pursuant to Section 2.03 hereof. Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such Loan; provided, however, that the exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the applicable Note. Loans of more than one type may be outstanding at the same time, provided, however, not more than five (5) Eurodollar Loans may be outstanding at any one time.

     (d) Subject to the provisions of paragraph (e) below, each Lender shall make its Term Loan and Revolving Credit Loans on the proposed dates thereof by paying the amount required to the Agent in New York, New York in immediately available funds not later than 12:00 noon, New York City time, and the Agent shall as soon as practicable, but in no event later than 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrowers with the Agent in immediately available funds or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

     (e) The Borrowers shall have the right at any time upon prior irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) to the Agent given in the manner and at the times specified in
Section 2.03 with respect to the Loans into which conversion or continuation is to be made, to convert all or any portion of Eurodollar Loans into Alternate Base Loans, to convert all or any portion of Alternate Base Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period with respect to all or any portion of any Eurodollar Loans to another permissible Interest Period, and to continue all or any portion of any Eurodollar Loans into a subsequent Interest Period, subject to the terms and conditions of this Agreement (including the last sentence of Section 2.02(c) hereof) and to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the conversion or continuation, and in the case of a conversion or continuation of fewer than all the Loans, the aggregate principal amount of Loans converted to Alternate Base Loans shall not be less than $100,000 or in the case of the continuation of or conversion to Eurodollar Loans $500,000 times the number of Lenders on such date and shall be an integral multiple of $100,000;

          (ii) accrued interest on a Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion;

          (iii) if any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrowers shall make such payments associated therewith as are required pursuant to Section 2.12;

          (iv) any portion of a Eurodollar Loan maturing or required to be repaid in less than one month may not be continued as a Eurodollar Loan and any portion of a Eurodollar Loan that cannot be continued as a Eurodollar Loan by reason of the foregoing shall be automatically converted at the end of the Interest Period in effect into an Alternate Base Loan;

          (v) no Interest Period may be selected for any Term Eurodollar Loan that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Term Eurodollar Loans with Interest Periods ending on or prior to such Repayment Date and (B) the Term Alternate Base Loans would not be at least equal to the principal amount of Term Loans to be paid on such Repayment Date; and

          (vi) at the time of any conversion to, or continuation of, any Eurodollar Loan, no Default or Event of Default shall have occurred and be continuing.

     The Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by the Borrowers in the irrevocable notice of conversion or continuation delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, the Borrowers shall be deemed to have selected an Interest Period of one month's duration; and, provided further, that no such Interest Period may be for more than one month for the period commencing on the Closing Date and ending on the earlier to occur of (x) the 120th day following the Closing Date and (y) the completion to the satisfaction of The Chase Manhattan Bank of the syndication of its portion of the Total Commitment and the Loans and other Credits thereunder. If the Borrowers shall not have given timely notice to continue any Eurodollar Loan into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan (unless repaid or required to be repaid pursuant to the terms hereof) shall automatically be converted into an Alternate Base Loan. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the continuation or conversion hereunder.

     SECTION 2.03. Notice of Loans. The Borrowers shall, through a Responsible Officer of any of the Borrowers, give the Agent irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) of each borrowing (including, without limitation, a conversion or continuation as permitted by Section 2.02(e) hereof) not later than 11:00 A.M., New York City time, (i) three (3) Business Days before a proposed Eurodollar Loan borrowing or conversion or continuation and (ii) one Business Day before an Alternate Base Loan borrowing or conversion (except that no such confirmation or notice as required by (ii) above will be required, unless requested by the Agent, to the extent that the proceeds of such borrowing are requested to be disbursed to Borrowers' controlled disbursement account maintained with the Agent). Such notice shall specify (w) whether the Loans then being requested are to be Alternate Base Loans or Eurodollar Loans, (x) the date of such borrowing (which shall be a Business Day) and amount thereof and (y) if such Loans are to be Eurodollar Loans, the Interest Period with respect thereto. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Alternate Base Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of one month's duration shall be deemed to have been selected; provided, however, that no such Interest Period may be for more than one month for the period commencing on the Closing Date and ending on the earlier to occur of (x) the 120th day following the Closing Date and (y) the completion to the satisfaction of The Chase Manhattan Bank of the syndication of its portion of the Total Commitment and the Loans and other Credits thereunder. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested borrowing.

     SECTION 2.04. Notes; Repayment of Loans. (a) The Term Loan made by a Lender shall be evidenced by a single Term Note, duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form of Exhibit A annexed hereto, delivered and payable to such Lender in a principal amount equal to its Term Loan Commitment on such date or if less, the outstanding amount of such Lender's Term Loan. All Revolving Credit Loans made by a Lender to the Borrowers shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form of Exhibit B annexed hereto, delivered and payable to such Lender in a principal amount equal to its Revolving Credit Commitment. The outstanding balance of each Revolving Credit Loan, as evidenced by any such Revolving Credit Note, shall mature and be due and payable on the Revolving Credit Termination Date.

     (b) Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

     (c) The aggregate principal amount of the Term Loan as evidenced by the Term Notes, shall be payable in 10 consecutive quarterly installments (the date of each such installment, a "Repayment Date") in the amounts set forth below, and such payments shall be distributed ratably among the Lenders in accordance with their respective Term Loan Commitments:

            Date                          Payment
            ----                          -------

      September 30, 1997                  $150,000
      December 31, 1997                   $350,000
      Each of March 31, June 30,
      September 30 and
      December 31, 1998 and 1999          $250,000

     To the extent not previously paid, the Term Loan shall be due and payable on the Final Maturity Date. Each Term Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05. All principal payments in respect of the Term Loan shall be accompanied by accrued but unpaid interest on the principal amount being repaid to the date of payment. No scheduled payment of principal in respect of the Term Loan shall be made to the extent that a lesser principal payment would result in the payment in full of the outstanding amount of the Term Loans, and such lesser amount is paid.

     (d) Each Lender, or the Agent on its behalf, shall, and is hereby authorized by the Borrowers to, endorse on the schedule attached to the Term Note or Revolving Credit Note, as applicable, of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to the Borrowers from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any person to make such a notation on a Note shall not affect any obligations of the Borrowers under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

     (e) Each of the Borrowers shall be jointly and severally liable with the other Borrower(s) for the Obligations, and each of the Obligations shall be secured by all of the Collateral. Each of the Borrowers acknowledges that it is a co-borrower hereunder and is jointly and severally liable under this Agreement and the other Loan Documents. All Credits extended to any of the Borrowers or requested by any of the Borrowers shall be deemed to be Credits extended for each of the Borrowers, and each of the Borrowers hereby authorizes each other of the Borrowers to effectuate Credits on its behalf. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the Agent and the Lenders shall be entitled to rely upon any request, notice or other communication received by them from any of the Borrowers on behalf of all Borrowers, and shall be entitled to treat their giving of any notice hereunder to any of the Borrowers as notice to each and all Borrowers.

     Each of the Borrowers agrees that the joint and several liability of such Borrower provided for in this subsection (e) shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrower(s) may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), with regard to the Obligations, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatsoever with the other Borrower(s) or with any other person, each of the Borrowers hereby waiving all notice of such delay, extension of time, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each of the Borrowers is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each of the Borrowers hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any of the other Borrowers or any other person or any Collateral.

     Each of the Borrowers hereby irrevocably subordinates and makes junior to the Obligations each of the other Borrower's "claims" ( as defined in Section 101(5) of the Bankruptcy Code) to which such other of the Borrowers are or would be entitled by virtue of the provisions of the first paragraph of this subsection (e) or the performance of such Borrower's obligations thereunder including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right, or indemnity, or any right of recourse to security for any of the Obligations unless and until all of the Obligations to the Agent and the Lenders have been indefeasibly paid in full.

     SECTION 2.05. Interest on Loans. (a) Subject to the provisions of Section 2.05(c) and Section 2.08 hereof, each Alternate Base Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the applicable Interest Margin for Alternate Base Loans.

     (b) Subject to the provisions of Section 2.05(c) and Section 2.08 hereof, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus the applicable Interest Margin for Eurodollar Loans.

     (c) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date, the Revolving Credit Termination Date and on the Final Maturity Date. Interest on each Alternate Base Loan and Eurodollar Loan shall be computed based on the number of days elapsed in a year of 360 days. The Agent shall determine each interest rate applicable to the Loans and shall promptly advise the Borrowers and the Lenders of the interest rate so determined.

     SECTION 2.06. Fees. The Borrowers shall pay each Lender, through the Agent,
(i) on the first Business Day of each January, April, July and October commencing July 1, 1997, (ii) on the date of any reduction of the Total Revolving Credit Commitment pursuant to this Agreement including, without limitation, Section 2.07 hereof and (iii) on the Revolving Credit Termination Date, in immediately available funds, a commitment fee (the "Revolving Credit Commitment Fee") of three eighths of one percent (3/8 of 1%) per annum on the average daily unused amount of the Revolving Credit Commitment of such Lender, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Termination Date) ending immediately prior to such date. The Revolving Credit Commitment Fee due to each Lender under this
Section 2.06 shall commence to accrue on the date hereof and cease to accrue on the earlier of (i) the Revolving Credit Termination Date and (ii) the termination of the Revolving Credit Commitment of such Lender pursuant to this Agreement including, without limitation, pursuant to Section 2.07 hereof. The Revolving Credit Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

     SECTION 2.07. Termination and Reduction of Revolving Credit Commitments and Term Loan Commitments. (a) Upon at least three (3) Business Days' prior irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Credit Commitment, ratably among the Lenders in accordance with the amounts of their Revolving Credit Commitments; provided, however, that the Total Revolving Credit Commitment shall not be reduced at any time to an amount less than the Revolving Credit Loans outstanding under the Revolving Credit Commitments and the Domestic Letter of Credit Usage at such time. Each partial reduction of the Total Revolving Credit Commitment shall be in a minimum of $100,000 or an integral multiple of $100,000.

     (b) Simultaneously with any termination or reduction of the Total Revolving Credit Commitment pursuant to this Section 2.07, the Borrowers shall pay to each Lender, through the Agent, the Revolving Credit Commitment Fee accrued and unpaid through and excluding the date of such termination or reduction on the amount of the Revolving Credit Commitment of such Lender so terminated or reduced.

     (c) Unless waived by the Required Lenders, the Total Revolving Credit Commitment shall be permanently reduced on each date that a prepayment of principal of the Revolving Credit Loans is required pursuant to Section 2.09(d) hereof by the amount of each such required prepayment. In any event, the Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the Revolving Credit Termination Date, and all Revolving Credit Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon.

     (d) The Total Term Loan Commitment shall be permanently reduced by the amount of any repayment or prepayment of the outstanding principal amount of the Term Loans on the date of any such repayment or prepayment. In any event, all amounts due and owing under the Total Term Loan Commitment shall be due and payable on the Final Maturity Date.

     SECTION 2.08. Interest on Overdue Amounts; Alternate Rate of Interest. (a) If the Borrowers shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on all Obligations outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) at a rate per annum equal to two percent (2%) in excess of the rates otherwise applicable to the Obligations outstanding pursuant to Section 2.05 in the case of Loans or
Section 2.20 in the case of the letter of credit fees with respect to Letters of Credit.

     (b) In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Agent shall have determined that dollar deposits in the amount of each Eurodollar Loan are not generally available in the London interbank market, or that the rate at which dollar deposits are being offered will not reflect adequately and fairly the cost to the Required Lenders of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall as soon as practicable thereafter give written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) of such determination to the Borrowers and the Lenders, and any request by the Borrowers for the making of a Eurodollar Loan pursuant to Section 2.03 hereof or conversion or continuation of any Loan into a Eurodollar Loan pursuant to Section 2.02 hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Loan. Each determination by the Agent made hereunder shall be conclusive absent manifest error.

     SECTION 2.09. Prepayment of Loans. (a) Subject to the terms and conditions contained in this Section 2.09 and elsewhere in this Agreement, the Borrowers shall have the right to prepay any Loan at any time in whole or from time to time in part without penalty (except as otherwise provided for herein); provided, however, that each such partial prepayment of a Loan shall be in an integral multiple of $100,000.

     (b) On the date of any termination or reduction of the Total Revolving Credit Commitment pursuant to Section 2.07 hereof or elsewhere in this Agreement, the Borrowers shall pay or prepay so much of the Revolving Credit Loans as shall be necessary in order that the Availability equals or exceeds zero following such termination or reduction. Any prepayments required by this paragraph (b) shall be applied to outstanding Revolving Credit Alternate Base Loans up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans; provided, however, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent (if not previously applied, such cash collateral shall be applied by the Agent on the last day of the applicable Interest Period to repay outstanding Eurodollar Loans as they become due).

     (c) The Borrowers shall make prepayments of the Revolving Credit Loans from time to time such that the Availability equals or exceeds zero at all times. Any prepayments required by this paragraph (c) shall be applied to outstanding Revolving Credit Alternate Base Loans up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans; provided, however, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent (if not previously applied, such cash collateral shall be applied by the Agent on the last day of the applicable Interest Period to repay outstanding Eurodollar Loans as they become due).

     (d) Within three days of the receipt of Net Cash Proceeds from (i) the sale or other disposition of any assets of any of the Loan Parties or their subsidiaries (excluding sales permitted by Section 7.05) or of the capital stock of any of the Loan Parties (subject to Section 7.05 hereof) except Net Cash Proceeds received in connection with the exercise of options for the purchase of the Parent's stock or from the resale to optionees of shares previously redeemed or repurchased as permitted pursuant to Section 7.04 either (x) for options to directors, officers and employees outstanding on the Closing Date (including, without limitation, those outstanding under present employment arrangements with Mr. Wasserman) or (y) thereafter granted so long as the aggregate of Net Cash Proceeds received does not exceed $200,000 in any Fiscal Year, (ii) the consummation of the issuance of any debt securities not permitted by Section 7.02 of any of the Loan Parties or (iii) the Vermont Litigation Recovery, the Borrowers unless otherwise consented to by the Required Lenders shall make a mandatory prepayment of the Loans in an amount equal to 100% (or 50% in the case of (iii) above) of the Net Cash Proceeds received, which proceeds shall be applied as set forth in paragraph (f) below. Nothing contained in this paragraph (d) shall be or be deemed to be a consent to the sale of any assets or stock or the issuance of any stock or debt securities.

     (e) (i) Except as provided in clause (ii) below, promptly and in any event not more than one Business Day following the receipt by the Agent or any of the Borrowers or any subsidiary of any of the Borrowers of any (x) net proceeds in excess of $250,000 (or, if there shall be continuing a Default or Event of Default, of the full amount of net proceeds) of any casualty insurance required to be maintained pursuant to Section 6.03 hereof on account of each separate loss, damage or injury (each, a "Casualty Event") to any asset of the Borrowers or any subsidiary of the Borrowers (including, without limitation, any Collateral), or (y) net proceeds in excess of $250,000 (or, if there shall be continuing a Default or Event of Default, of the full amount of net proceeds) of any business interruption insurance required to be maintained pursuant to
Section 6.03 hereof on account of any business interruption event (each, a "BI Event"), the applicable party receiving such proceeds shall notify the other of such receipt in writing, by fax or by telephone (promptly confirmed by written or facsimile notice), and not later than one Business Day following receipt by the Agent or such Borrowers or subsidiary of any such proceeds, there shall become due and payable a prepayment of the Loans in an amount equal to 100% of such proceeds. Prepayments from such net proceeds shall be applied as set forth in paragraph (f) below.

     (ii) In the case of the receipt of net proceeds described in clause (i) above with respect to a Casualty Event or BI Event, the Borrowers may elect, by written notice delivered to the Agent not later than the day on which a prepayment would otherwise be required under clause (i), (x) in the case of proceeds received with respect to a BI Event, to use such proceeds in the ordinary course of such Borrower's business and (y) in the case of proceeds received with respect to any Casualty Event, to apply all or a portion of such net proceeds for the purpose of replacing, repairing, restoring or rebuilding (referred to herein as a "Rebuilding") the relevant tangible property, and, in any such event, any required prepayment under clause (i) above shall be reduced dollar for dollar by the amount of such election under clause (x) or clause (y) of this sentence. An election under this clause (ii) shall not be effective unless: (x) at the time of such election there is no continuing Default or Event of Default; (y) the Borrowers shall have certified to the Agent that: (i) the net proceeds of the insurance adjustment with respect to a Casualty Event, together with other funds available to the Borrowers shall be sufficient to complete such Rebuilding in accordance in all material respects with all applicable laws, regulations and ordinances; and (ii) no Default or Event of

Default has arisen or will arise as a result of such BI Event, Casualty Event or Rebuilding; and (z) if the amount of net proceeds in question exceeds $3,000,000, the Borrowers shall provide to the Agent evidence satisfactory to the Agent that the replacement tangible property will have a value to the operation of the Borrowers' or their subsidiaries' business comparable to the replaced tangible property.

     (iii) In the event of an election under clause (ii) above, pending application of the net proceeds to business operations with respect to a BI Event or to Rebuilding with respect to a Casualty Event, the Borrowers shall not later than the time at which prepayment would have been, in the absence of such election, required under clause (i) above, apply such net proceeds to the prepayment of the outstanding principal balance, if any, of the Revolving Credit Loans (not in permanent reduction of the Revolving Credit Commitment), and deposit (the "Special Deposit") with the Agent, the balance, if any, of such net proceeds remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Agent. The Special Deposit, together with all earnings on such Special Deposit, shall be available to the Borrowers solely for the applicable Rebuilding or ordinary course business operations, as the case may be; provided, however, that at such time as a Default or Event of Default shall occur, the balance of the Special Deposit and earnings thereon may be applied by the Agent to repay the Obligations in such order as the Agent shall elect. The Agent shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder and, in the case of Rebuilding, that the withdrawal is equivalent to the value of the improvements being rebuilt.

     (f) When making a prepayment, pursuant to paragraph (a) above, the Borrowers shall furnish to the Agent, not later than 11:00 a.m. (New York City time) (i) three (3) Business Days prior to the date of such prepayment of Alternate Base Loans and (ii) five (5) Business Days prior to the date of such prepayment of Eurodollar Loans, written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Prepayments made pursuant to paragraph (d) or (e)(i) above shall be applied as follows: (A) first, to outstanding Term Alternate Base Loans in the inverse order of their maturity up to the full amount thereof and then to outstanding Term Eurodollar Loans in the inverse order of their maturity up to the full amount thereof and
(B) second, pro rata based on the Total Revolving Credit Commitment and the "Revolving Credit Commitment" under the Canadian Credit Agreement then outstanding (i) to outstanding loans under the Canadian Credit Agreement and
(ii) to outstanding Revolving Credit Alternate Base Loans up to the full amount thereof and then to Revolving Credit Eurodollar Loans up to the full amount thereof; provided, however, that if at the time of the making of any prepayment in accordance with clause (B)(ii), there are undrawn Letters of Credit outstanding, and there has occurred and is continuing an Event of Default, then in the discretion of the Agent, all or a portion of any such prepayment (not to exceed an amount equal to the aggregate undrawn amount of all such outstanding Letters of Credit) shall be deposited by the Borrowers in a cash collateral account to be held by the Agent for its own benefit and for the benefit of the Lenders for application by the Agent to the payment of any drawing made under any such Letters of Credit; and, provided, however, that the Borrowers shall not be required to make any prepayment of any Term or Revolving Credit Eurodollar Loan required pursuant to this Section 2.09(f) until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers into a cash collateral account with the Agent to be held in such account pursuant to terms satisfactory to the Agent (if not previously applied, such cash collateral shall be applied by the Agent on the last day of the applicable Interest Periods to repay outstanding Eurodollar Loans as they become due).

     (g) All prepayments under this Section 2.09 shall be subject to Section
2.12 hereof.

     (h) Except as otherwise expressly provided in this Section 2.09, payments with respect to any paragraph of this Section 2.09 are in addition to payments made or required to be made under any other paragraph of this Section 2.09.

     (i) All prepayments of the Term Loan under this Section 2.09 shall be applied in the inverse order of the Repayment Dates. The amount of the Term Loan prepaid may not be reborrowed.

     SECTION 2.10. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement (or in the case of any assignee of any Lender, the date of assignment) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), shall: (i) subject the Agent or any Lender (which shall for the purpose of this Section 2.10 include any lending office of any Lender) to any charge, fee, deduction or withholding of any kind or to any tax with respect to any amount paid or to be paid to either the Agent or any Lender with respect to any Eurodollar Loans made by such Lender to the Borrowers or with respect to the obligations of any Lender under Sections 2.17 through 2.20 hereof or under any Letter of Credit (other than (x) taxes imposed on the overall net income of the Agent or such Lender, (y) franchise or capital taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof and (z) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Agent, such Lender or such Applicable

Lending Office other than a connection arising solely from this Agreement); (ii) change the basis of taxation of payments to any Lender or the Agent of the principal of or interest on any Eurodollar Loan or any other fees or amounts payable with respect to any Letter of Credit or otherwise hereunder (other than (x) taxes imposed on the overall net income of such Lender or the Agent, (y) franchise or capital taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof and (z) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Agent, such Lender or such Applicable Lending Office other than a connection arising solely from this Agreement); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, or Letters of Credit issued and maintained by such Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or in the Alternate Base Rate); or (iv) impose on any Lender or, with respect to Eurodollar Loans, the London interbank market, any other condition affecting this Agreement, Letters of Credit issued and maintained by or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to any such Lender of making or maintaining any Eurodollar Loan or Letter of Credit, or to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by such Lender, then the Borrowers shall pay to such Lender or the Agent, as the case may be, upon such Lender's or the Agent's demand, such additional amount or amounts as will compensate such Lender or the Agent for such additional costs or reduction. The Agent and each Lender agree to give notice to the Borrowers of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.10(a) shall be deemed to (x) permit the Agent or any Lender to recover any amount thereunder which would not be recoverable under Section 2.16 hereof or
(y) require the Borrowers to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrowers pursuant to
Section 2.16 hereof.

     (b) If at any time and from time to time any Lender shall determine that the adoption after the date of this Agreement of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change after the date of this Agreement in any applicable law, rule, regulation or guideline regarding capital adequacy, including, without limitation, the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or any change after the date of this Agreement in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy issued or adopted after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender agrees to give notice to the Borrowers of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

     (c) A statement of any Lender or the Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender (or the Agent) as specified in paragraphs (a) and (b) above shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender or the Agent the amount shown as due on any such statement within ten (10) days after its receipt of the same.

     (d) Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to any Interest Period or any Letter of Credit or reduction in the rate of return earned on such Lender's capital, shall not constitute a waiver of such Lender's or the Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period or with respect to any Letter of Credit. The protection under this Section 2.10 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation.

     (e) Any Lender claiming any additional amounts payable pursuant to this
Section 2.10 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 2.11. Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if after the date hereof, any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations to make Eurodollar Loans as contemplated hereby, then, by written notice to Borrowers and to the Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder (or be continued for additional Interest Periods and Alternate Base Loans will not thereafter be converted into Eurodollar Loans), whereupon the Borrowers shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn and any such request shall be deemed a request for an Alternate Base Loan; and

          (ii) require that all outstanding Eurodollar Loans, made by such Lender be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) if the Lender shall exercise its rights under (i) or (ii) all payments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Alternate Base Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of Section 2.11(a) hereof, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrowers.

     SECTION 2.12. Indemnity. The Borrowers shall indemnify the Agent and each Lender against any loss or reasonable expense which the Agent or such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law): (a) any failure of the Borrowers to fulfill on the date of any Credit Event the applicable conditions set forth in Article V hereof applicable to it; (b) any failure of the Borrowers to borrow hereunder after irrevocable notice of borrowing pursuant to Section 2.03 hereof has been given; (c) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period; or (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, or with respect to any Letter of Credit, in each case as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise). Such loss or reasonable expense shall include, without limitation, an amount as reasonably determined by such Lender equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal or other amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to, in the case of a Loan, the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. Any such Lender shall provide to the Borrowers a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same. The indemnities contained herein shall survive the expiration or termination of this Agreement and of the Letters of Credit.

     SECTION 2.13. Pro Rata Treatment; Assumption by and Delegation of Authority to the Agent. (a) Except as permitted under Sections 2.10, 2.11, 2.12, 2.15(c) and 2.16 hereof, or as described in subsection (d) below, each borrowing, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee or other amount payable hereunder and each reduction of the Total Revolving Credit Commitment and Total Term Loan Commitment shall be made pro rata among the Lenders in the proportions that their Revolving Credit Commitments bear to the Total Revolving Credit Commitment or that their Term Loan Commitments bears to the Total Term Loan Commitment, as the case may be.

     (b) Notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans or occurrence of other Credit Events hereunder subsequent to the Credit Events on the Closing Date, unless the Agent shall have been notified in writing by any Lender in accordance with the provisions of paragraph (c) below prior to the date of a proposed Credit Event that such Lender will not make the amount that would constitute its pro rata share of the applicable Credits on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is made available to the Agent on a date after such Credit Event date, such Lender shall pay to the Agent on demand an amount equal to the product of
(i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Lender's pro rata share of such Credits, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Credit Event date to the date on which such Lender's pro rata share of such Credits shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's pro rata share of such Credits is not in fact made available to the Agent by such Lender within three Business Days of such Credit Event date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans hereunder, on demand, from the Borrowers.

     (c) Unless and until the Agent shall have received notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to extend Credits hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Agent such Lenders' ratable share of Credits extended after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in Section 2.13(b) above. After receipt of the notice described in the preceding sentence, which shall become effective on the third Business Day after receipt of such notice by the Agent (unless otherwise agreed by the Agent), the Agent shall be entitled to make the assumptions described in Section 2.13(b) above as to any Credits as to which it has not received a written notice to the contrary prior to 11:00 a.m. (New York time) on the Business Day next preceding the day on which such Credits are to be extended. The Agent shall not be required to extend a Lender's ratable portion of any Credit if it shall have received notice from such Lender of such Lender's intention not to make its ratable portion of such Credits available to the Agent. Any withdrawal of authorization as described under this Section 2.13(c) shall not affect the validity of any Credits extended prior to the effectiveness thereof.

     (d) In the event that any Lender fails to fund its ratable portion (based on its Revolving Credit Commitment) of any Revolving Credit Loan which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such borrowing being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure or the termination of the Total Revolving Credit Commitment, in the Agent's sole discretion, the proceeds of all amounts thereafter repaid to Agent for the benefit of the Lenders by Borrowers and otherwise required to be applied to such Lender's share of any other Obligation pursuant to the terms of this Agreement, may be advanced to Borrowers by Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligation. Notwithstanding anything in this Agreement to the contrary:

          (i) the foregoing provisions to this subsection (d) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.02;

          (ii) any such Lender shall be deemed to have cured its failure to fund at such time as an amount equal to such Lender's ratable portion (based on its applicable Revolving Credit Commitment) of the requested principal portion of such Revolving Credit Loan is fully funded to Borrowers whether made by such Lender itself or by operation of the terms of this subsection (d) and whether or not the Non Pro Rata Loan with respect thereto has been converted or continued;

          (iii) amounts advanced to the Borrowers to cure, in full or in part, any such Lender's failure to fund its Revolving Credit Loans ("Cure Loans") shall bear interest at the rate applicable to Alternate Base Loans under
     Section 2.05 in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Alternate Base Loans;

          (iv) Regardless of whether or not an Event of Default has occurred and is continuing, and notwithstanding the instructions of Borrowers as to their desired application, all repayments of principal which would be applied to the outstanding Revolving Credit Alternate Base Loans shall be applied first, ratably to Revolving Credit Alternate Base Loans constituting Non Pro Rata Loans, second, ratably to Revolving Credit Alternate Base Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Revolving Credit Alternate Base Loans constituting Cure Loans;

          (v) for so long as, and until the earlier of any such Lender's cure of the failure to fund its ratable portion (based on its applicable Revolving Credit Commitment) of any Revolving Credit Loan and the termination of the Total Revolving Credit Commitment, the term "Required Lenders" for all purposes of this Agreement shall exclude all Lenders whose failure to fund their ratable portion (based on their respective applicable Revolving Credit Commitments) of any Revolving Credit Loan have not been cured; and

          (vi) for so long as, and until any such Lender's failure to fund its ratable portion (based on its applicable Revolving Credit Commitment) of any Revolving Credit Loan is cured in accordance with this subsection (d), such Lender shall not be entitled to any Revolving Credit Commitment Fee with respect to its Revolving Credit Commitment.

     SECTION 2.14. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Loan Party, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note or exposure under the Letter of Credit Usage held by it as a result of which the unpaid principal portion of the Notes or exposure under the Letter of Credit Usage held by it shall be proportionately less than the unpaid principal portion of the Notes or exposure under the Letter of Credit Usage held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes or exposure under the Letter of Credit Usage held by such other Lender, so that the aggregate unpaid principal amount of the Notes and exposure under the Letter of Credit Usage and participations in Notes and exposure under the Letter of Credit Usage held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes and exposure under the Letter of Credit Usage then outstanding as the principal amount of the Notes and exposure under the Letter of Credit Usage held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and exposure under the Letter of Credit Usage outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrowers and Guarantors expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Note or exposure under the Letter of Credit Usage deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender held a Note or exposure under the Letter of Credit Usage in the amount of such participation.

     SECTION 2.15. Payments and Computations. (a) The Borrowers shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States (in freely transferable dollars) to the Agent at its offices at 633 Third Avenue, New York, New York 10017-6764 for the account of the Lenders, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. The Agent may charge, when due and payable, any of the Borrowers' accounts (including, without limitation, the Borrowers' Revolving Credit Loan Account) with the Agent for all interest, principal and Revolving Credit Commitment Fees or other fees owing to the Agent or the Lenders on or with respect to this Agreement and/or the Loans and other Loan Documents. If at any time there is not sufficient availability to cover any of the payments referred to in the prior sentence, and in any event upon the occurrence of any Default, the Borrowers shall make any such payments upon demand.

     (b) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without setoff, counterclaim or deduction of any kind. If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrowers or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other person, without setoff, counterclaim or deduction of any kind.

     (c) The outstanding principal balance of Revolving Credit Loans may fluctuate from day to day, through Agent's disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Agent and each Lender, Revolving Credit Loans and payments may be settled according to the following procedures. On the third Business Day of each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of each such Lender's actual dollar investment and its ratable portion (based on its applicable Revolving Credit Commitment) of the outstanding principal balance of Revolving Credit Loans as of the close of business on the third Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual dollar investment in the outstanding principal balance of Revolving Credit Loans to such Lender's ratable portion (based on its applicable Revolving Credit Commitment) of the outstanding principal balance of Revolving Credit Loans as of any Settlement Date (based on the outstanding balances as of the close of business on the third Business Day immediately preceding such Settlement Date), the party from which such payment is due will pay the other, in immediately available funds, by wire transfer to the other's account not later than 2:00 p.m. (New York time) on the Settlement Date. Notwithstanding the foregoing, if Agent so elects, Agent may require that each Lender make its ratable portion (based on its applicable Revolving Credit Commitment) of any requested Revolving Credit Loan available to Agent for disbursement on the date of funding applicable to such Revolving Credit Loan in accordance with Sections 2.02(d) and 2.03 hereof. Notwithstanding these procedures, each Lender's obligation to fund its portion of each Revolving Credit Loan made by Agent to Borrower will commence on the date such advance is made by Agent.

     SECTION 2.16. Taxes. (a) Any and all payments by the Borrowers for the account of the Agent or any Lender hereunder shall be made, in accordance with
Section 2.15 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding:

          (i) in the case of the Agent and each Lender (or any transferee or assignee thereof (any such entity, a "Transferee")), (A) taxes imposed or based on its net income, and franchise or capital taxes imposed on it (including withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), or (B) taxes payable under laws (including, without limitation, any treaty, ruling, determination or regulation) in effect on the date hereof (or in effect on the date (i) a Transferee becomes a party to this Agreement or (ii) a new Applicable Lending Office is designated), but not any increase in withholding tax resulting from any subsequent change in such laws,

          (ii) taxes (including withholding taxes) imposed by reason of the failure of the Agent or any Lender or any Transferee, in each case that is organized outside the United States, to comply with Section 2.16(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder), and

          (iii) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Agent, such Lender or such Applicable Lending Office, other than a connection arising solely from this Agreement and the other Loan Documents

(the taxes referred to in the foregoing clauses (i), (ii) and (iii) individually or collectively being called "Excluded Taxes" and all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.16) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrowers shall make such deductions and (z) the Borrowers shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

     (b) In addition, the Borrowers agree to pay to the relevant government authority in accordance with applicable United States law any present or future stamp or documentary or similar taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

     (c) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes paid directly by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses other than those resulting solely from a failure by the Lender or the Agent to pay any Taxes or Other Taxes which it is required to pay and for which it received an indemnity payment) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If any Lender shall become aware that it is entitled to receive a refund in respect of any Taxes or Other Taxes, it shall promptly notify the Borrowers thereof and shall promptly apply for such refund. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from the Borrowers hereunder, such Lender shall promptly notify the Borrowers of such refund and such Lender shall promptly repay such refund to the Borrowers, provided that the Borrowers, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Lender, the Borrowers will furnish to the Agent, at its address referred to in Section 11.01 hereof, such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

     (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of principal and interest hereunder.

     (f) Each Lender or Transferee that is organized outside of the United States (a "Non-U.S. Lender") shall deliver to the Borrowers or any Guarantor, as the case may be, (with copies to the Agent) on the date hereof (or, in the case of a Transferee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 or any subsequent version thereof, indicating in each case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. The Agent (if the Agent is an entity organized outside the United States) and each Non-U.S. Lender shall promptly notify the Borrowers and the Agent of any change in its Applicable Lending Office and such Non-U.S. Lender shall on or before the date such Non-U.S. Lender changes its Applicable Lending Office, deliver to the Borrowers or such Guarantor, as the case may be (with copies to the Agent) such forms described in the preceding sentence revised as necessary to reflect the change in such Non-U.S. Lender's Applicable Lending Office. The Borrowers shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this
Section 2.16(f). If the Agent or a Lender fails to provide a certificate, document or other evidence required pursuant to this Sec tion 2.16(f), then (i) the Borrowers shall be entitled to deduct or withhold on payments to the Agent or such Lender as a result of such failure, as required by law, and
(ii) the Borrowers shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 2.16(a) to the extent such withholding is required by reason of the failure of the Agent or such Lender to provide the necessary certificate, document or other evidence.

     (g) Each Lender and the Agent shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this Section
2.16 (including, without limitation, changing its Applicable Lending Office, transferring Loans to an Affiliate and seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted); provided, however, that such efforts shall not include the taking of any actions by such Lender or the Agent that would result in any tax, cost or other expense to such Lender or the Agent (other than a tax, cost or other expense for which such Lender or the Agent shall have been reimbursed or indemnified by the Borrowers pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Lender or the Agent have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Lender or the Agent.

     SECTION 2.17. Issuance of Letters of Credit. (a) Upon the request of the Borrowers, and subject to the conditions set forth in Article V hereof and such other conditions to the opening of letters of credit as the Agent requires of its customers generally, the Agent shall from time to time open documentary or standby letters of credit for the account of the Borrowers (each, a "Domestic Letter of Credit" and collectively, the "Domestic Letters of Credit") the aggregate undrawn amount of all outstanding Domestic Letters of Credit not at any time to exceed $15,000,000 (or a sublimit of $2,000,000 in the case of Domestic Letters of Credit which are standbys) less the then outstanding face amount of letters of credit for the account of the Canadian Borrower for which The Chase Manhattan Bank of Canada is or could be liable under the Lender's Letters of Guarantee (as that term is defined in the Canadian Credit Agreement); provided, however, that the Borrowers may not request the Agent to open a Domestic Letter of Credit if after giving effect thereto (measured by the face amount of such Domestic Letter of Credit) Availability would be less than zero. The issuance of each Domestic Letter of Credit shall be made on at least three Business Days' prior written notice from the Borrowers to the Agent, at its Domestic Lending Office, which written notice shall be an application for a Domestic Letter of Credit on the Agent's customary form completed to the satisfaction of the Agent, together with the proposed form of the Domestic Letter of Credit (which shall be satisfactory to the Agent) and such other certificates, documents and other papers and information as the Agent may reasonably request. The Agent shall not at any time be obligated to issue any Domestic Letter of Credit if such issuance would conflict with, or cause the Agent or any Lender to exceed any limits imposed by, any applicable requirements of law. The expiration date of any documentary Domestic Letter of Credit shall not be later than 120 days from the date of issuance thereof and any standby Domestic Letter of Credit shall not be later than one year from the date of issuance thereof (or succeeding anniversaries if renewable for additional terms), and, in any event, no Domestic Letter of Credit shall have an expiration date later than thirty days prior to the Revolving Credit Termination Date. The Domestic Letters of Credit shall be issued with respect of transactions occurring in the ordinary course of business of the Borrowers or any of their subsidiaries.

     (b) On the Closing Date, and subject to the conditions set forth in Article V hereof, the Agent shall open a standby letter of credit (the "Canadian Letter of Credit" which together with the Domestic Letters of Credit are herein referred to as the "Letters of Credit") for the account of the Borrowers and the Canadian Borrower in the face amount of $35,000,000 in favor of The Chase Manhattan Bank of Canada and which may be drawn on by the beneficiary for an amount not to exceed the lesser of (x) $35,000,000 and (y) the outstanding obligations of the Canadian Borrower under the Canadian Credit Agreement at the time of drawing. The Canadian Letter of Credit shall expire no later than the final maturity date under the Canadian Credit Agreement and be in the form of
Exhibit I annexed hereto.

     SECTION 2.18. Payment of Letters of Credit; Reimbursement. Upon the issuance of any Domestic Letter of Credit, the Agent shall notify each Lender of the principal amount, the number, and the expiration date thereof and the amount of such Lender's participation therein. By the issuance of a Domestic Letter of Credit hereunder and without further action on the part of the Agent or the Lenders, each Lender hereby accepts from the Agent a participation (which participation shall be nonrecourse to the Agent) in such Domestic Letter of Credit equal to such Lender's pro rata (based on its Revolving Credit Commitment) share of such Domestic Letter of Credit, effective upon the issuance of such Domestic Letter of Credit. Upon the issuance of the Canadian Letter of Credit hereunder and without further action on the part of the Agent or the Lenders, each Lender hereby accepts from the Agent a participation (which participation shall be nonrecourse to the Agent) in the Canadian Letter of Credit equal to such Lender's share (based on its maximum Canadian Letter of Credit exposure as set forth on Schedule 2.18 annexed hereto) of the Canadian Letter of Credit. At such time as the Agent shall advise each Lender of its outstanding balance of Revolving Credit Loans pursuant to Section 2.15(c) hereof, the Agent will also advise such Lender of its present letter of credit exposure under the Canadian Letter of Credit and the Domestic Letters of Credit. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of, such Lender's share of the amount of any drawing under a Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by the Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of

Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall review, on behalf of the Lenders, each draft and any accompanying documents presented under a Letter of Credit and shall notify each Lender of any such presentment. Promptly after it shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of the Letter of Credit, the Agent shall give telephonic (promptly confirmed in writing) or facsimile notice to the Lenders and the Borrowers of the receipt and amount of such draft and the date on which payment thereon will be made, and the Lenders shall, by 11:00 A.M., New York City time on the date such payment is to be made, pay the amounts required to the Agent in New York, New York in immediately available funds, and the Agent, not later than 3:00 p.m. on such day, shall make the appropriate payment to the beneficiary of such Letter of Credit. If in accordance with the prior sentence the Lenders shall pay any draft presented under a Letter of Credit, then the Agent, on behalf of the Lenders, shall charge the revolving credit loan account of the Borrowers with the Agent for the amount thereof, together with the Agent's customary overdraft fee in the event the funds available in such account shall not be sufficient to reimburse the Lenders for such payment and the Borrowers shall not otherwise have discharged such reimbursement obligation by 11:00 a.m., New York City time, on the date of such payment. If the Lenders have not been reimbursed with respect to such drawing as provided above, the Borrowers shall pay to the Agent, for the account of the Lenders, the amount of the drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate applicable to Alternate Rate Loans hereunder plus two percent (2%), payable on demand. The obligations of the Borrowers under this Section 2.18 to reimburse the Lenders and the Agent for all drawings under Letters of Credit shall be joint and several, absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

          (a) any lack of validity or enforceability of any Letter of Credit;

          (b) the existence of any claim, setoff, defense or other right which the Borrowers or any other person may at any time have against the beneficiary under any Letter of Credit, the Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender) or any other person in connection with this Agreement or any other transaction;

          (c) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) payment by the Agent or any Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; and

          (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing that might, but for the provisions of this Section, constitute legal or equitable discharge of the Borrowers' obligations under this Section.

     It is understood that in making any payment under any Letter of Credit (x) the Agent's and any Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Agent or any Lender.

     SECTION 2.19. Agent's Actions with respect to Letters of Credit. Any Letter of Credit may, in the discretion of the Agent or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. The Agent and its correspondents may accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

     SECTION 2.20. Letter of Credit Fees. (a) The Borrowers agree to pay (i) to the Agent for the account of each Lender a participation fee with respect to its participations in Domestic Letters of Credit, which shall accrue at a rate per annum equal to the Interest Margin for Eurodollar Loans from time to time in effect, minus 1/4 of 1% on the average daily amount of such Lender's pro rata share of the Domestic Letter of Credit Usage (excluding any portion attributable to unreimbursed drawings) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any share of the Domestic Letter of Credit Usage, and (ii) to the Agent a fronting fee, which shall accrue at the rate of 1/4 of 1% per annum on the average daily amount of the Domestic Letter of Credit Usage (excluding any portion thereof attributable to unreimbursed drawings) during the period from and including the Closing Date to but excluding the later of the date of termination of the Total Revolving Credit Commitment and the date on which there ceases to be any Domestic Letter of Credit Usage, as well as the Agent's standard fees with respect to the issuance, amendment, renewal or extension of any Domestic Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the first Business Day following each such period, commencing July 1, 1997; provided that all such fees shall be payable on the date on which the Total Revolving Credit Commitment terminates and any such fees accruing after the date on which the Total Revolving Credit Commitment terminates shall be payable on demand. Any other fees payable to the Agent pursuant to this paragraph shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrowers agree to pay (i) to the Agent for the account of each Lender a participation fee with respect to its participation in the Canadian Letter of Credit, which shall accrue at a rate per annum equal to the Interest Margin for Eurodollar Loans from time to time in effect, minus 1/4 of 1% on the average daily amount of such Lender's pro rata share of the Canadian Letter of Credit Usage (excluding any portion attributable to unreimbursed drawings) during the period from and including the Closing Date to but excluding the later of the date on which such Canadian Letter of Credit is cancelled or drawn upon and the date on which such Lender ceases to have any share of the Canadian Letter of Credit Usage, and (ii) to the Agent a fronting fee, which shall accrue at the rate of 1/4 of 1% per annum on the average daily amount of the Canadian Letter of Credit Usage (excluding any portion thereof attributable to unreimbursed drawings) during the period from and including the Closing Date to but excluding the date of the cancellation of, or drawing under, the Canadian Letter of Credit, as well as the Agent's standard fees with respect to the issuance, amendment, renewal or extension of the Canadian Letter of Credit or processing of a drawing thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the first Business Day following each such period, commencing July 1, 1997; provided that all such fees shall be payable on the date on which the Canadian Letter of Credit is cancelled or drawn upon. Any other fees payable to the Agent pursuant to this paragraph shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrowers shall pay each Lender, through the Agent, on the first Business Day of each January, April, July and October commencing July 1, 1997 and on the date of the cancellation of , or drawing under, the Canadian Letter of Credit, in immediately available funds, a commitment fee of three eighths of one percent (3/8 of 1%) per annum on the average daily amount of the difference between such Lender's maximum Canadian Letter of Credit exposure as set forth on Schedule
2.18 annexed hereto and its pro rata share (based on its maximum Canadian Letter of Credit exposure as set forth on Schedule 2.18 annexed hereto) of the amount drawable under the Canadian Letter of Credit to satisfy the obligations of the Canadian Borrower under the Canadian Credit Agreement, during the preceding quarter ending immediately prior to such date. The commitment fee due to each Lender under this Section 2.20(c) shall commence to accrue on the date hereof and cease to accrue on the earlier of (i) the date of the cancellation of, or drawing under, the Canadian Letter of Credit and (ii) the date on which such Lender ceases to have any share of the Canadian Letter of Credit Usage. The commitment fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

III. COLLATERAL SECURITY

     SECTION 3.01. Security Documents. The Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrowers shall duly execute and deliver, or cause each other Grantor to duly execute and deliver, the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and Personal Property Security Law and other documents, all in form and substance satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Lenders a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section
7.01 hereof) the Collateral. Without limiting the foregoing, with respect to the Security Agreement to be perfected under the applicable laws of Quebec, the Borrowers shall cause the applicable Grantors to confirm an assignment from The Chase Manhattan Bank to the Agent or Lenders becoming such after the Closing Date at such time or from time to time as there shall be another Lender under this Agreement besides The Chase Manhattan Bank and to provide an opinion of counsel as to the continued effectiveness of the Lien created thereunder in favor of the Agent for the benefit of itself and the Lenders or such other Lenders, all in form satisfactory to the Agent.

     SECTION 3.02. Filing and Recording. The Borrowers shall, at their sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded, registered and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and Lenders in the Collateral. The Borrowers, to the extent permitted by law, hereby authorize the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of the Borrowers and file the same, and the Borrowers hereby irrevocably designate the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrowers shall, at the Borrowers' cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.

IV. REPRESENTATIONS AND WARRANTIES

     Each of the Borrowers jointly and severally represents and warrants for itself and its subsidiaries to each of the Lenders that both before and after giving effect to the consummation of the Transactions:

     SECTION 4.01. Organization, Legal Existence. Each of the Loan Parties and their subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business in every jurisdiction where the nature of its business so requires (all such jurisdictions being listed in Schedule 4.01 annexed hereto) except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Each of the Loan Parties has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and with respect to the Borrowers to borrow hereunder and to execute and deliver the Notes. Each of the Inactive Subsidiaries has no material assets or liabilities and is not engaging in any activity which would be prohibited pursuant to Section 6.19 hereof.

     SECTION 4.02. Authorization. The execution, delivery and performance by each of the Loan Parties of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by the Borrowers, the execution and delivery by the Borrowers of the Notes, the grant of security interests in the Collateral created by the Security Documents and the transactions contemplated to occur under or in connection with the Plan of Reorganization (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of the applicable Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of the Loan Parties, or their respective subsidiaries, as the case may be, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Loan Parties, or their respective subsidiaries, or (C) any provision of any material indenture, agreement or other instrument to which the Loan Parties, or their respective subsidiaries, or any of their respective properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, any material indenture, agreement or other instrument referred to in (b)(i)(C) above except where any such conflict, violation, breach or default referred to in (i) or (ii) would not result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of the Agent, for its own benefit and for the benefit of the Lenders or as permitted pursuant to Section 7.01) upon any property or assets of the Loan Parties, or their respective subsidiaries.

     SECTION 4.03. Governmental Approvals. No registration or filing with consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, except for (a) such registrations, filings, consents, approvals or actions the failure of which to obtain or make would not have a Material Adverse Effect or (b) such as have been made or obtained or (c) the filings necessary to perfect the Liens (x) created by the Security Documents and (y) in favor of the Indenture Trustee as contemplated by the Senior Secured
Note Indenture.

     SECTION 4.04. Binding Effect. This Agreement and each of the other Loan Documents to which it is a party constitutes, and each of the Notes when duly executed and delivered by the Borrowers will constitute, a legal, valid and binding obligation of the applicable Loan Party enforceable against such Loan Party in accordance with its terms subject (a) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity.

     SECTION 4.05. Material Adverse Change. Except as set forth in Schedule 4.05 annexed hereto, there has been no material adverse change in the business, assets, operations or financial condition of the Parent and its subsidiaries taken as a whole since December 31, 1995.

     SECTION 4.06. Litigation; Compliance with Laws; Etc. (a) Except as set forth in Schedule 4.06(a) annexed hereto, there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Responsible Officer of any Borrower, threatened against or affecting any of the Loan Parties or any of their subsidiaries or the businesses, assets or rights of any of the Loan Parties or any of their subsidiaries (i) which involve any of the Transactions or (ii) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would, individually or in the aggregate, materially impair the ability of any of the Loan Parties or any of their subsidiaries to conduct business substantially as now conducted, or result in a Material Adverse Effect.

     (b) Except as set forth in Schedule 4.06(b) annexed hereto, no Loan Parties or subsidiary thereof is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality where such violation or default would result in a Material Adverse Effect.

     SECTION 4.07. Financial Statements. (a) The Borrowers have heretofore furnished to the Agent Consolidated balance sheets and statements of income and cash flows of the Parent (i) dated as of December 31, 1995 and audited by and accompanied by the opinion of independent public accountants, (ii) dated as of September 30, 1996 and December 31, 1996 for the nine month and twelve month periods then ended and prepared by management and (iii) dated as of January 31, 1997 for the one month period then ended and prepared by management. Such balance sheets and statements of income and cash flows present fairly in all material respects the Consolidated financial condition and results of operations of the Parent and its Consolidated subsidiaries as of the dates and for the periods indicated, and such audited balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Parent and its subsidiaries, as of the dates thereof.

     (b) The Borrowers have heretofore furnished to the Agent projected income statements, balance sheets and cash flows of the Parent on a Consolidated basis dated November 6, 1996 for a five year period, as supplemented on March 3, 1997, together with projected monthly Borrowing Bases for 1997, such projections disclosing all material assumptions made by Borrowers in formulating such projections and giving effect to the Transactions. The projections are based upon estimates and assumptions, all of which were believed by management to be reasonable in light of the conditions which existed at the time the projections were made and have been prepared on the basis of the assumptions stated therein.

     (c) The Borrowers have heretofore furnished to the Agent a Consolidated and consolidating pro forma balance sheet of the Parent and which sets forth information before and after giving effect to the Transactions.

     (d) The financial statements referred to in this Section 4.07 have been prepared in accordance with GAAP, except that the unaudited statements do not contain footnotes and are subject to year-end audit adjustments.

     SECTION 4.08. Federal Reserve Regulations. (a) No Loan Parties or subsidiary thereof are engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying

Margin Stock or to refund indebtedness originally incurred for such purpose, or
(ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation G, T, U or X thereof. If requested by any Lender, and if required by applicable law, the Borrowers or any subsidiary of any thereof shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in said Regulation U.

     SECTION 4.09. Taxes. The Loan Parties and each of their respective subsidiaries has filed or caused to be filed all material Federal, state, local and foreign tax returns which are required to be filed by it, on or prior to the date hereof. Each of the Loan Parties and each of their subsidiaries have paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by it, in writing, except as permitted by Section 6.04, except to the extent that the nonpayment of such taxes would not result in a Material Adverse Effect and except for certain federal taxes being paid on a six year installment basis, with interest, pursuant to the Plan of Reorganization. As of the Closing Date except as set forth on Schedule 4.09 annexed hereto, no Federal income tax returns of any Loan Parties or any of their subsidiaries have been audited by the United States Internal Revenue Service or Revenue Canada and no Loan Parties or subsidiary thereof have as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax return. Except as set forth on Schedule
4.09 annexed hereto, none of the Loan Parties or their subsidiaries are party to or have any obligation under any tax sharing agreement.

     SECTION 4.10. Employee Benefit Plans. (a) Except where the incorrectness of any of the following will not have a Material Adverse Effect:

     (i) No Reportable Event has occurred or is continuing with respect to any Pension Plan.

     (ii) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan subject to
Part 4 of Subtitle B of Title I of ERISA.

     (iii) None of the Loan Parties or any ERISA Affiliate is obligated to contribute to a Pension Plan or a Multiemployer Plan. None of the Loan Parties or any ERISA Affiliate has (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which the Loan Parties, any subsidiary or any ERISA Affiliate made contributions, (D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

     (iv) No notice of intent to terminate a Pension Plan has been filed, nor has any Plan been terminated pursuant to the provisions of Section 4041(e) of ERISA.

     (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

     (vi) With respect to each Pension Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of
Section 302 of ERISA. The assets of each such Pension Plan (other than the Multiemployer Plans) are at least equal to the present value of the greater of
(i) accrued benefits (both vested and non-vested) under such Plan, or (ii) "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date). No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

     (vii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Borrowers or any ERISA Affiliate, which could reasonably be expected to be asserted, against any Plan or the assets of any such Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or threatened against any fiduciary or any Plan. None of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi-governmental agency.

     (viii)All of the Plans comply currently, and have complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(c) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of

ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

     (b) All Canadian Pension Plans comply currently, and have complied in the past, in all material respects, both as to form and operation, with their terms and the provisions of all applicable laws, rules and regulations; all necessary governmental approvals have been obtained which are material to each subsidiary in respect to the operation of its Canadian Pension Plans; no notice of intent to terminate any Canadian Pension Plan has been filed or given by any party or governmental body; no event has occurred or condition exists which might constitute grounds for termination of any Canadian Pension Plan which termination would result in a Material Adverse Effect with respect to the applicable subsidiary or that might result in the incurrence by any Canadian subsidiary of a Borrower of any material liability, fine or penalty; and no actions, suits or claims are pending or reasonably expected to be asserted against any Canadian Pension Plan or the assets of any Canadian Pension Plan.

     SECTION 4.11. No Material Misstatements. The information, reports, financial statements, exhibits or schedules, taken as a whole, furnished by or on behalf of the Loan Parties to the Agent or any Lender in connection with any of the Transactions or this Agreement, the Security Documents, the Notes or any other Loan Documents or included therein, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided, however, that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of the Borrowers represents only that it acted in good faith and used reasonable assumptions in the preparation of such information, report, financial statement, exhibit or schedule.

     SECTION 4.12. Investment Company Act; Public Utility Holding Company Act. No Loan Parties or subsidiary thereof is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940 or the Investment Companies Act, Canada. No Loan Parties or subsidiary thereof is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 4.13. Security Interest. Upon the due filing of UCC-1 financing statements or comparable documents under the Personal Property Security Law, the recording of the Mortgages in the applicable recording offices, the delivery of the Collateral under the Pledge Agreement and the filing of assignments for security with the United States Patent and Trademark Office or comparable office under the Personal Property Security Act, each of the Security Documents creates and grants to the Agent, for its own benefit and for the benefit of the Lenders, a legal, valid and perfected first priority (except as permitted pursuant to Section 7.01 hereof) Lien in the collateral identified therein to the extent a Lien can be perfected in such Collateral by the taking of the foregoing actions. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section
7.01 hereof.

     SECTION 4.14. Use of Proceeds. (a) All proceeds of the borrowing under the Total Term Loan Commitment shall be used to partially finance the payments to be made pursuant to the Plan of Reorganization.

     (b) All proceeds of each borrowing under the Revolving Credit Commitment on the Closing Date, if any, shall be used to partially finance the payments to be made pursuant to the Plan of Reorganization and to provide for working capital requirements and for general corporate purposes of the Borrowers. All proceeds of each subsequent borrowing under the Revolving Credit Commitment after the Closing Date shall be used to provide for working capital requirements and for general corporate purposes (including payment of interest on the Senior Secured Notes to the extent not prohibited by Section 7.15) of the Borrowers.

     SECTION 4.15. Subsidiaries. As of the Closing Date, Schedule 4.15 annexed hereto sets forth each subsidiary of the Parent, its jurisdiction of incorporation, its capitalization and ownership of capital stock of each such subsidiary and, in addition, similar information with respect to CCM.

     SECTION 4.16. Title to Properties; Possession Under Leases; Trademarks. (a) Each of the Loan Parties and each subsidiary has good title to, or valid leasehold interest in, all of its respective properties and assets shown on the most recent balance sheet referred to in Section 4.07(a) hereof and all assets and properties acquired since the date of such balance sheet, except for such properties as have been disposed of in the ordinary course of business or as permitted by this Agreement, and except where lack of title or a valid leasehold interest dos not materially interfere with the ability of any of the Loan Parties or any subsidiary thereof to conduct its business as now conducted. All interests of such persons in such assets and properties are free and clear of all Liens other than those permitted by Section 7.01 hereof.

     (b) Except as disclosed in Schedule 4.16 hereto, each of the Loan Parties and each of their subsidiaries has complied with all material obligations under all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and each of the Loan Parties and each of their subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     (c) Each of the Loan Parties and each of their respective subsidiaries owns or controls all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of such Loan Parties and such subsidiary. To its knowledge, no Loan Parties or subsidiary thereof is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. Except as set forth on Schedule 4.06(a) annexed hereto, there is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of any of the Loan Parties or any subsidiary thereof, threatened, against any of the Loan Parties or any subsidiary thereof with respect to any of the rights or property referred to in this Section 4.16(c).

     SECTION 4.17. Solvency. (a) The fair salable value of the assets of the Parent and its Consolidated subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Parent and its Consolidated subsidiaries, as they become absolute and mature.

     (b) The assets of the Parent and its Consolidated subsidiaries do not constitute unreasonably small capital for the Parent and its Consolidated subsidiaries to carry out their business as now conducted and as proposed to be conducted.

     (c) Neither the Parent nor any subsidiary thereof intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Parent and such subsidiary, and of amounts to be payable on or in respect of debt of the Parent and such subsidiary).

     (d) Neither the Parent nor any subsidiary thereof believes that final judgments against it in actions for money damages presently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

     SECTION 4.18. Permits, etc. Each of the Loan Parties and each of their subsidiaries possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents of all Federal, state and local governmental authorities except where failure does not materially interfere with the ability of such Loan Party or subsidiary to conduct its business as currently conducted ("Permits"), each such Permit is and will be in full force and effect, each of the Loan Parties and each subsidiary is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

     SECTION 4.19. Compliance with Environmental Laws. Except as disclosed in
Schedule 4.19 hereto: (i) the operations of the Loan Parties and their subsidiaries comply with all applicable Environmental Laws except for any such non-compliance which would not have a Material Adverse Effect; (ii) the Loan Parties and their subsidiaries and all of their present facilities or operations, as well as to the knowledge of the Loan Parties and their subsidiaries their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Law,
(b) any Remedial Work, or (c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of the Loan Parties and their subsidiaries, none of their operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment in each case which would have a Material Adverse Effect; (iv) none of the Loan Parties or any subsidiaries of the Loan Parties nor any predecessor of any of the Loan Parties or any subsidiary of any Loan Parties has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment in each case which would have a Material Adverse Effect; (v) none of the Loan Parties or their subsidiaries has been notified that it has any material liability in connection with any Release of any Contaminant into the environment in each case which would have a Material Adverse Effect; (vi) none of the operations of the Loan Parties or their subsidiaries involve the generation, transportation, treatment or disposal of Hazardous Materials in violation of Environmental Law in each case which would have a Material Adverse Effect; (vii) neither the Loan Parties nor their subsidiaries have disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of the Loan Parties and their subsidiaries neither has any lessee, prior owner, or other person in each case which would have a Material Adverse Effect; (viii) no underground storage tanks or surface impoundments are on any property of the Loan Parties and their subsidiaries, in each case the result of which would have a Material Adverse Effect; and (ix) to the best of the knowledge of the Loan Parties and their subsidiaries, no Lien in favor of any governmental authority for (A) any liability under any Environmental Law or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Loan Parties and their subsidiaries.

     SECTION 4.20. No Change in Credit Criteria or Collection Policies. There has been no material change in credit criteria or collection policies concerning account receivables of any of the Receivables Grantors since December 31, 1995.

     SECTION 4.21. Employee Matters. Except as disclosed in Schedule 4.21 hereto, (a) neither the Loan Parties nor any of their subsidiaries nor any of such person's employees are subject to any collective bargaining agreement, (b) to the knowledge of the Borrowers, no petition for certification or union election is pending with respect to the employees of the Loan Parties or any of their subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Loan Parties or any of their subsidiaries and
(c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of Borrowers threatened between the Loan Parties or any of their respective subsidiaries and their respective employees, other than employee grievances arising in the ordinary course of business none of which would have, either individually or in the aggregate, a Material Adverse Effect. The Loan Parties are in compliance with all employment laws applicable to each of such Loan Parties except where the failure to so comply would not have a Material Adverse Effect.

V. CONDITIONS OF CREDIT EVENTS

            The obligation of each Lender to make Loans and extend other Credits hereunder shall be subject to the following conditions precedent:

     SECTION 5.01. All Credit Events. On each date on which a Credit Event is to occur:

          (a) The Agent shall have received a notice of borrowing as required by
     Section 2.03 hereof or a request for the issuance of a Letter of Credit pursuant to Section 2.17 hereof.

          (b) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date).

          (c) Each of the Borrowers shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after such Credit Event no Default or Event of Default shall have occurred and be continuing.

          (d) The Agent shall have received a certificate signed by the Financial Officer of each of the Borrowers (i) as to the compliance with
     (b) and (c) above and (ii) with respect to each Revolving Credit Loan and each Domestic Letter of Credit, demonstrating that after giving effect thereto the Availability is zero or greater.

     SECTION 5.02. First Borrowing. The obligations of the Lenders in respect of the first Credit Event hereunder is subject to the following additional conditions precedent:

          (a) The Lenders shall have received the favorable written opinion of counsel for the Borrowers and each of the Guarantors and Grantors, substantially in the form of Exhibit C hereto, dated the Closing Date, addressed to the Lenders and satisfactory to the Agent.

          (b) The Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of each of the Borrowers, the Grantors and the Guarantors, certified as of a recent date by the Secretary of State (or in the case of the Parent, a Responsible Officer), Provincial Registrar or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date; (ii) a certificate of the Secretary of each Borrower, Grantor and Guarantor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in item (B) below, (B) that attached thereto is a true and complete copy of resolutions adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Security Documents, the Notes, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolutions have not been modified, rescinded or amended and is in full force and effect, (C) that such person's certificate or articles of incorporation or constitutive documents have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above (or in the case of a person organized under the Federal or state laws of Canada, since the date of the certified articles of incorporation furnished pursuant to
     (i) above), and (D) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Notes, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as the Agent or any Lender may reasonably request.

          (c) The Agent shall have received a certificate, dated the Closing Date and signed by the Financial Officer of each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and
     (c) of Section 5.01 hereof and the conditions set forth in this Section
     5.02.

          (d) Each Lender shall have received its Revolving Credit Note and Term Note duly executed by the Borrowers, payable to its order and otherwise complying with the provisions of Section 2.04 hereof.

          (e) The Agent shall have received the Security Documents including, without limitation, the Mortgages together with title insurance (or, as appropriate, title opinions) in form, scope and amount satisfactory in all respects to the Agent and certificates evidencing the Pledged Stock, together with undated stock powers executed in blank, each duly executed by the applicable Grantors.

          (f) The Agent shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Lenders of a UCC Reporter Service (or similar service in Canada), listing all effective financing statements which name as debtor any Borrower, any Guarantor or any Grantor and which are filed in the appropriate offices in the states or other applicable jurisdictions in which are located the chief executive office and other operating offices of such person, together with copies of such financing statements or of the security agreements to which such filings relate. With respect to any Liens not permitted pursuant to
     Section 7.01 hereof, the Agent shall have received termination statements in form and substance satisfactory to it.

          (g) Each document (including, without limitation, each Uniform Commercial Code financing statement or statement under the Personal Property Security Law) required by law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for its own benefit and for the benefit of the Lenders a first priority perfected Lien in the Collateral (subject to the Liens permitted by Section 7.01) shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation.

          (h) The Agent shall have received the results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code or Personal Property Security Law or comparable filings made with respect to each of the Borrowers and each Grantor in the jurisdictions in which the Borrowers are doing business and/or in which any Collateral is located, and in which Uniform Commercial Code or Personal Property Security Law filings have been made against each Borrower, each Guarantor and each Grantor pursuant to paragraph (g) above.

          (i) The Lenders and the Agent shall have received and determined to be in form and substance satisfactory to them:

               (i) the most recent (dated within seven (7) days of the Closing
          Date) schedule and aging of accounts receivable and inventory designations of the Borrowers;

               (ii) evidence that the Borrowers have combined availability (that is, the sum of (x) Availability and (y) availability under the Canadian Credit Agreement) after giving effect to both the Revolving Credit Loans made on the Closing Date and extensions of credit under the Canadian Credit Agreement on the Closing Date of not less than $16,000,000;

               (iii) evidence that there has been entered a final non-appealable order of confirmation consistent with the Plan of Reorganization and that unless waived by the Agent all conditions precedent to the effectiveness of the Plan of Reorganization have been satisfied;

               (iv) a copy of a field examination of the Borrowers' books and records;

               (v) evidence of the compliance by the Borrowers with Sec tion
          6.03 hereof;

               (vi) the financial statements described in Section 4.07 hereof, together with a draft of the audited financial statements for the Fiscal Year ended December 31, 1996;

               (vii) evidence that the Transactions are in material compliance with all material applicable laws and regulations;

               (viii)the Guarantees (Canadian) and the Guarantee of the Obligations by Trademark U.S.;

               (ix) evidence of payment of all fees owed to the Agent and the Lenders by the Borrowers under this Agreement, the Commitment Letter or otherwise;

               (x) evidence that all requisite third party consents (including, without limitation, consents with respect to each of the Borrowers and each of the Grantors and Guarantors) to the Transactions have been received;

               (xi) copies of all major customer, supplier contracts and employment agreements with respect to each Borrower;

               (xii) except as set forth in Schedule 4.05 annexed hereto, evidence that there has been no material adverse change in the business, assets, operations or financial condition of the Parent and subsidiaries since December 31, 1995;

               (xiii)evidence of the repayment in full of exiting credit arrangements and the termination of all commitments to lend thereunder, and the termination of all security interests securing such indebtedness as required under paragraph (f) above, all as set forth in the Plan of Reorganization; and

               (xiv) evidence that except as disclosed in the schedule delivered pursuant to (k)(i) below there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or to the knowledge of the Loan Parties threatened against or affecting any of the Loan Parties or any subsidiary thereof or any of their respective businesses, assets or rights which involve any of the Transactions.

          (j) The Agent and the Lenders shall have had the opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers, subsidiaries, the Grantors and the Guarantors and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Eligible Receivables, payment of payroll taxes and accounts payable and formulation of an opening Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and Lenders in all material respects.

          (k) The Agent shall have received and had the opportunity to review and determine to be in form and substance satisfactory to it:

               (i) a schedule of disputed claims relating to the Plan of Reorganization and an analysis of the expected disposition thereof;

               (ii) copies of all real property lease agreements entered into by any of the Borrowers and Guarantors, together with appropriate landlord and/or mortgagee waivers or rent escrow arrangements with the Agent (covering at least six months rent); and

               (iii) copies of all loan agreements, notes and other documentation evidencing Indebtedness for borrowed money of any of the Borrowers, their subsidiaries, Grantors or Guarantors which is to remain outstanding pursuant to the Plan of Reorganization, including the Senior Secured Notes.

          (l) Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Agent, and Canadian counsel retained by the Agent, shall have received payment in full for all reasonable legal fees charged, and all reasonable costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents and the other Loan Documents and instruments in connection herewith and therewith.


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


          (m) The Agent shall have entered into the Intercreditor Agreement with the Indenture Trustee on behalf of holders of the Senior Secured Notes in form and substance satisfactory to it.

          (n) The corporate structure and capitalization of the Loan Parties shall be satisfactory to the Lenders in all material respects, including, without limitation, that the Investor Group own at least 38% of the aggregate ordinary voting power represented by the issued and outstanding stock of the Parent.

          (o) All legal matters in connection with the Transactions shall be satisfactory to the Agent, the Lenders and their respective counsel in their sole discretion.

          (p) The Borrowers shall have executed and delivered to the Agent a disbursement authorization letter with respect to the disbursement of the proceeds of the Credit Events made on the Closing Date, in form and substance satisfactory to the Agent.

          (q) The Receivables Grantors and the Agent (or another financial institution acceptable to the Agent) shall have entered into lockbox and cash management arrangements pursuant to documentation satisfactory in form and substance to the Agent.

          (r) The closing shall have occurred under the Canadian Credit
     Agreement.

          (s) The transfer of all assets and liabilities and the capital stock of St. Lawrence Manufacturing Canada Inc. to the Canadian Borrower shall have been completed to the satisfaction of the Agent.

          (t) Environmental audits, appraisals on real property subject to the Mortgages and appraisals of personal property, all in form and substance satisfactory to the Agent shall have been completed.

          (u) Each subsidiary which was incorporated under the laws of Canada shall have reincorporated under the laws of New Brunswick and the Agent shall have received satisfactory evidence of such reincorporation.

          (v) The Agent shall have received such other documents as the Lenders or the Agent or Agent's counsel shall reasonably deem necessary.


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


VI. AFFIRMATIVE COVENANTS

     Each of the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit or any fee, expense or other Obligation payable hereunder shall be unpaid, it will, and will cause each of its subsidiaries and, with respect to Section 6.07 hereof, each ERISA Affiliate, to:

     SECTION 6.01. Legal Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence except as otherwise permitted by Section 7.05.

     SECTION 6.02. Businesses and Properties. At all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses other than the dissolution of the Inactive Subsidiaries; maintain and operate such businesses in the same general manner in which they are presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and governmental orders (whether Federal, state or local in all applicable jurisdictions) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to employment matters, public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, the lack of compliance of any of which would have a Material Adverse Effect; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times.

     SECTION 6.03. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, (b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, provided, however, that such insurance shall insure the property of the Borrowers against all risk of physical damage, including, without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, and in no event at any time in an amount less than the replacement value of the Collateral, (c) maintain in full force and effect public liability insurance against claims for bodily injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by any Borrowers or any of their subsidiaries, as is customary with companies similarly situated and in the same or similar businesses, (d) maintain business interruption and


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


product liability insurance to such extent as is customary with companies similarly situated and in the same or similar businesses, and (e) maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 6.03. All insurance covering tangible personal property subject to a Lien in favor of the Agent for its own benefit and for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof.

     SECTION 6.04. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to (i) any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable party, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested tax, assessment, charge, levy or claims and enforcement of a Lien or
(ii) any tax, assessment, charge, levy or claims, the failure to pay and discharge when due which, individually or in the aggregate would not have a Material Adverse Effect.

     SECTION 6.05. Financial Statements, Reports, Etc. Furnish to the Agent, with copies for each of the Lenders:

          (a) within 90 days (or no later than April 15, 1997 in the case of the 1996 Fiscal Year) after the end of each Fiscal Year (except that for the 1997 Fiscal Year such period shall be from the Closing Date through December 31, 1997), (i) Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the Consolidated financial condition of the Parent and its Consolidated subsidiaries as of the close of such Fiscal Year and the results of their Consolidated operations during such year, (ii) a Consolidated and consolidating statement of shareholders' equity, and (iii) a Consolidated and consolidating statement of cash flow, as of the close of such Fiscal Year, comparing such financial condition and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year (except comparative figures need not be presented for the 1997 Fiscal Year), all the foregoing Consolidated financial statements to be audited by a "Big 6" accounting firm or any other independent public accountants acceptable to the Agent and accompanied by an opinion of such accountants (which opinion shall not contain any qualification with respect to a departure from GAAP or a limitation on the scope of the auditor's engagement), and to be in form and substance acceptable to the Agent;


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


          (b) within 45 days after the end of each of the first three (3) fiscal quarters of the Parent, (i) unaudited Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the Consolidated financial condition and results of operations of the Parent and its Consolidated subsidiaries as of the end of each such quarter and during such quarter, (ii) a Consolidated and consolidating statement of shareholders' equity and (iii) a Consolidated and consolidating statement of cash flow, in each case for the fiscal quarter just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such quarter, and comparing such financial condition and results of operations to the projections for the applicable period provided under paragraph (h) below and to the results for the comparable period during the immediately preceding Fiscal Year, in each case prepared and certified by the Financial Officer of the Parent as presenting fairly in all material respects the Consolidated financial condition and results of operations of the Parent and its Consolidated subsidiaries and as having been prepared in accordance with GAAP (except the absence of footnote disclosure), in each case subject to normal year-end audit adjustments;

          (c) within 30 days (or by April 15, 1997 in the case of February 1997) (or forty-five days for the month of December only) after the end of each month (i) unaudited Consolidated and consolidating balance sheets and income statements showing the Consolidated financial condition and results of operations of the Parent and its Consolidated subsidiaries as of the end of each such month and during such month, (ii) a Consolidated and consolidating statement of shareholders' equity and (iii) a Consolidated and consolidating statement of cash flow, in each case for the month just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such month, and comparing such financial condition and results of operations to the projections for the applicable period provided under paragraph (h) below and to the results for the comparable period during the immediately preceding Fiscal Year, prepared and certified by the Financial Officer of the Borrowers as presenting fairly in all material respects the Consolidated financial condition and results of operations of the Borrowers and their Consolidated subsidiaries and as having been prepared in accordance with GAAP (except the absence of footnote disclosures), in each case subject to normal year-end audit adjustments;

          (d) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Borrowers or any subsidiaries with the Securities and Exchange Commission (or any like commission in Canada) pursuant to the requirements of applicable securities legislation, including the Securities Act of 1933 or the Securities Exchange Act of 1934;

          (e) (i) concurrently with any delivery under (a) or (b) above, a certificate of the firm or person referred to therein (x) which certificate shall, in the case of the certificate of the Financial Officer of each of the Borrowers, certify that to the best of his or her knowledge no Default or Event of Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the covenants set forth in Sections 7.07, 7.08 and 7.09 hereof) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) which certificate, in the case of the certificate furnished by the independent public accountants referred in paragraph (a) above, may be limited to accounting matters and disclaim responsibility for legal interpretations, but shall in any event certify that to the best of such accountants' knowledge, as of the dates of the financial statements being furnished no Default or Event of Default has occurred under any of the covenants set forth in Sections 7.07, 7.08 and
     7.09 hereof (such certificate to include calculations demonstrating compliance with such covenants) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and shall in addition certify that in the course of preparing the audit and the certificate referred to herein, such accountants have not become aware of the occurrence of any other Default or Event of Default and, if such a Default or Event of Default has occurred, specifying the nature thereof; provided, however, that any certificate delivered concurrently with (a) above shall be accompanied by a supplemental certificate confirming the accuracy of the accountants' certificate and signed by each of the Financial Officers of the Borrowers;

          (f) concurrently with any delivery under (a) above, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of any Borrowers and their subsidiaries;

          (g) within 20 days of the end of each fiscal month, an aging schedule of the Receivables of each Receivables Grantor in the form of the aging schedule of Receivables dated February 28, 1997 previously furnished to the Agent and a certificate executed by the Financial Officer of the Borrowers with respect to inventory designations;

          (h) prior to the beginning of each Fiscal Year, a summary of business plans and financial projections (including, without limitation, with respect to Capital Expenditures) for the Borrowers and their respective subsidiaries for such Fiscal Year (including monthly Consolidated and consolidating balance sheets, statements of income and of cash flow) and annual projections through the next two Fiscal Years thereafter prepared by management and in form and detail (including, without limitation, principal assumptions, projected Borrowing Bases and projected covenant compliance) satisfactory to the Required Lenders;

          (i) as soon as practicable, copies of all reports, forms, filings, loan documents and financial information submitted to governmental agencies and/or its shareholders;

          (j) within 3 Business Days after the end of each week (but no later than Wednesday), a certificate, substantially in the form of Schedule 6.05(j) hereto, executed by the Financial Officer of the Borrowers demonstrating compliance as at the end of each week with the Availability requirements; and

          (k) such other information as the Agent or any Lender may reasonably request.

     SECTION 6.06. Litigation and Other Notices. Give the Agent prompt written notice of the following:

          (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

          (b) the filing or commencement of any action, suit or proceeding against any Borrowers or any of their subsidiaries, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could reasonably be expected, individually or in the aggregate, to materially impair the ability of any of the Loan Parties to conduct business substantially as now conducted, or result in a Material Adverse Effect, or (B) materially impair the right of any Borrowers or a subsidiary thereof to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party;

          (c) immediately upon becoming aware thereof, notice to the Agent of the breach by any party of any material agreement with any of the Loan Parties;

          (d) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) taken or which is proposed to be taken with respect thereto;


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


          (e) immediately upon becoming aware thereof, notice to the Agent of any loss or destruction of, or substantial damage to, any material portion of the Collateral, and any other matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral; and

          (f) any development in the business or affairs of any Borrowers or any of their subsidiaries which has had or which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.07. ERISA and Canadian Pension Plans. (a) Pay and discharge promptly any material liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither the Borrowers nor any ERISA Affiliate shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such person shall have set aside on its books reserves which, in the opinion of the independent certified public accountants of such person, are adequate with respect thereto.

     (b) Deliver to the Agent, promptly, and in any event within 5 days, after
(i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, (ii) any Borrower or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice,
(iii) the receipt of notice by any Borrower or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) upon request, the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500,
(v) any Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by any Borrower or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) any Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, and (viii) any Borrowers or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and
(v) through (vii) together with a statement signed by the Financial Officer setting forth details as to such Reportable

Event, notice, event or condition and the action which such Borrower or such ERISA Affiliate proposes to take with respect thereto.

     (c) Make any contribution required to be made by it under any Canadian Pension Plan and immediately give notice to the Agent of any material change to any such Canadian Pension Plan or of any action or proceeding, commenced or threatened, in respect of such Canadian Pension Plan that would result in a material liability to any Loan Party.

     SECTION 6.08. Maintaining Records; Access to Properties and Inspections; Right to Audit. Maintain financial records in accordance with accepted financial practices and, upon reasonable notice (which may be telephonic), at all reasonable times and as often as the Agent may request, permit any authorized representative designated by the Agent to visit and inspect the properties and financial records of the Borrowers and their subsidiaries and to make extracts from such financial records at the Agent's expense, and permit any authorized representative designated by the Agent to discuss the affairs, finances and condition of the Borrowers and their subsidiaries with the appropriate Financial Officer and such other officers as the Borrowers shall deem appropriate and the Borrowers' independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through the Borrowers and a Responsible Officer of one or more Borrowers shall have the right to be present at any such meeting. Any Lender may accompany the Agent on any visit and inspection and participate in any discussion and upon the occurrence and continuance of an Event of Default any Lender in its own right may visit and inspect to the same extent and on the same terms as the Agent, all expenses of the Agent or any Lender after the occurrence and continuance of an Event of Default to be paid by the Borrowers. At the Borrowers' expense, the Agent shall have the right to audit, as often as it may request, the existence and condition of the accounts receivables, inventory, books and records of the Borrowers and their subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents. In addition, at the Borrowers' expense the Agent may on two occasions in the 1997 Fiscal Year and once in each subsequent Fiscal Year retain an outside inventory appraisal firm to conduct an appraisal of Borrowers', and their subsidiaries', inventory; provided, however, upon the occurrence and continuance of an Event of Default, the Agent may retain such appraisers at the Borrowers' expense without restriction.

     SECTION 6.09. Use of Proceeds. Use the proceeds of the Credits only for the purposes set forth in Section 2.17 and Section 4.14 hereof.

     SECTION 6.10. Fiscal Year-End. Cause its Fiscal Year to end on December 31 in each year.


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


     SECTION 6.11. Further Assurances. Execute any and all further documents and take all further actions which may be required under applicable law, or which the Agent may reasonably request, to grant, preserve, protect and perfect the first priority security interest (subject to the Liens permitted by Section 7.01) created by the Security Documents in the Collateral.

     SECTION 6.12. Additional Grantors and Guarantors. Promptly inform the Agent of the creation or acquisition of any direct or indirect subsidiary (subject to the provisions of Section 7.06 hereof) and cause each direct or indirect subsidiary not in existence on the date hereof to enter into a Guarantee of the Obligations in form and substance satisfactory to the Agent, and to execute the Security Documents, as applicable, as a Grantor, and cause the direct parent of each such subsidiary to pledge all of the capital stock of such subsidiary pursuant to the Pledge Agreement and cause each such subsidiary to pledge its accounts receivable and all other assets pursuant to the Security Agreement.

     SECTION 6.13. Environmental Laws. (a) Comply, and cause each of their subsidiaries or tenants or other licensed users of their properties to comply, in all material respects with the provisions of all Environmental Laws, and shall keep their properties and the properties of their subsidiaries free of any Lien imposed pursuant to any Environmental Law except where any non-compliance or Lien would not result in a Material Adverse Effect. The Borrowers shall not cause or suffer or permit, and shall not suffer or permit any of their subsidiaries to cause or suffer or permit, the property of the Borrowers or their subsidiaries to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for Hazardous Materials used, generated, produced, processed, handled, stored, transported or disposed of in the ordinary course of business of the Borrowers and their subsidiaries or in connection with any investigation or remediation of any applicable property, in which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in compliance with Environmental Law except where any non-compliance would not result in a Material Adverse Effect.

     (b) Supply to the Agent copies of all Permits and all submissions by the Borrowers or any of their subsidiaries to any governmental body and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of friable asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of the Borrowers or any of their subsidiaries) on or regarding the properties owned, operated, leased or occupied by the Borrowers or any of their subsidiaries or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties in each case that relate to matters that would have a Material Adverse Effect. The Borrowers shall also permit and authorize, and shall cause their subsidiaries to permit and authorize, the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests,


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studies or assessments to discuss such submissions, reports or audits with the
Agent and the Lenders.

     (c) Promptly (and in no event more than five Business Days after the Borrowers become aware or are otherwise informed of such event) provide oral and written notice to the Agent upon the happening of any of the following:

          (i) any Borrower, any subsidiary of any Borrower, or any tenant or other occupant of any property of such Borrower or such subsidiary receives written notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law that would have a Material Adverse Effect;

          (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by any Borrower or any subsidiary of any Borrower in amounts that are required to be reported under Environmental Law, or Hazardous Materials at levels or in amounts that are required to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater in each case which would have a Material Adverse Effect;

          (iii) any Borrower or any subsidiary of any Borrower is or may be liable for any costs of cleaning up or otherwise remedying a Release of Hazardous Materials that would have a Material Adverse Effect;

          (iv) any part of the properties owned, operated, leased or occupied by any Borrower or any subsidiary of any Borrower are subject to a Lien under any Environmental Law that would have a Material Adverse Effect; or

          (v) any Borrower or any subsidiary of any Borrower undertakes any Remedial Work with respect to any Hazardous Materials that would have a Material Adverse Effect.

     (d) Without in any way limiting the scope of Section 11.04(c) and in addition to any obligations thereunder, each of the Borrowers hereby indemnifies and agrees to hold the Agent and the Lenders harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any governmental body or any third person arising under any Environmental Law or under tort, contract or common law except to the extent such liability, loss, damage, suit, action or proceeding arises out of the gross negligence or wilful misconduct of any Lender, the Agent or any of their authorized representatives. To the extent laws of the


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United States, Canada or any applicable state or local law in which property owned, operated, leased or occupied by any Borrower or any subsidiary of any Borrower are located provide that a Lien upon such property of such Borrower or such subsidiary may be obtained for the removal of Hazardous Materials which have been or may be Released, no later than sixty days after notice that a Release has occurred is given by the Agent to such Borrower or such subsidiary, such Borrower or such subsidiary shall take appropriate action with respect to the Release. To the extent any Hazardous Materials located in or under a specific property either results in the imposition of a Lien on the property or would cause a Material Adverse Effect to occur, the remediation thereof shall be an affirmative covenant of the Borrowers hereunder.

     (e) In the event that any Remedial Work is required to be performed by any Borrower or any subsidiary of any Borrower under any applicable Environmental Law, any judicial order, or by any governmental entity, such Borrower or such subsidiary shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders; provided, however, that such Remedial Work shall not be required so long as it shall be contested in good faith by appropriate proceedings and the applicable party shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend any requirement that such Remedial Work be performed.

     SECTION 6.14. Pay Obligations to Lenders and Perform Other Covenants. (a) Make full and timely payment of the Obligations, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article II hereof) and in each of the other Loan Documents, all at the times and places and in the manner set forth therein, subject to applicable cure and grace periods, and (c) except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to the Agent necessary for such maintenance.

     SECTION 6.15. Maintain Operating Accounts. Maintain all of its operating accounts and cash management arrangements with the Agent or with (x)The Chase Manhattan Bank of Canada or (y) any of the chartered banks of Canada or other financial institution approved by the Agent and on terms (which shall include obtaining blocked account agreements) satisfactory to the Agent in its sole discretion.


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


     SECTION 6.16. Additional Pledge and Surveys. (a) No later than June 30, 1997, pledge the stock of Sport Maska Europe S.A.R.L. to the Agent for the ratable benefit of the Lenders by agreements in form and substance satisfactory to the Agent.

     (b) No later than June 30, 1997, deliver to the Agent surveys of each of the premises subject to the Mortgages together with amendments to title policies in form and substance satisfactory to the Agent.

     SECTION 6.17. NHL Agreements. Maintain the license agreements with National Hockey League Enterprises, Inc., its Canadian counterpart and their affiliates and renew each of such license agreements on the same or similar terms or on terms which are consistent with those of other licensees of National Hockey League Enterprises, Inc., its Canadian counterpart and their affiliates for similar products in similar markets.

     SECTION 6.18. CCM. Cause Trademark Canada to take all actions necessary to maintain compliance with the shareholders' agreement between Trademark Canada and Gestion Pro Velo Inc. as in effect on the date hereof with respect to the operations of CCM and cause each of the applicable Loan Parties to maintain in effect the license and sublicense agreements between and among CCM and such Loan Parties.

     SECTION 6.19. Inactive Subsidiaries. Cause (i) each Inactive Subsidiary to dissolve and (ii) #1 Apparel Canada Inc. to transfer all of its assets and liabilities to the Canadian Borrower and dissolve no later than June 30, 1997 (in each case providing the Agent with satisfactory evidence of such dissolution or transfer, as applicable); and cause each Inactive Subsidiary and #1 Apparel Canada after it has transferred its assets and liabilities to engage in no activities (including, without limitation, incurring of Liens on Indebtedness, acquiring assets or making investments) other than those reasonably required to complete dissolution.

VII. NEGATIVE COVENANTS

     Each of the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit, or any fee, expense or other Obligation payable hereunder shall be unpaid, it will not and will not cause or permit any of their subsidiaries and, in the case of Section 7.13 hereof, any ERISA Affiliate to, either directly or indirectly:

     SECTION 7.01. Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect subsidiary),


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


whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

          (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security or similar laws (not including any lien described in Section 412(m) of the Code);

          (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 15 days or which are being contested in compliance with Section 6.04;

          (c) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent or are being diligently contested in compliance with Section 6.04;

          (d) zoning restrictions, easements, rights of way licenses, flowage rights, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor defects or irregularities of title and similar encumbrances (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (e) purchase money Liens granted in connection with the incurrence of Indebtedness permitted by Section 7.03(vi) hereof, to the vendor or person financing the construction or acquisition of property, plant or equipment, provided that (i) such Lien is limited to the particular assets constructed or acquired, (ii) the debt secured by the Lien does not exceed the amount financed for the construction or acquisition cost (including transaction costs and indemnities customarily secured by a Lien of such type) of the specific assets on which the Lien is granted, (iii) such Lien arises and the Indebtedness secured thereby is created within 120 days of the completion of such construction or of such acquisition or are incurred to extend, renew or refinance such Liens and Indebtedness incurred within such 120-day period and (iv) such transaction does not otherwise violate this Agreement;

          (f) Liens junior to the Obligations securing the Senior Secured Notes and the guaranties in respect thereof so long as they are subject to the Intercreditor Agreement and any Permitted Refinancing thereof;


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


          (g) Liens existing on the date of this Agreement and set forth in
     Schedule 7.01 annexed hereto but not the extension, renewal or refunding of the Indebtedness secured thereby;

          (h) Liens created in favor of the Agent for for its own benefit and the benefit of the Lenders pursuant to the Loan Documents or created pursuant to Canadian Credit Agreement;

          (i) Liens and deposits securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds, performance bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

          (j) judgment Liens securing judgments and decrees, which would not constitute an Event of Default under paragraph (j) of Article VIII;

          (k) warrants being issued under the Plan of Reorganization or stock options issued pursuant to stock option plans;

          (l) option of other shareholder of CCM;

          (m) UCC or Personal Property Security Law filings made for informational purposes by, or Liens created in connection with the leasing of any property from, lessors of property to a Borrower, a Guarantor or any subsidiary thereof;

          (n) Liens in favor of customs and revenue authorities to secure the payment of custom duties in connection with the importation of goods in the ordinary course of business;

          (o) Liens on property prior to the acquisition thereof by a Borrower, a Guarantor or any subsidiary thereof, provided that such Lien is not created in contemplation of or in connection with such acquisition, such Lien does not apply to any other property and such Lien does not materially interfere with the use, occupancy and operation of any property, materially reduce the fair market value of such property but for such Lien or result in any material increase in the cost of operating, occupying or owning (or leasing) such property; or

          (p) Liens that arise automatically under Environmental Laws provided that the Borrowers are in compliance with Section 6.13 and any such Lien would not have a Material Adverse Effect.


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


     SECTION 7.02. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby any Borrower or any of their subsidiaries shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Borrowers or such subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred except for sale and lease-back transactions which would otherwise be in compliance with Sections 7.01, 7.03 and 7.08.

     SECTION 7.03. Indebtedness. Incur, create, assume or permit to exist any Indebtedness other than (i) Indebtedness secured by Liens permitted under
Section 7.01, (ii) Indebtedness (including, without limitation, Guarantees) existing on the date hereof and listed in Schedule 7.03 annexed hereto, but not the extension, renewal or refunding thereof, (iii) Indebtedness incurred hereunder, including without limitation the Guarantees (Canadian) and the Guarantee of Trademark U.S., (iv) Indebtedness to trade creditors incurred and deposits from customers received in the ordinary course of business, (v) Guarantees constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (vi) purchase money Indebtedness (including Capital Lease Obligations) to finance Capital Expenditures permitted by Section 7.07 hereof provided that any Lien granted with respect to such Indebtedness is permitted by Section 7.01(e) hereof, (vii) Subordinated Indebtedness, (viii) Guarantees by the Parent of Indebtedness of a subsidiary permitted under this Section 7.03 or trade accounts payable arising in the ordinary course of business in accordance with customary trade terms and Guarantees by a subsidiary of Indebtedness of the Parent permitted under this
Section 7.03 or trade accounts payable arising in the ordinary course of business in accordance with customary trade terms but only to the extent such Indebtedness or trade accounts payable arising in the ordinary course of business in accordance with customary trade terms was incurred for the benefit of such subsidiary, (ix) other unsecured Indebtedness in the ordinary course of business not to exceed $2,000,000 at any one time outstanding, (x) interest rate and currency protection agreements occurring in the ordinary course of business,
(xi) Indebtedness to finance insurance premiums and (xii) intercompany Indebtedness of #1 Apparel Canada Inc. to the Canadian Borrower for working capital purposes not to exceed $Canadian 10,000,000 at any time outstanding provided that such Indebtedness is pledged to The Chase Manhattan Bank of Canada.

     SECTION 7.04. Dividends, Distributions and Payments. Declare or pay, directly and indirectly, any dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose except that any Borrower or any subsidiary of a Borrower may pay dividends or make other distributions to its direct parent, the Parent may pay dividends


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in kind or exchange shares of its capital stock for other such shares and so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent may repurchase or redeem its shares from employees or officers who have died, resigned, been terminated or retired so long as the aggregate amount expended in any Fiscal Year does not exceed $250,000.

     SECTION 7.05. Consolidations, Mergers and Sales of Assets. Consolidate with or merge into or amalgamate with any other person, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transactions) any portion of its assets (whether now owned or hereafter acquired), or permit another person to merge into or amalgamate with it, or acquire all or substantially all the capital stock or assets of any other person; provided, however, that the foregoing shall not prohibit:

          (a) purchases and sales of inventory in the ordinary course;

          (b) (i) sales of assets (excluding capital stock of a subsidiary),
     (ii) sale-leaseback transactions and (iii) sales of worn out, obsolete, scrap or surplus assets not to exceed for (i), (ii) and (iii) $350,000 in the aggregate in any Fiscal Year;

          (c) sales of accounts receivable permitted by Section 7.11;

          (d) sale and leaseback transactions to the extent permitted pursuant to Section 7.02;

          (e) leases, subleases and licenses in the ordinary course of business (subject to any restrictions contained in the Security Documents);

          (f) Capital Expenditures permitted by Section 7.07;

          (g) liquidation of investments permitted pursuant to Sections 7.06(a) through (e), dissolution of Inactive Subsidiaries as provided in Section
     6.19 hereof and, so long as no Default or Event of Default shall have occurred and be continuing, the transfer of the stock of #1 Apparel Canada Inc. from the Parent to the Canadian Borrower (subject to the Lien in favor of the Agent) and the subsequent dissolution of #1 Apparel Canada Inc.;

          (h) No later than June 30, 1997 and so long as at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, the merger or consolidation of any subsidiary incorporated in the United States (other than Trademark U.S.) with or into any other subsidiary incorporated in the United States in which no person other than the Parent or any such subsidiary receives consideration and the Agent in its sole discretion is


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


     satisfied that the surviving person has assumed all Obligations of the person merging with or consolidating into such surviving person and that there has been no Material Adverse Effect with respect to the Collateral; and

          (i) sale of assets at Beauport provided that all Net Cash Proceeds are applied in the manner required pursuant to Section 2.09(f) for sales made pursuant to Section 2.09(d).

     SECTION 7.06. Investments. Own, purchase or acquire any stock, obligations, assets (not in the ordinary course of business) or securities of, or any interest in, or make any capital contribution or loan or advance to, any other person, or make any other investments, except:

          (a) certificates of deposit, time deposits and money market accounts in dollars of any commercial banks registered to do business in any state of the United States (i) having capital and surplus in excess of $250,000,000 and (ii) whose long-term debt rating is at least investment grade as determined by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. and certificates of deposit in dollars offered by money market mutual funds meeting the criteria in (c) below;

          (b) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States;

          (c) investments in money market mutual funds having assets in excess of $2,000,000,000;

          (d) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (e) federally tax exempt securities rated A or better by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (f) investments in the stock of any subsidiary and in CCM existing on the Closing Date, but not any additional investments therein except for the issuance of shares by the Canadian Borrower to the Parent in connection with the windup of #1 Apparel Canada Inc. as permitted pursuant to Section 7.05(g);

          (g) existing investments as set forth on Schedule 7.06 annexed hereto and renewals, replacements and extensions thereof;


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


          (h) investments in non-cash consideration received in connection with a permitted sale of assets (subject to the granting of a Lien as required by the Security Documents);

          (i) investments arising from transactions by any Loan Party or any of its subsidiaries with customers or suppliers in the ordinary course of business, including, without limitation, endorsements of negotiable instruments and debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers or in settlement of delinquent obligations of, or other disputes with, customers or suppliers, arising in the ordinary course of business (subject to the granting of a Lien as required by the Security Documents);

            (j) loans or advances to (x) employees (i) to cover payroll, travel and similar expenses, arising in the ordinary course or (ii) to allow such employees to exercise options in the stock of the Parent, so long as the aggregate amount of such loans and advances does not exceed $250,000 at any one time outstanding and (y) to representatives acting as agent for a Borrower in the ordinary course of business, so long as the aggregate amount of such loans and advances does not exceed $500,000 at any one time outstanding;

          (k) Capital Expenditures and other purchases permitted under other provisions of this Agreement;

          (l) Indebtedness permitted by Section 7.03;

          (m) transactions permitted pursuant to Section 7.05;

          (n) loans and advances by the Canadian Borrower to the extent permitted pursuant to Section 7.03(xii) hereof; and

          (o) other investments in addition to those permitted by (a) through
     (n) above not to exceed $2,000,000 (after crediting all cash distributions received from such investments) during the term of this Agreement; provided, however, that any such investment made in any Fiscal Year is funded from or is capable of being funded from Excess Cash Flow from the prior Fiscal Year which is not applied to prepay or redeem Senior Secured Notes pursuant to Section 7.15 hereof; and provided, further, that to the extent applicable the Agent is granted a Lien on any such investment pursuant to the Security Documents;

provided that, in each case mentioned in (a), (b), (d) and (e) above, such obligations shall mature not more than one year from the date of acquisition thereof.


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


     SECTION 7.07. Capital Expenditures. Permit the aggregate amount of payments made for Capital Expenditures (other than Capital Expenditures made with proceeds of insurance as permitted pursuant to Section 2.09(e) or sales of assets as permitted pursuant to exception (b) of Section 7.05), including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under
Section 7.01(e) hereof, in each of the periods indicated below to exceed the following amounts for the Parent and its subsidiaries:

            Period                              Maximum Amount
            ------                              --------------

 Fiscal Year ending December 31, 1997           $3,650,000

 Fiscal Year ending December 31, 1998           $4,000,000

 Fiscal Year ending December 31, 1999
  and each Fiscal Year thereafter               $4,400,000

     SECTION 7.08. Rental Obligations. Incur, create, assume or permit to exist, in respect of leases of real and personal property (other than finance leases), monetary rental obligations or other commitments thereunder to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals, percentage rentals, property taxes, or insurance premiums, other than (x) those set forth on Schedule 7.08 annexed hereto and any renewal or replacement thereof and (y) other such obligations incurred in the ordinary course of business or representing increased rental costs in replacing existing rental facilities in an aggregate amount for the Parent and its subsidiaries not to exceed $1,000,000 during the term of this Agreement.

     SECTION 7.09. Interest Coverage Ratio. Permit the Interest Coverage Ratio at the end of any fiscal quarter, commencing with the fiscal quarter ending December 31, 1997, to be less than 1.25:1.00.

     SECTION 7.10. Business. Alter the nature of its business as operated on the date of this Agreement in any material respect (it being understood that Trademark Canada shall engage in no business other than its investment in the stock of CCM and activities related thereto).

     SECTION 7.11. Sales of Receivables. Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except (i) for the purpose of collection or settlement in the ordinary course of business or (ii) the sale of any such accounts to the Agent.


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


     SECTION 7.12. Use of Proceeds. Permit the proceeds of any Credit Event to be used for any purpose which entails a violation of, or is inconsistent with, Regulation G, T, U or X of the Board, or for any purpose other than those set forth in Section 2.17 or Section 4.14 hereof.

     SECTION 7.13. ERISA. (a) Engage in any transaction in connection with which any Borrower or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

     (b) Terminate any Pension Plan in a "distress termination" under Section 4041 of ERISA, or take any other action which could result in a material liability of any Borrower or any ERISA Affiliate to the PBGC.

     (c) Fail to make payment when due of all material amounts which, under the provisions of any Plan, any Borrower or any ERISA Affiliate are required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

     (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

     SECTION 7.14. Accounting Changes. Make any change in their accounting treatment or financial reporting practices except as required or permitted by GAAP.

     SECTION 7.15. Prepayment or Modification of Indebtedness; Modification of Charter Documents. (a) Except as may be required by Section 423 of the Senior Secured Note Indenture, directly or indirectly prepay, redeem, purchase or retire any of the Senior Secured Notes or any Subordinated Indebtedness; provided, however, that (i) in any Fiscal Year, after the delivery of the financial statements and certificates required to be delivered pursuant to
Section 6.05(a) and (e) for the prior Fiscal Year, commencing with the statements and certificates to be delivered for the Fiscal Year ending December 31, 1997, the Parent may (but shall not be obligated to) prepay or redeem Senior Secured Notes in an amount up to 50% of Excess Cash Flow for such prior Fiscal Year and (ii) when received, after first applying the proceeds thereof to prepay the Term Loan until repaid in full (in the manner provided in Section 2.09(f), (g) and (i) with respect to Term Loans) 50% of amounts representing the Vermont Litigation Recovery may be applied to so prepay or redeem the Senior Secured Notes; provided, further, that in the case of (i) and (ii) above both before and after giving effect to any such payment or redemption no Default or Event of Default shall exist.

     (b) Modify, amend or otherwise alter the terms and provisions of any Subordinated Indebtedness, the Senior Secured Note Indenture or the Senior Secured Notes to the extent such would be adverse to the Lenders in any material respect.

     (c) Pay any interest in cash on the Senior Secured Notes on the first interest payment date of October 1, 1997 and thereafter pay any interest in cash if the Borrowers would not be in compliance with Section 7.09 hereof and, solely with respect to the interest payment dates of April 1, 1998 and October 1, 1998, would not be in compliance after giving effect to any such payment.

     (d) Modify, amend or alter their certificates or articles of incorporation or other constitutive documents or preferred stock/certificates of designations or the Shareholders' Agreement to the extent such would be adverse to the Lenders in any material respect.

     SECTION 7.16. Transactions with Affiliates. Except as otherwise specifically set forth in this Agreement or except with respect to the allocation of overhead among the Parent and its subsidiaries occurring in the ordinary course of business, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, Affiliate or agent of any Borrower, except at prices and on terms not less favorable to it than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

     SECTION 7.17. Negative Pledges, Etc. Enter into any agreement (other than this Agreement or any other Loan Document, the Senior Secured Note Indenture or the Senior Secured Notes or any agreement relating to any Indebtedness permitted pursuant to Sections 7.03(ii) and (vi) but only with respect to the property securing such Indebtedness) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, or (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document.

VIII. EVENTS OF DEFAULT

     In case of the happening of any of the following events (herein called "Events of Default"):

          (a) any representation or warranty made or deemed made by any Loan Party or subsidiary thereof in or in connection with this Agreement, any of the Security Documents, the Notes or other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

          (b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Note, or any fee or any other amount payable hereunder, or under the Notes, Letters of Credit, or any other Loan Document or in connection with any other Credit Event when and as the same shall become due and payable;

          (d) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of any Loan Party pursuant to (i) Sections 6.01, 6.03, 6.05 (other than subsections (a), (b) and (e)), 6.08 (with respect to inspection, visitation and audits), 6.09, 6.10, 6.14, 6.15, 6.17 and 6.18 or Article VII hereof, any of the Notes, Security Documents or other Loan Documents, (ii) the provisions of subsections (a), (b) and (e) of Section 6.05 and such default shall continue for a period of three Business Days (provided that such grace period shall only be available a maximum of three times) or (iii) any other terms of this Agreement (other than as specified in (a), (b), (c) or (d)(i) or (d)(ii) above) and such default with respect to any such other terms shall continue for a period of 15 days;

          (e) any Loan Party or subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, the Canadian Bankruptcy and Insolvency Act or Companies Creditors Arrangement Act or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or subsidiary thereof or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
     (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

          (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or subsidiary thereof, or of a substantial part of the property or assets of any Loan Party or subsidiary thereof, under Title 11 of the United States Code, the Canadian Bankruptcy and Insolvency Act or Companies Creditors Arrangement Act or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee,


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     custodian, sequestrator or similar official for any Loan Party or subsidiary thereof or for a substantial part of the property of any Loan Party or subsidiary thereof, or (iii) the winding-up or liquidation of any Loan Party or subsidiary thereof; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

          (g) default shall be made with respect to any Indebtedness of any Loan Party or subsidiary thereof (excluding Indebtedness outstanding hereunder) which either individually or taken together with other Indebtedness as to which a default has occurred shall exceed $250,000 if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness;

          (h) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by any Loan Party or subsidiary thereof, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of
     Section 4041 of ERISA, (iii) the receipt of notice by any Loan Party or subsidiary thereof, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (iv) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code,
     (vi) any Loan Party or subsidiary thereof or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of
     Section 4062, 4063, 4064 or 4201 of ERISA, (vii) any Loan Party or subsidiary thereof or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code, (viii) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by any Loan Party or subsidiary thereof or any ERISA Affiliate, and in each case in clauses (i) through (viii) of this subsection (h), such event or condition, together with all other such events or conditions, if any, could subject any Loan Party or subsidiary thereof or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the reasonable opinion of the Agent, would have a Material Adverse Effect;

          (i) (i) any Loan Party or subsidiary thereof or any ERISA Affiliate
     (x) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any withdrawal liability to such Multiemployer Plan, (y) does not have reasonable


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


     grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner, and (z) the payment of such withdrawal liability would, in the reasonable opinion of the Agent, have a Material Adverse Effect; or (ii) with respect to any Canadian Pension Plan there shall occur (A) the institution of any steps by any Loan Party or subsidiary thereof or any other person to terminate such Canadian Pension Plan if, as a result of such termination, the Loan Party or subsidiary member could be required to make a contribution to such Canadian Pension Plan, or could reasonably expect to incur a liability or obligation to such Canadian Pension Plan which, in the reasonable opinion of the Agent, would have a Material Adverse Effect; or
     (B) a material contribution failure occurs with respect to any such Canadian Pension Plan sufficient to give rise to a Lien on any material portion of the property of the Loan Party or subsidiary member and such failure is not remedied within 30 days of its occurrence;

          (j) a judgment (not reimbursed by insurance policies of any Loan Party or subsidiary thereof) or decree for the payment of money, a fine or penalty which when taken together with all other outstanding judgments, decrees, fines and penalties shall exceed $250,000 shall be rendered by a court or other tribunal against any Loan Party or subsidiary thereof and
     (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to levy upon assets or properties to enforce such judgment, decree, fine or penalty;

          (k) this Agreement, any Note, any of the Security Documents or other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party or subsidiary thereof not to be, a legal, valid and binding obligation of any Loan Party or subsidiary thereof, enforceable in accordance with its terms (subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and to general principles of equity), or a Lien affecting a material portion of the Collateral purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Loan Party or subsidiary thereof not to be, a valid, first priority perfected Lien (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

          (l) a Change of Control shall occur;

          (m) any material damage to, or loss, theft or destruction of, any material Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any


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     applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of a Loan Party or subsidiary thereof if, in the case of any of the foregoing, such event or circumstance would have a Material Adverse Effect;

          (n) a Lien or Liens, individually or in the aggregate exceeding $ 250,000 arising from unpaid Federal, state or local taxes shall be filed against any Loan Party's or subsidiary's properties or assets; or

          (o) if an event shall occur and be continuing with respect to CCM which would constitute an Event of Default under paragraph (e) or (f) above if CCM were a Loan Party;

then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Agent may, and upon the written request of the Required Lenders shall, by written notice (or facsimile notice promptly confirmed in writing) to the Borrowers, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Total Commitment and the obligations of the Lenders to issue Letters of Credit hereunder; (ii) declare the Notes and any amounts then owing to the Lenders on account of drawings under any Letters of Credit to be forthwith due and payable, and (iii) require that the Borrowers remit to the Agent cash collateral in an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit at such time, such cash collateral to be held by the Agent for its own benefit and the benefit of the Lenders in a cash collateral account on terms and conditions satisfactory to the Agent (such cash collateral to the extent not applied to satisfy Obligations shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived), whereupon the principal of such Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that with respect to a default described in paragraph (e) or (f) above, the Total Commitment and the obligation of the Lenders to issue Letters of Credit shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and any other liabilities of the Borrowers accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Notes to the contrary notwithstanding.


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


IX. AGENT

     In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note or issuer of any Letter of Credit by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such actions and powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence or willful misconduct. For its services as Agent, the Borrowers have agreed to pay The Chase Manhattan Bank an administration fee which has been negotiated between the parties.

     The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder which are paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by such Agent and (c) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Agent.

     In the event that (a) any Borrower fails to pay when due the principal of or interest on any Note, any amount payable under any Letter of Credit, or any fee payable hereunder or (b) the Agent receives written notice of the occurrence of a Default or an Event of Default (the Agent being deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Agent by any Borrower or a Lender), the Agent within a reasonable time shall give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.


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


     The Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrowers and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrowers, as though it were not Agent of the Lenders hereunder.

     The Agent shall promptly give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender.

     Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or in connection herewith.

     The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

     The Agent and the Borrowers may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided in Section 11.03 by such payee to the Agent and the Borrowers and such transfer is otherwise in accordance with Section 11.03.


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


     With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or other affiliate thereof as if it were not the Agent. Each of the Lenders hereby acknowledges that the Agent and/or one or more Affiliates of the Agent may at any time and from time to time be a holder of equity interests in a Loan Party.

     Each Lender agrees (i) to reimburse the Agent in the amount of such Lender's pro rata share (based on its Commitment hereunder) of any expenses incurred for its own benefit and/or for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrowers and
(ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrowers; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

     With respect to the release of Collateral, Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any property covered by this Agreement or the other Loan Documents (i) upon termination of the Total Commitment and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of in compliance with the provisions of this Agreement (and the Agent may rely in good faith conclusively on any certificate, without further inquiry); or (iii) constituting property leased to any of the Borrowers or any subsidiary under a lease which has expired or been terminated or is about to expire and which has not been, and is not intended by the applicable Borrower or such subsidiary to be, renewed or extended; provided, however, that (x) the Agent shall not be required to execute any release on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party,


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


including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

     With respect to perfecting the Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code or any comparable provision of the Personal Property Security Law in any applicable jurisdiction, can be perfected only by possession, each Lender hereby appoints each other Lender for the purpose of perfecting such interest. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent, and, promptly upon the Agent's request, shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any Collateral for the Loans, it being understood and agreed that such rights and remedies may be exercised only by the Agent.

     In the event that a petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law is filed by or against any Loan Party, the Agent is authorized to file a proof of claim on behalf of itself and the Lenders in such proceeding for the total amount of Obligations owed by such Loan Party. With respect to any such proof of claim which the Agent may file, each Lender acknowledges that without reliance on such proof of claim, such Lender shall make its own evaluation as to whether an individual proof of claim must be filed in respect of such Obligations owed to such Lender and, if so, take the steps necessary to prepare and timely file such individual claim.

     Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

     Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent with the consent of the Borrowers which shall not be unreasonably withheld (except that no such consent shall be required if an Event of Default shall exist under paragraph (b) or (c) of Article VIII). If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in


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


New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders. The Lenders further hereby acknowledge that the Agent is not acting as the fiduciary of, or the trustee for, any of the Lenders and except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agent by or relating to the Borrower or any of their respective subsidiaries.

X. MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND
   OTHER COLLATERAL

     SECTION 10.01. Collection of Receivables; Management of Collateral. (a) The Borrowers will, at their own cost and expense, (i) arrange for remittances on Receivables of each of the Receivables Grantors to be made directly to lockboxes designated by the Agent or in such other manner as the Agent may direct, and
(ii) promptly deposit, or cause to be deposited, all payments received by the Receivables Grantors on account of Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Agent in precisely the form received (but with any endorsements of the Receivables Grantors necessary for deposit or collection), subject to withdrawal by the Agent only, as hereinafter provided, and until such payments are deposited, such payments shall be deemed to be held in trust by the Receivables Grantors for and as the Lenders' property and shall not be commingled with the Receivables Grantors' other funds. All remittances and payments that are deposited in accordance with the foregoing will, after two Business Days (or three Business Days in the case of deposits that are made after 1:00 p.m. (New York time)), be applied by the Agent to reduce the outstanding balance of the Revolving Credit Loans, subject to final collection in cash of the item deposited.

     Upon the occurrence and continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Agent's security interest to any and all Customers or any third party holding or otherwise concerned with any of the

Collateral, and thereafter the Agent shall have the sole right to collect the Receivables and/or take possession of the Collateral and the books and records relating thereto. The Receivables Grantors shall not, without the Agent's prior written consent, grant any extension of the time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon except, prior to the occurrence and continuance of an Event of Default, in the ordinary course of its business.

     (b) (i) Each of the Receivables Grantors hereby constitutes the Agent or the Agent's designee as such person's attorney-in-fact with power to endorse such person's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; to sign such person's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, assignments and verifications of Receivables and notices to Customers; to send verifications of Receivables; upon the occurrence of an Event of Default, to notify the Postal Service authorities to change the address for delivery of mail addressed to such Borrowers to such address as the Agent may designate; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agent or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations are paid in full and the Total Commitment is terminated.

     (ii) The Agent, without notice to or consent of the Receivables Grantors, upon the occurrence and during the continuance of an Event of Default, (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Receivables; and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of any of the Receivables Grantors any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each of the Receivables Grantors hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

     (c) Nothing herein contained shall be construed to constitute any Receivables Grantor as agent of the Agent or any Lender for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial


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


decision that the Agent's or a Lender's act or omission constituted gross negligence or willful misconduct). The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Agent's or such Lender's error, omission or delay constituted gross negligence or willful misconduct). The Agent and the Lenders do not, by anything herein or in any assignment or otherwise, assume any of the Receivables Grantors' obligations under any contract or agreement assigned to the Agent or the Lenders, and the Agent and the Lenders shall not be responsible in any way for the performance by the Receivables Grantors of any of the terms and conditions thereof.

     (d) If any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the applicable Receivables Grantor and the applicable Receivables Grantor shall reimburse the Agent for any amount paid upon demand. The applicable Receivables Grantor shall notify the Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from any Receivables Grantors by reason of the sale and delivery creating such Receivables.

     SECTION 10.02. Receivables Documentation. The Borrowers will, in addition to the monthly Receivables agings delivered pursuant to this Agreement, at such intervals as the Agent may reasonably require, furnish, or cause to be furnished, such further schedules and/or information as the Agent may reasonably require relating to the Receivables, including, without limitation, sales invoices. In addition, the Borrowers shall notify the Agent of any material non-compliance in respect of the representations, warranties and covenants contained in Section 10.03 hereof. The items to be provided under this Section
10.02 are to be in form reasonably satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral; the Borrowers' failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien or security interest in the Collateral.

     SECTION 10.03. Status of Receivables and Other Collateral. Each of the Borrowers covenants, represents and warrants that: (a) the Receivables Grantors shall be the sole owner, free and clear of all Liens except in favor of the Agent or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral owned by it; (b) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless such Receivable shall be a good and valid account representing an undisputed bona


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fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by a Receivables Grantor, or work, labor and/or services theretofore rendered by a Receivables Grantor; (c) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless such Receivable or portion thereof which it seeks to so qualify is not subject to any defense, offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in such Receivables Grantors' business; (d) none of the transactions underlying or giving rise to any Eligible Receivable shall violate any applicable state or Federal laws or regulations in any material respect, and all documents relating to any Eligible Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms (subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and to general principles of equity); (e) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless to the best of its knowledge (without independent inquiry), each Customer, guarantor or endorser with respect to such Receivable is solvent and will continue to be fully able to pay all Eligible Receivables on which it is obligated in full when due; (f) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless all documents and agreements relating to such Receivable shall be true and correct and in all respects what they purport to be; (g) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless to the best of its knowledge, all signatures and endorsements that appear on all documents and agreements relating to such Receivable shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) it shall maintain books and records pertaining to the Collateral in such detail, form and scope as are customary for businesses similarly situated; (i) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless it shall have immediately notified the Agent as to any accounts arising out of contracts with the United States or Canada or any department, agency or instrumentality thereof, and shall have executed any instruments and taken any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) if any amount payable under or in connection with any Receivable is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Agent as additional collateral; (k) it nor any other Receivables Grantor shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the industry; (l) it and each other Inventory Grantor shall conduct a physical count of its inventory at such intervals as the Agent may request (but not more often than one time in any Fiscal Year unless an Event of Default has occurred and is continuing) and promptly supply the Agent with a copy of


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such counts accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or market value) of such inventory; and (m) it nor any other Receivables or Inventory Grantor is not nor shall it be entitled to pledge the Lenders' credit on any purchases or for any purpose whatsoever.

     SECTION 10.04. Monthly Statement of Account. The Agent shall render to the Borrowers each month a statement of the Borrowers' revolving credit and term loan account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrowers unless the Agent receives a written statement of the Borrowers' exceptions within 30 days after such statement was rendered to the Borrowers.

     SECTION 10.05. Collateral Custodian. Upon the occurrence and during the continuance of an Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrowers or any other Receivables Grantor or Inventory Grantor a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. The Borrowers hereby agree to cooperate, or cause any other Receivables Grantor or Inventory Grantor to cooperate, with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be paid by the Borrowers on demand and then added to the Obligations if not paid.

XI. MISCELLANEOUS

     SECTION 11.01. Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail or sent by telecopy addressed,

          (a) if to all or any of the Borrowers, Guarantors, or Grantors, c/o Parent, at 77 Route 25, Pierson Industrial Park, Bradford, Vermont 05033 (Telecopy No. 603-924-4408), Attention: Russell J. David, Vice President-Finance, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178- 0060, Attention: David W. Pollak, Esq. (Telecopy No. (212) 309-6273);

          (b) if to the Agent, at The Chase Manhattan Bank, 633 Third Avenue, 7th Floor, Asset Based Lending, New York, New York 10017, Attention: Credit Deputy (Telecopy No. 212-622-5218), with a copy to Kaye, Scholer, et al., LLP, at 425 Park Avenue, New York, New York 10022, Attention: Jeffrey M. Epstein, Esq. (Telecopy No. 212-836-7151); and


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


          (c) if to any Lender, at the address or telecopy number set forth below its name in Schedule 2.01 annexed hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or sent by overnight courier service or five days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when receipt is acknowledged if sent by telecopy, in each case addressed to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party.

     SECTION 11.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrowers herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and the occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

     SECTION 11.03. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party, the Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, the Borrowers specifically confirm that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank. No Borrowers may assign or transfer any of its rights or obligations hereunder without the written consent of all the Lenders.

     (b) Each Lender, without the consent of the Borrowers or the Agent, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment and Term Loan Commitment and the Loans owing to it and undrawn Letters of Credit and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment and Term Loan Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.10, 2.12 and
2.16 (provided


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such participant shall have complied with the terms thereof) hereof, but only to the extent any of such Sections would be available to the Lender which sold such participation, and shall not be entitled to receive any greater amount than the selling Lender would be entitled to receive and (iv) the Borrowers, the Guarantors, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further, however, that such Lender shall retain the sole right and responsibility to enforce the obligations of the Loan Parties relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to decreasing any fees payable hereunder or the amount of principal or the rate of interest payable on the Loans, or extending the dates fixed for any payment of principal pursuant to Section 2.04(c) or interest on the Loans, or increasing or extending the Commitments or the release of all Collateral.

     (c) Each Lender may assign by novation, to any one or more banks or other entities with the prior written consent of the Borrowers (which shall not be unreasonably withheld) and with the prior written consent of the Agent, all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and Term Loan Commitment and the same portion of the Loans and undrawn Letters of Credit at the time owing to it and the Notes held by it), provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, Letters of Credit and Notes, (ii) the amount of the Revolving Credit Commitment and Term Loan Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in an aggregate minimum principal amount of $5,000,000 and the amount of the Revolving Credit Commitment and Term Loan Commitment retained by such Lender shall not be less than $10,000,000 or shall be zero, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment and a processing and recordation fee of $5,000 and (iv) the Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire in the form provided to such Assignee by the Agent. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent and the Borrowers, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement


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(and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12, 2.16 and 11.04, as well as any fees accrued for its account hereunder and not yet paid).

     (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, and that its Commitment and the outstanding balance of its Loans and participations in Letters of Credit, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any Collateral or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under this Agreement, or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance and confirms that it has received a copy of this Agreement and of the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (e) The Agent shall maintain at its address referred to in Section 11.01 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment and Term Loan Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the other Loan Parties,


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


the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the other Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the Notes subject to such assignment, any processing and recordation fee and, if required, an Administrative Questionnaire and the written consents to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit F annexed hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrowers. Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such assignee in an amount equal to its portion of the Term Loan Commitment and Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Commitment hereunder, new Notes to the order of the assigning Lender in an amount equal to the Term Loan Commitment and Revolving Credit Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, or, with respect to the Term Notes, the principal amount of the Term Loan outstanding at such time as evidenced by the Term Note being surrendered, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A or Exhibit B, as the case may be. Notes surrendered to the Borrowers shall be canceled by the Borrowers.

     (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any information, relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any information relating to the Borrowers received from such Lender to the extent required pursuant to Section 11.11.

     SECTION 11.04. Expenses; Indemnity. (a) Each of the Borrowers agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any of the Lenders in connection with the enforcement or protection of its rights in connection with this


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Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the enforcement or protection of its rights, including but not limited to the reasonable fees and disbursements of counsel for the Agent and ongoing field examination expenses and charges, and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lenders. Each of the Borrowers further indemnifies the Lenders from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

     (b) Each of the Borrowers indemnifies the Agent and each Lender and their respective directors, officers, employees and agents against, and agrees to hold the Agent, each Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including, without limitation, withholding or other taxes that may be imposed by Canada or any political subdivision thereof with respect to any payments made pursuant to this Agreement and reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of any claim, litigation, investigation or proceedings, whether or not the Agent, any Lender or any such person is a party thereto, relating to
(i) the use of any of the proceeds of the Loans, (ii) this Agreement, any of the other Loan Documents, Plan of Reorganization or the other documents contemplated hereby or thereby, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Total Commitment) and consummation of the transactions contemplated hereby and thereby or (iv) breach of any representation or warranty; provided, however, that such indemnity shall not, as to the Agent or any Lender or such person, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the Agent or any Lender or such person.

     (c) Each of the Borrowers indemnifies, and agrees to defend and hold harmless the Agent and the Lenders and their respective officers, directors, share holders, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the Borrowers or any subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.


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     (d) The provisions of this Section 11.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 11.04 shall be payable on written demand therefor.

     SECTION 11.05. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

     SECTION 11.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the request of the Agent each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any of the Borrowers or Guarantors against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrowers after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

     SECTION 11.07. Payments on Business Days. (a) Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

     (b) All payments by any of the Borrowers hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America in immediately available funds at the office of the Agent set forth in
Section 11.01 hereof.

     SECTION 11.08. Waivers; Amendments. (a) No failure or delay of any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further


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exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by any of the Borrowers or Guarantors therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any of the Borrowers in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the Final Maturity Date or Revolving Credit Termination Date (except in accordance with the terms hereof) or the dates for the payment of principal pursuant to Section 2.04(c) or interest on, any Note or reduce the rate of interest on any Note,
(ii) increase the Revolving Credit Commitment or Term Loan Commitment of any Lender, increase any percentage or amount contained in the definition of Borrowing Base or Seasonal Amount or amend or modify the provisions of this Section, Section 2.06 with respect to decreasing any fee or extending the time for payment thereof, Section 2.13, Section 4.14 or Section 11.04 hereof or the definition of "Required Lenders," or (iii) release any material portion of Collateral (except as may be expressly permitted by the Loan Documents), in each case without the prior written consent of each Lender affected thereby and provided, further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent under this Agreement or the other Loan Documents without the written consent of the Agent. Each Lender and holder of any Note shall be bound by any modification, amendment or waiver authorized in accordance with this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

     (c) In the event that the Borrowers request, with respect to this Agreement or any other Loan Document, an amendment, modification or waiver and such amendment, modification or waiver would require the unanimous consent of all of the Lenders in accordance with Section 11.08(b) above, and such amendment, modification or waiver is agreed to in writing by the Borrowers and the Required Lenders but not by all of the Lenders, then notwithstanding anything to the contrary in Section 11.08(b) above, with the written consent of the Borrowers and such Required Lenders, the Borrowers and Required Lenders may, but shall not be obligated to, amend this Agreement without the consent of the Lender or Lenders who did not agree to the proposed amendment, modification or waiver (the "Minority Lenders") solely to provide for (i) the termination of the Revolving Credit Commitment and Term Loan


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Commitment of each Minority Lender, (ii) the assignment in accordance with Sec tion 11.03 hereof to one or more persons of each Minority Lender's interests, rights and obligations under this Agreement (including, without limitation, all of such Minority Lender's Revolving Credit Commitment and Term Loan Commitment as well as its portion of all outstanding Loans and the Note or Notes held by such Minority Lender) and the other Loan Documents and/or increase the Revolving Credit Commitment and Term Loan Commitment of one or more Required Lenders, in each case so that after giving effect thereto the Total Revolving Credit Commitment and Total Term Loan Commitment shall be in the same amounts as prior to the events described in this paragraph, (iii) the repayment to the Minority Lenders in full of all Loans outstanding and accrued interest thereon at the time of the assignment and/or increase in Commitments described in clause (ii) above with the proceeds of Loans made by such persons who are to become Lenders by assignment or with the proceeds of Loans made by Required Lenders who have agreed to increase their Revolving Credit Commitment and/or Term Loan Commitment, (iv) the payment to the Minority Lenders by the Borrowers of all fees and other compensation due and owing such Minority Lenders under the terms of this Agreement and the other Loan Documents and (v) such other modifications as the Required Lenders and Borrowers shall deem necessary in order to effect the changes specified in clauses (i) through (iv) hereof.

     SECTION 11.09. Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes or any of the other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

     SECTION 11.10. Entire Agreement; Waiver of Jury Trial, Etc. (a) This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the transactions hereunder is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided herein or in the Notes or the Loan Documents (other than this Agreement), nothing in this Agreement, the Notes or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

     (b) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Notes, any of the other Loan Documents or the transactions hereunder.

     (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (b) of this

Section 11.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

     (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

     SECTION 11.11. Confidentiality. The Agent and each of the Lenders agrees to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Lender (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information (who will be informed of the confidential nature thereof) in connection with its participation in the transactions hereunder or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority (in any which case notice will be provided to the Parent and any other applicable Loan Party to the extent not prohibited by law); (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than any Loan Party or any of their respective subsidiaries (and such source was not prohibited from transmitting the information by reason of being party to a confidentiality agreement) or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by any Loan Party or any of their respective subsidiaries; (iv) to the extent any Loan Party shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or (vi) pursuant to Section 11.03(g) hereof.

     SECTION 11.12. Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Loan Parties hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

     (b) Each of the Loan Parties hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     (c) Each of the Loan Parties hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section
11.01 hereof.

     (d) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

     SECTION 11.13. Interest Rate Limitation. (a) Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon, at the Federal Funds Effective Rate (as defined in Alternate Base Rate) to the date of repayment, shall have been received by such Lender.

     (b) If the Interest Act (Canada) should be found to apply with respect to the computation of interest under any of the Loan Documents, then whenever interest is calculated on the basis of a year of 360 days, the rate of interest expressed as an annual rate for purposes of such Act shall be equivalent to the rate of interest applicable to such Loan or other obligation multiplied by the actual number of days in the calendar year in which the same is to be ascertained, and divided by 360.

     SECTION 11.14. Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent.

     SECTION 11.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     IN WITNESS WHEREOF, the Borrowers, the Agent and the Lenders have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

                             SLM INTERNATIONAL, INC.

                             By:/s/ RUSSELL J. DAVID
                                 ----------------------------
                                Name:  Russell J. David
                                Title: Vice President, Finance


                             MASKA U.S., INC.

                             By:/s/ RUSSELL J. DAVID
                                 ----------------------------
                                Name:  Russell J. David
                                Title: Vice President, Finance


                             #1 APPAREL, INC.

                             By:/s/ RUSSELL J. DAVID
                                 ----------------------------
                                Name:  Russell J. David
                                Title: Vice President, Finance


                             LENDERS:

                             THE CHASE MANHATTAN BANK, as Agent
                             and as a Lender

                             By: /s/ DANIEL M. TULLOCK
                                --------------------------
                                Name:  Daniel M. Tullock

                          SCHEDULES TO CREDIT AGREEMENT

      These are the Schedules referred to in the Credit Agreement dated as of April 1, 1997 (as amended, supplemented, or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among SLM International, Inc., Maska U.S., Inc., #1 Apparel, Inc., the Lenders named therein and The Chase Manhattan Bank, as Agent.

      Inclusion of any item in these Schedules shall not constitute, or be deemed to be, an admission to any third party concerning such item by any Borrower or any subsidiary. As to each Borrower and each subsidiary, disclosures made on one Schedule shall be disclosures for all Schedules.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement. All references to "Sections" refer to Sections in the Credit Agreement, unless the context otherwise requires. The headings in these Schedules are for reference only and shall not affect the disclosures contained herein.

                                   SCHEDULE 1

                              ADJUSTMENTS TO EBITDA

The following items shall be added to the determination of EBITDA:

1. Actual restructuring costs, not to exceed $500,000, which costs relate to the closure of the facilities located in Beauport, Quebec and Peterborough, New Hampshire and the establishment of the new facility located in Vermont.

                                  SCHEDULE 1-A

                              INACTIVE SUBSIDIARIES

Buddy L. International Ltd.
Buddy L. St. Thomas, Inc.
Consumer InfoMarketing, Inc.
Maska H.K. Limited
Smedley (Hong Kong) Limited (f/k/a Buddy L. (Hong Kong) Limited)
Smedley Industries, Inc. (f/k/a Buddy L., Inc.)
The Toy Factory, Inc.
St. Lawrence Manufacturing Canada Inc.

                                                                SCHEDULE 2.01(a)

                              TERM LOAN COMMITMENTS

                                                  Approximate
                                 Term Loan        Percentage of Total
Lender                           Commitment       Term Loan Commitment
------                           ----------       --------------------

The Chase Manhattan Bank         $4,000,000              100%
633 Third Avenue
New York, NY 10017
Attention: Credit Deputy

                                                                SCHEDULE 2.01(b)

                          Revolving Credit Commitments

                                                         Approximate
                                      Revolving          Percentage of
                                      Credit             Total Revolving
Lender                                Commitment         Credit Commitment
------                                ----------         -----------------
The Chase Manhattan Bank
633 Third Avenue
New York, New York 10017              $35,000,000                100%
Attention: Credit Deputy

                                                                   SCHEDULE 2.02

                            Domestic Lending Offices

Lender                                       Domestic Lending Office
------                                       -----------------------

The Chase Manhattan Bank                     The Chase Manhattan Bank
                                             633 Third Avenue
                                             New York, NY 10017
                                             Attn: Credit Deputy

                                                                   SCHEDULE 2.03

                           Eurodollar Lending Offices

Lender                                       Eurodollar Lending Office
------                                       -------------------------

The Chase Manhattan Bank                     The Chase Manhattan Bank
                                             633 Third Avenue
                                             New York, NY 10017
                                             Attn: Credit Deputy

                                                                   SCHEDULE 2.18

                   Canadian Letter Of Credit Maximum Exposure

        Lender                     Maximum Exposure
        ------                     ----------------

The Chase Manhattan Bank           $35,000,000

                                 SCHEDULE 4.01

                  JURISDICTIONS WHERE REQUIRED TO BE QUALIFIED

------------------------------------------------------------------------------
                                                                    OTHER
                                     JURISDICTION OF              QUALIFIED
  NAME OF LOAN PARTY                 INCORPORATION               JURISDICTIONS

------------------------------------------------------------------------------
SLM International, Inc.             State of Delaware            New York,
                                                                 New Hampshire
                                                                 Vermont*
------------------------------------------------------------------------------
Maska U.S., Inc.                    State of Vermont             New Hampshire
------------------------------------------------------------------------------
#1 Apparel, Inc.                    State of Delaware            Vermont
                                                                 New Hampshire
------------------------------------------------------------------------------

Sport Maska Inc.                    Province of New Brunswick    Quebec
                                                                 Ontario
------------------------------------------------------------------------------
# 1 Apparel Canada Inc.             Province of New Brunswick    Ontario
------------------------------------------------------------------------------
Mitchel & King Skates Limited       England                      None
------------------------------------------------------------------------------
Sport Maska Europe S.A.R.L.         France                       None
------------------------------------------------------------------------------
SLM Trademark Acquisition Corp.     State of Delaware            New Hampshire
                                                                 Vermont*
------------------------------------------------------------------------------
SLM Trademark Acquisition Canada    Province of New Brunswick    Quebec
Corporation
------------------------------------------------------------------------------

* Qualification is in process and will be completed within 45 days of the Closing Date.

                                  SCHEDULE 4.05

                             MATERIAL ADVERSE CHANGE

      Such information as has been disclosed in the following which have previously been delivered to, and reviewed by, the Agent:

      (i)   the Projections dated November 6, 1996;
      (ii) the documents delivered under the cover letter dated March 3, 1997 addressed to The Chase Manhattan Bank from SLM International, Inc.; and
      (iii) the financial statements referred to in Section 4.07 of the Credit Agreement.

                                SCHEDULE 4.06(a)

                                  LITIGATION(*/)


----------------------------------------------------------------------------------------------------------------------------
                                                                                                               STATUS OR
CAPTION OF SUIT & CASE NUMBER               NATURE OF PROCEEDING              COURT & LOCATION                 DISPOSITION
----------------------------------------------------------------------------------------------------------------------------
Warrington Products Inc. and BAUER Inc.     Alleged Unfair competition        Superior Court                   Pending
v. St. Lawrence Manufacturing Canada Inc.                                     Province of Quebec
and Sport Maska Inc.                                                          District of Montreal
Superior Court                                                                1 Notre Dame West
Province of Quebec                                                            Montreal, Quebec
District of Montreal                                                          Case No.: 500-05-000987-865
Case No: 500-05-000987-865
----------------------------------------------------------------------------------------------------------------------------
Warrington Products Inc. and BAUER Inc.     Alleged Industrial Design         Federal Court of Canada          Pending
v. St. Lawrence Manufacturing Canada Inc.   Infringement                      Ottawa, Ontario
and Sport Maska Inc.                                                          Case No.: T-259-86
Federal Court of Canada
Case No.: T-259-86
----------------------------------------------------------------------------------------------------------------------------
BAUER Inc. v.                               Alleged Industrial Design         Federal Court of Canada          Pending
SLM Canada Inc. and Sport Maska Inc.        Infringement                      Ottawa, Ontario
Federal Court of Canada                                                       Case No.: T-1209-89
Case No.: T-1209-89
----------------------------------------------------------------------------------------------------------------------------
BAUER Inc. v. Sport Maska Inc.              Alleged Trademark Infringement    Federal Court of Canada          Pending
Federal Court of Canada                                                       Ottawa, Ontario
Case No.: T-717-90                                                            Case No.: T-717-90
----------------------------------------------------------------------------------------------------------------------------

---------------
(*/) With regard to any litigation listed on this Schedule 4.06(a) to which St. Lawrence Manufacturing Canada Inc. ("St. Lawrence") or SLM Canada is a party, Sport Maska Inc. (as successor-in-interest to St. Lawrence) will be the party in such litigation.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                               STATUS OR
CAPTION OF SUIT & CASE NUMBER               NATURE OF PROCEEDING              COURT & LOCATION                 DISPOSITION
-----------------------------------------------------------------------------------------------------------------------------
De Palma v.                                 Alleged Patent Infringement       United States District Court     Pending
Maska U.S., Inc., Sport Maska Inc. et al.                                     Northern District of New York
United States District Court                                                  Civil Action No.: 95-CV-
Northern District of New York                                                 1428RSP
Civil Action No.: 95-CV-1428RSP
-----------------------------------------------------------------------------------------------------------------------------
Ridmark Corporation v. Sport Maska Inc.,    Alleged Trademark Infringement    No litigation pending            We responsed
and Maska U.S., Inc.                                                                                           that there was
                                                                                                               no trademark
                                                                                                               infringement
                                                                                                               and we assume
                                                                                                               matter is done.
----------------------------------------------------------------------------------------------------------------------------

ADDITIONAL LITIGATION

Those claims listed on the Schedule of Disputed Claims relating to the Plan of Reorganization which schedule has been delivered to the Agent pursuant to
Section 5.01(k)(i) of the Credit Agreement.

                                SCHEDULE 4.06(b)

                              COMPLIANCE WITH LAWS

               NONE, except as may be disclosed on Schedule 4.19.

                                  SCHEDULE 4.09

                       AUDIT OF FEDERAL INCOME TAX RETURNS

UNITED STATES
-------------

Federal Tax Return Audits:              SLM Acquisition Corp. (merged with
--------------------------              Smedley Industries, Inc. during 1991) -
                                        year ended December 31, 1990 and
                                        incorporated stub period ended July
                                        1991.

                                        SLM International, Inc. & subsidiaries - carryback claim for the year ended December 31, 1994 is currently under examination, concurrent therewith returns for 1991 through 1994 are being examined.

Extensions of Federal Returns:          The Parent and its U.S. subsidiaries
------------------------------          have filed for extensions through
                                        September 15, 1997 for the year ended
                                        December 31, 1996.

CANADA
------

Federal Provincial Tax Return           Sport Maska Inc.:
-----------------------------           ----------------
Audits:                                 Federal income tax returns up to
-------                                 and including 1992 taxation year.

                                        Revenue Canada Transfer Pricing Division has reviewed Canadian - US transactions for the 1993 and 1994 taxation years.

                                        Quebec Ministry of Revenue is currently
                                        auditing federal and provincial sales
                                        tax for the last three taxation years.

                                        St. Lawrence Manufacturing Canada
                                        ---------------------------------
                                        Inc.:(**/)
                                        ----------

---------------

(**/) Any liabilities resulting from these audits will be liabilities of Sport
      Maska Inc.

                                        Federal income tax returns up to and
                                        including the 1993 taxation year.

                                        Revenue Canada has also audited Canadian withholding taxes on amounts due to the parent company for the taxation years 1992-1995.

                                        Quebec Ministry of Revenue has audited
                                        federal and provincial sales taxes for
                                        the taxation years 1992 - 1995.

TAX SHARING AGREEMENTS

UNITED STATES
-------------

No formal tax sharing agreements.

CANADA
------

No formal tax sharing agreements.

                                  SCHEDULE 4.15

                                  SUBSIDIARIES



SPORT MASKA INC.

Jurisdiction of Incorporation:           Province of New Brunswick

Authorized:                              Unlimited number of:
                                         Voting and participating class A
                                         shares; 2% per quarter noncumulative
                                         class B shares; 3.5% per quarter
                                         noncumulative class C shares; 2.5% per
                                         quarter noncumulative class D shares,
                                         to be issued in U.S. currency.

Issued and Outstanding:                  17,836,523 class A shares owned by SLM
                                         International, Inc.

MASKA U.S., INC.

Jurisdiction of Incorporation:           State of Vermont

Authorized:                              Common Stock, voting $100 stated value;
                                         500 shares authorized Preferred Stock,
                                         Class A nonvoting, $100 par value, 10%
                                         noncumulative; 16,000 shares
                                         authorized.

Issued and Outstanding:                  300 Common Stock owned by SLM
                                         International, Inc. 16,000 Class A
                                         owned by SLM International, Inc.

#1 APPAREL, INC.

Jurisdiction of Incorporation:           State of Delaware

Authorized:                              Common Stock, $0.01 par value;
                                         1,000 shares authorized.

Issued and Outstanding:                  100 Common Stock owned by SLM
                                         International, Inc.

#1 APPAREL CANADA INC.

Jurisdiction of Incorporation:           Province of New Brunswick

Authorized:                              Unlimited number of:
                                         Voting and participating class A
                                         shares; 2% per quarter noncumulative
                                         class B shares; 3.5% per quarter
                                         noncumulative class C shares; 2.5% per
                                         quarter noncumulative class D shares,
                                         to be issued in U.S. currency

Issued and Outstanding:                  2,500,001 class A shares owned by SLM
                                         International, Inc.

MITCHEL AND KING SKATES LIMITED

Jurisdication of Incorporation:          England

Authorized:                              Ordinary Shares of(pound)1 each;
                                         200,000 shares authorized.

Issued and Outstanding:                  200,000 Ordinary Shares owned by SLM
                                         International, Inc.

SPORT MASKA EUROPE SARL "S.A.R.L." (AU CAPITAL DE 200,000 FF)

Jurisdication of Incorporation:          France

Authorized:                              2,000 Shares, 100 Ff per share

Issued and Outstanding:                  2,000 Shares owned by Sport Maska Inc.

SLM TRADEMARK ACQUISITION CANADA CORPORATION

Jurisdication of Incorporation:          Province of New Brunswick

Authorized:                              Unlimited number of:
                                         A common shares (voting);
                                         B common shares (non-voting);
                                         A preferred shares (voting);
                                         B preferred shares (non-voting);
                                         C preferred shares (voting); and
                                         D preferred shares (non-voting)

Issued and Outstanding:                  10 class A common shares owned by SLM
                                         Trademark Acquisition Corp.; 1 class B
                                         preferred share owned by Sport Maska
                                         Inc.

SLM TRADEMARK ACQUISITION CORP.

Jurisdication of Incorporation:          State of Delaware

Authorized:                              Common Stock, par value $0.01 per
                                         share; 3,000 authorized.

Issued and Outstanding:                  3,000 Common Stock owned by SLM
                                         International, Inc.

CCM HOLDINGS (1983) INC.

Jurisdiction of Incorporation:           Canada

Authorized:                              Unlimited number of common and
                                         preferred shares

Issued and Outstanding:                  2,000 class "A" shares owned by SLM
                                         Trademark Acquisition Canada
                                         Corporation (formerly known as 3166694
                                         Canada Inc.)

                                         2,000 class "A" shares owned by
                                         Gestion Pro Velo Inc.

                                  SCHEDULE 4.16

                                     LEASES

A Loan Party or subsidiary may not have complied with its obligations under leases which have been rejected in connection with the Plan of Reorganization.

                                  SCHEDULE 4.19

                                  ENVIRONMENTAL

Any matters disclosed in the following documents which are incorporated by reference as if set forth herein in their entirety:

BRADFORD, VT (MASKA USA)

o Conceptual Model, prepared by Nelson, Heindel, Noyes (NHN), dated January 16, 1996.

o     Internal memorandum, prepared by NHN, dated January 19, 1996.

o     Letter to Levy from NHN, dated May 4, 1996.

o     Consent Decree between Maska U.S. and the State of Vermont, dated June 20,
      1996.

o     Internal memorandum, prepared by NHN, dated October 23, 1996.

o     Internal memorandum, prepared by NHN, dated October 25, 1996.

o     Internal memorandum, prepared by NHN, dated November 4, 1996.

o     Internal memorandum prepared by NHN, dated November 11, 1996.

o     Site Investigation Report, prepared by NHN dated February 21, 1997

o Environmental report dated April 1, 1997 prepared by NHN, previously delivered to the Agent.

SLIGO ROAD, MOUNT FOREST, ONTARIO (#1 APPAREL CANADA)

o Phase I Environmental Audit, prepared by Conestoga Rovers & Associates, dated November, 1993.

o Environmental report dated March 1997 prepared by Conestoga Rovers & Associates, previously delivered to the Agent.

3030 STE-ANNE, BEAUPORT, QUEBEC (SPORT MASKA)

o Phase I and Phase II Environmental Site Assessment, Sport Maska, prepared by Le Groupe Solroc, dated October 10, 1995.

o Proposed Groundwater Monitoring, prepared by Le Groupe Solroc, dated October 18, 1996.

o     Revised Summary, prepared by Le Groupe Solroc, dated November 7, 1996.

o Environmental Remedial Works, prepared by Le Groupe Solroc, dated February, 1996.

o Rejets Industriels Rapport Suivi, Communaute urbaine de Quebec, dated Decembre 1995.

o     Certificate, dated 7 Juin, 1996, Ville De Beauport.

o Environmental report dated March 26, 1997 prepared by Le Groupe Solroc, previously delivered to the Agent.

600 BLVD. INDUSTRIEL, ST. JEAN SUR LE RICHELIEU, QUEBEC (SPORT MASKA)

o Phase II Environmental Assessment of the Sport Maska facility, prepared by Le Groupe Solroc, dated September 12, 1995.

o Remediation Works Phase III, prepared by Le Groupe Solroc, dated November 29, 1995.

o Environmental report dated March 26, 1997 prepared by Le Groupe Solroc, previously delivered to the Agent.

6375 RUE PICARD, STE-HYACINTHE, QUEBEC

o Environmental report dated March 26, 1997 prepared by Le Groupe Solroc, previously delivered to the Agent.

15855 RUE HUBERT, STE-HYACINTHE, QUEBEC

o Environmental report dated March 26, 1997 prepared by Le Groupe Solroc, previously delivered to the Agent.

2245 RUE ST-PAUL, STE-HYACINTHE, QUEBEC

o Environmental report dated March 26, 1997 prepared by Le Groupe Solroc, previously delivered to the Agent.

175 DESSUREAULT, CAP-DE-LA MADELEINE, QUEBEC

o Environmental report dated March 26, 1997 prepared by Le Groupe Solroc, previously delivered to the Agent.

9 VOSE FARM ROAD, PETERBOROUGH, NH (MASKA U.S.)

o Environmental report dated April 1, 1997 prepared by NHN, previously delivered to the Agent.

                                  SCHEDULE 4.21

                                EMPLOYEE MATTERS

--------------------------------------------------------------------------------
                                                           TERM OF COLLECTIVE
   FACILITY                UNION/COMPANY                       BARGAINING
                                                               AGREEMENT
--------------------------------------------------------------------------------
3030 Ste-Anne           United Steel Workers of America    April 20, 1995 -
Boulevard               Local No.6072                      April 10, 2000
Beauport, Quebec        St. Lawrence Manufacturing
                        Canada Inc.
--------------------------------------------------------------------------------
600 Industrial          United Steel Workers of America    December 17, 1994 -
Boulevard               Local No.8830                      December 10, 1997
St-Jean-sur-Richelieu,  Sport Maska Inc.
Quebec
--------------------------------------------------------------------------------

                                  U.S. Dollars

Schedule 6.05(j)

BORROWING BASE CERTIFICATE         Date: ________

TO:  THE CHASE MANHATTAN BANK, AS AGENT
     633 Third Avenue 7TH Floor
     New York, New York 10017

     Subject: ___________________________________

     Borrowing Base Certificate#  _______________

We hereby certify the following information:                 (000's omitted)

                                               Maska U.S.   #1 Apparel                  TOTALS
                                               ----------   ----------   ----------   ----------
1    Accounts Receivable as of the
     date of the last submitted certificate    $        0            0            0           $0
       + Sales                                 $        0            0            0           $0
       - Collections                           $        0            0            0           $0
       - Credits                               $        0            0            0           $0
       +/- Other                               $        0            0            0           $0
                                               ==========   ==========   ==========   ==========
       Accounts Receivable as of:  ________    $        0            0            0           $0

2    Accounts Receivable as of  ______________

                                                                        Over
      Company       Future       Current       1-30        31-60       60 Days     TOTAL A/R
     ----------   ----------   ----------   ----------   ----------   ----------   ----------
     Maska US             0            0            0            0            0           $0
     #1 Apparel           0            0            0            0            0           $0
                          0            0            0            0            0           $0
                          0            0            0            0            0           $0
                          0            0            0            0            0           $0
                  ==========   ==========   ==========   ==========   ==========   ==========
     TOTALS:             $0           $0           $0           $0           $0           $0

                           Borrowing Base Certificate

                                  U.S. Dollars

                                                                                         (000's omitted)

3    Computation of Borrowing Base:
                                                                        Maska U.S.   #1 Apparel                  TOTALS
                                                                        ----------   ----------   ----------   ----------
A.   Total Accounts Receivable less adjustment as of  _________
     Accounts Receivable Over 60 Days
     past due from normal dating                                              $0           $0           $0            $0

     Accounts Receivable Over 30 Days
     past due from Program dating                                             $0           $0           $0            $0

     Future Due > 210                                                         $0           $0           $0            $0

     Crossage- Normal & Dating                                                $0           $0           $0            $0

     Credits Over 60                                                          $0           $0           $0            $0

     Affiliate                                                                $0           $0           $0            $0

     Foreign                                                                  $0           $0           $0            $0

     Co-Op Advertising                                                        $0           $0           $0            $0

     Allow. For Volume Rebates                                                $0           $0           $0            $0

     G/L Reserves                                                             $0           $0           $0            $0

     Contras                                                                  $0           $0           $0            $0

     Chargebacks                                                              $0           $0           $0            $0

     Government                                                               $0           $0           $0            $0

     Finance Charges                                                          $0           $0           $0            $0

     Dilution Reserve                                                         $0           $0           $0            $0

     Misc. and Other                                                          $0           $0           $0            $0
                                                                        ==========   ==========   ==========   ==========
     TOTAL DEDUCTIONS                                                         $0           $0           $0            $0

B.   Net Eligible Receivables                                                 $0           $0           $0            $0
                                                                        ==========   ==========   ==========   ==========
     Availability (Advance 80%)                                               $0           $0           $0            $0

                           Borrowing Base Certificate

                                  U.S. Dollars

                                                                                         (000's omitted)

C.   As of _________, the value of our inventories was as follows:
                                                                        Maska U.S.   #1 Apparel                  TOTALS
                                                                        ----------   ----------   ----------   ----------
(i)   Raw Materials                                                           $0           $0           $0            $0
(ii)  Misc. Supplies                                                          $0           $0           $0            $0
(iii) Work-in-Process                                                         $0           $0           $0            $0
(iv)  Finished Goods                                                          $0           $0           $0            $0
(v)   Other                                                                   $0           $0           $0            $0
                                                                         =======      =======      =======       =======

      TOTAL INVENTORY:                                                        $0           $0           $0            $0

      INELIGIBLES:
           Labels-Tags                                                        $0           $0           $0            $0
           Outside-Contractors                                                $0           $0           $0            $0
           Blades in Taiwan                                                   $0           $0           $0            $0
           Reserve for Raw Materials                                          $0           $0           $0            $0
           Crests                                                             $0           $0           $0            $0
           WIP                                                                $0           $0           $0            $0
           Discontinued Items                                                 $0           $0           $0            $0
           Clear Out Items                                                    $0           $0           $0            $0
           Seconds (Skates & Equip.)                                          $0           $0           $0            $0
           Seconds (Softgoods)                                                $0           $0           $0            $0
           Samples                                                            $0           $0           $0            $0
           In Transit Inventory                                               $0           $0           $0            $0
           Reserve for Finished Goods                                         $0           $0           $0            $0
           Reclamation reserve                                                $0           $0           $0            $0
           Other                                                              $0           $0           $0            $0
           TOTAL INELIGIBLE INVENTORY:                                        $0           $0           $0            $0


                           Borrowing Base Certificate

                                  U.S. Dollars

Inventory continued                                                                      (000's omitted)

                                                                        Maska U.S.   #1 Apparel                  TOTALS
                                                                        ----------   ----------   ----------   ----------
           TOTAL INVENTORY:                                                   $0           $0           $0            $0
           LESS: TOTAL INELIGIBLE INVENTORY                                   $0           $0           $0            $0
                                                                         =======      =======      =======       =======
           NET ELIGIBLE INVENTORY:                                            $0           $0           $0            $0
                Net Eligible Inventory Availability  (50% Advance),
                but no more than US$  $10,000  combined                       $0           $0           $0            $0

D.   Total Formula Availability on A/R and Inventory                          $0           $0           $0            $0
E.   50% of Consigned Inventory under Commercial L/C's                                                                $0
F.   Seasonal Amount, if any                                                                                          $0
G.   Formula Availability (D + E + F)                                                                                 $0
H.   Maximum Revolving Credit Commitment                                                                         $35,000
     Less:   Revolving Loans                                                                                          $0
             Stand-by L/C's                                                                                           $0
             Commercial L/C's                                                                                         $0
             Current Request                                                                                          $0
                                                                                                                 =======
     Net Availability                                                                                                 $0
                                                                                                                 =======

4    Comments or Other Information:

Such inventory figures are taken from our inventory records, kept in accordance with generally accepted accounting principles and used in our business or, if so indicated, taken from a physical inventory. Such figures are at the lower of cost or market ( unless otherwise indicated), with appropriate allowances for slow moving, returned or second quality goods. This certificate and agreement is mailed to you upon the understanding that you will rely upon it in making or continuing Loans or Letters of Credit to/for us under the Credit Agreement dated as of April __, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among the undersigned, the Lenders named therein, named therein and The Chase Manhattan Bank, as Agent.

                           Borrowing Base Certificate

                                  U.S. Dollars

We confirm that the agreements, warranties and representations contained in such Credit Agreement apply to all such inventories. We hereby pledge and consign to you, grant you a continuing general lien upon and designate as subject to your continuing general lien and security interest all of said inventories, confirming any lien statements or security agreements given you in respect to same.

Your lien and security interest shall attach to such inventories through all stages of manufacture to and including the finished product, to all accounts receivable or other proceeds resulting from the sale thereof, to any merchandise returned to us, and to all inventories acquired by us from time to time in the future, whether in substitution for or in addition to this merchandise.

Such inventories are located at the following addresses:

                                                                          TOTALS
                                                                          ------
Bradford, VT                                                                  $0
---------------------------------------
Peterborough, NH                                                              $0
---------------------------------------
At Subcontractors                                                             $0
---------------------------------------
In-Transit                                                                    $0
---------------------------------------
                                                                              $0
---------------------------------------
Other                                                                         $0
---------------------------------------                                   ======
                                                              TOTALS:         $0

                           Borrowing Base Certificate

                                  U.S. Dollars

The undersigned hereby represents and warrants that this is a correct statement regarding the status of account receivable and inventory assigned to The Chase Manhattan Bank, as Agent, and that the figures set forth herein are completely accurate. The undersigned further warrants and represents that the Borrowers are in complete compliance with all terms and conditions contained in the agreements between us. The undersigned further understands that your Loans to and Letters of Credit for the Borrowers will be based upon your reliance on the information contained herein.

                                        SLM INTERNATIONAL, INC.
                                        MASKA U.S., INC.
                                        #1 APPAREL, INC.


                                          By:
                                              -------------------------
                                              Name:
                                              Title:

ATTEST:


-------------------------                     -------------------------
        (Title)                                        (Title)

                           Borrowing Base Certificate

                                        SCHEDULE 7.01
                                       PERMITTED LIENS

                                                                                   COLLATERAL
JURISDICTION  NAME OF DEBTOR      SECURED PARTY       FILING NUMBER   DATE FILED   DESCRIPTION
====================================================================================================================================

SOS (VT)      Maska U.S. Inc.     Sharp Electronics   93-30001        4/15/93      Sharp 9800 copier and proceeds thereof (leasing
                                  Credit Co.                                       transaction)
------------------------------------------------------------------------------------------------------------------------------------

SOS (VT)      Maska U.S. Inc.     NCR Credit          94-32148        6/21/93      NCR electronic data processing equipment and
                                  Corporation                                      business machines, and proceeds, now or hereafter
                                                                                   acquired from NCR
------------------------------------------------------------------------------------------------------------------------------------

SOS (VT)      Maska U.S. Inc.     NCR Credit          93-44890        8/15/94      Equipment leased pursuant to Lease No. 9003
                                  Corp.
------------------------------------------------------------------------------------------------------------------------------------
SOS (VT)      SLM International,  Fleet Credit        94-39189        2/16/94      Various Computer equipment, furniture
              Inc.                Corporation                                      fixtures, sewing machines, phone system,
              Maska U.S.,                                                          and security system more fully described
              Inc.                                                                 on the Schedule A attached thereto and
                                                                                   made a part thereof and all additions,
                                                                                   accessions, modifications, improvements,
                                                                                   replacements, substitutions and
                                                                                   accessories thereto and therefor,
                                                                                   whether now owned or hereafter acquired,
                                                                                   and the proceeds, products and income,
                                                                                   of any of the foregoing including
                                                                                   insurance proceeds.
------------------------------------------------------------------------------------------------------------------------------------
SOS (VT)      Maska U.S. Inc.     SLM International,  94-48190        11/23/94     Equipment listed on the attachments to the UCC
                                  Inc.                                             filing
                                  Assignee General
                                  Electric Capital
                                  Corporation
====================================================================================================================================

                                                                                  COLLATERAL
JURISDICTION   NAME OF DEBTOR      SECURED PARTY      FILING NUMBER   DATE FILED  DESCRIPTION
====================================================================================================================================
SOS (VT)       Maska U.S. Inc.     Fleet Credit        95-58655        10/13/95    Various computer equipment, office equipment and
                                   Corporation                                     vehicles as described on Schedule A to UCC filing
------------------------------------------------------------------------------------------------------------------------------------
Bradford (VT)  Maska U.S. Inc.     NCR Credit Corp.    94-54            8/15/94    Equipment leased pursuant to Lease No. 9003
Town Clerk's
Office
------------------------------------------------------------------------------------------------------------------------------------
Bradford (VT)  Maska U.S. Inc.     SLM International,  94-10            2/18/94    Equipment listed on the attachments to the UCC
Town Clerk's                       Inc. Assignee                                   filing
Office                             General Electric
                                   Capital
                                   Corporation
------------------------------------------------------------------------------------------------------------------------------------
Bradford (VT)  Maska U.S. Inc.     Fleet Credit        95-79           10/16/95    Various computer equipment, office equipment and
Town Clerk's                       Corporation                                     vehicles as described on Schedule A to UCC filing
Office
------------------------------------------------------------------------------------------------------------------------------------
Bradford (VT)  Maska U.S. Inc.     NCR Credit          93-25            6/21/93    NCR electronic data processing equipment and
Town Clerk's                       Corporation                                     business machines, and proceeds, now or hereafter
Office                                                                             acquired from NCR

------------------------------------------------------------------------------------------------------------------------------------
Bradford (VT)  Maska U.S. Inc.     Sharp Electronic    93-12            4/12/93    Sharp 9800 copier and proceeds thereof
Town Clerk's                       Credit Co.                                      (leasing transaction)
Office
------------------------------------------------------------------------------------------------------------------------------------
SOS (NY)       SLM International,  Fleet Credit       270701           12/29/93    Various equipment, including furniture, fixtures,
               Inc.                Corporation                                     computer equipment, molds, and other equipment
                                                                                   more fully described on the attachments to the
                                                                                   UCC filing
------------------------------------------------------------------------------------------------------------------------------------
SOS (NY)       SLM International,  Fleet Credit       270703           12/29/93    2 Van Dorn reciprocating screw injection molding
               Inc.                Corporation                                     machines
-----------------------------------------------------------------------------------------------------------------------------------
SOS (NY)       SLM International,  Fleet Credit       270714           12/29/93    Various equipment, including furniture, fixtures,
               Inc.                Corporation                                     computer equipment, molds, and other equipment
                                                                                   more fully described on the attachments to the
                                                                                   UCC filing
====================================================================================================================================

                                                                                  COLLATERAL
JURISDICTION   NAME OF DEBTOR      SECURED PARTY      FILING NUMBER   DATE FILED  DESCRIPTION
====================================================================================================================================
SOS (NY)       SLM International,  Fleet Credit       270715          12/29/93    Various equipment, including furniture, fixtures,
               Inc.                Corporation                                    computer equipment, molds, and other equipment
                                                                                  more fully described on the attachments to the UCC
                                                                                  filing
------------------------------------------------------------------------------------------------------------------------------------
SOS (NY)       SLM International,   Fleet Credit      004937          1/10/94     Various equipment, including furniture, fixtures,
               Inc.                 Corporation                                   computer equipment, molds, and other equipment
                                                                                  more fully described on the attachments to the UCC
                                                                                  filing
------------------------------------------------------------------------------------------------------------------------------------
SOS (NY)       SLM International,   General Electric  077514          4/20/94     Equipment listed on the attachments to the UCC
               Inc.                 Capital                                       filing
                                    Corporation
-----------------------------------------------------------------------------------------------------------------------------------
SOS (NY)       SLM International,   Fleet Credit      213723          10/19/94    various mold equipment as fully described on the
               Inc.                 Corporation                                   attachments to the UCC filing
--------------------------------------------------------------------------------------------------------------------------
New York       SLM International,   Fleet Credit      93PN63643       12/29/93    Various equipment, including furniture, fixtures,
County (NY)    Inc.                 Corporation                                   computer equipment, molds, and other equipment
                                                                                  more fully described on the attachments to the UCC
                                                                                  filing

--------------------------------------------------------------------------------------------------------------------------
New York      SLM International,   Fleet Credit       93PN63644       12/29/93    Various equipment, including furniture, fixtures,
County (NY)   Inc.                 Corporation                                    computer equipment, molds, and other equipment
                                                                                  more fully described on the attachments to the UCC
                                                                                  filing
------------------------------------------------------------------------------------------------------------------------------------
New York      SLM International,   Fleet Credit       93PN63645       12/29/93    2 Van Dorn reciprocating screw injection molding
County (NY)   Inc.                 Corporation                                    machines

------------------------------------------------------------------------------------------------------------------------------------
New York      SLM International,   Fleet Credit       93PN00864         1/7/94    Various equipment, including furniture, fixtures,
County (NY)   Inc.                 Corporation                                    computer equipment, molds, and other equipment
                                                                                  more fully described on the attachments to the UCC
                                                                                  filing
------------------------------------------------------------------------------------------------------------------------------------
New York      SLM International,   General Electric   94PN07360        2/16/94    Equipment listed on the attachments to the UCC
County (NY)   Inc.                 Capital                                        filing
                                   Corporation
====================================================================================================================================

                                                                                  COLLATERAL
JURISDICTION   NAME OF DEBTOR      SECURED PARTY      FILING NUMBER   DATE FILED  DESCRIPTION
====================================================================================================================================
Bradford (VT)  SLM International,  General Electric   94-11           2/18/94     Equipment listed on the attachments to the UCC
Town Clerk's   Inc.                Capital                                        filing
Office                             Corporation
------------------------------------------------------------------------------------------------------------------------------------
Bradford (VT)  SLM International,  Fleet Credit       95-80          10/16/95     Various computer equipment, office equipment and
Town Clerk's   Inc.                Corporation                                    vehicles as further described on the Exhibit to
Office                                                                            the UCC filing

------------------------------------------------------------------------------------------------------------------------------------
Bradford (VT)  SLM International,  Fleet Credit       94-8            2/16/94     Various computer equipment, furniture fixtures,
Town Clerk's   Inc.                Corporation                                    sewing machines, phone system, and security
Office                                                                            system more fully described on the Schedule A
                                                                                  attached thereto and made a part thereof and all
                                                                                  additions, accessions, modifications,
                                                                                  improvements, replacements, substitutions and
                                                                                  accessories thereto and therefor, whether now
                                                                                  owned or hereafter acquired, and the proceeds,
                                                                                  products, and income, of any of the foregoing
                                                                                  including insurance proceeds

====================================================================================================================================

QUEBEC LIENS

                                                 REGISTRATION         AMOUNT OF
GRANTOR             HOLDER                          NUMBER             HYPOTHEC    NATURE OF HYPOTHEC
====================================================================================================================================
Buddy L. Canada     Fleet Credit Corporation     94-0139135-0005     $490,000.00   Movable hypothec on specific Grantor's equipment
Inc.                                              (1994-11-07)
------------------------------------------------------------------------------------------------------------------------------------
SLM International,  Fleet Credit Corporation     94-0139135-0001                   Movable hypothec on all right, title and
Inc.                                              (1994-11-07)                     interest of SLM International, Inc. in and to
                                                                                   equipment leased by Fleet Credit Corporation
                                                                                   to SLM International, Inc. pursuant to master
                                                                                   equipment lease agreement 31604 and all lease
                                                                                   schedules attached thereto.
------------------------------------------------------------------------------------------------------------------------------------
SLM International,  Fleet Credit Corporation     94-0139135-0002     $238,000.00   Movable hypothec on all rent and other
Inc.                                              (1994-11-07)                     amounts payable by Sport Maska Inc. and Buddy
                                                                                   L. Canada Inc. pursuant to the sub-lease of
                                                                                   the equipment and articles leased by Fleet
                                                                                   Credit Corporation to SLM International, Inc.
                                                                                   pursuant to master equipment lease no. 31604
                                                                                   and, in particular, lease schedule 08
                                                                                   thereunder.
------------------------------------------------------------------------------------------------------------------------------------
SLM International,  Fleet Credit Corporation     94-0139135-0004     $490,000.00   Movable hypothec on all rent and other amounts
Inc.                                              (1994-11-07)                     payable by Buddy L. Canada Inc. pursuant to the
                                                                                   sub-lease of the equipment and articles leased by
                                                                                   Fleet Credit Corporation to SLM International,
                                                                                   Inc. pursuant to master equipment lease no.
                                                                                   31604 and, in particular, lease schedule 09
                                                                                   thereunder.

====================================================================================================================================

QUEBEC LIENS

                                         REGISTRATION     AMOUNT OF
GRANTOR                HOLDER              NUMBER         HYPOTHEC                 NATURE OF HYPOTHEC
===================================================================================================================================
SLM International,     Fleet Credit    94-0139135-0006    $1,960,000.00            Movable hypothec on all rent and other amounts
Inc.                   Corporation       (1994-11-07)                              payable by Sport Maska Inc. and Buddy L. Canada
                                                                                   Inc. pursuant to the sub-lease of the equipment
                                                                                   and articles leased by Fleet Credit Corporation
                                                                                   to SLM International, Inc. pursuant to master
                                                                                   equipment lease no. 31604 and, in particular,
                                                                                   lease schedule 10 thereunder.


------------------------------------------------------------------------------------------------------------------------------------
SLM International,    Fleet Credit     94-0139135-0008    $343,000.00              Movable hypothec on all rent and other amounts
Inc.                  Corporation        (1994-11-07)                              payable by Sport Maska Inc. pursuant to the
                                                                                   sub-lease of the equipment and articles leased by
                                                                                   Fleet Credit Corporation to SLM International,
                                                                                   Inc. pursuant to master equipment lease no. 31604
                                                                                   and, in particular, lease schedule 11 thereunder.

------------------------------------------------------------------------------------------------------------------------------------
SLM International,    Fleet Credit     94-0139135-0010    $1,386,000.00            Movable hypothec on all rent and other amounts
Inc.                  Corporation        (1994-11-07)                              payable by Sport Maska Inc. pursuant to the
                                                                                   sub-lease of the equipment and articles leased by
                                                                                   Fleet Credit Corporation to SLM International,
                                                                                   Inc. pursuant to master equipment lease no. 31604
                                                                                   and, in particular, lease schedule 15 thereunder.


------------------------------------------------------------------------------------------------------------------------------------
Sport Maska Inc.      Fleet Credit      94-01391135-0011  $1,386,000.00            Movable hypothec on specific equipment listed
                      Corporation         (1994-11-07)                             therein
------------------------------------------------------------------------------------------------------------------------------------
Sport Maska Inc.      Fleet Credit      94-0139135-0009   $  343,000.00            Movable hypothec on specific equipment listed
                      Corporation         (1994-11-07)                             therein.
------------------------------------------------------------------------------------------------------------------------------------
Sport Maska Inc.      Fleet Credit      94-0139135-0007   $1,960,000.00            Movable hypothec on specific equipment computer
Buddy L. Canada,      Corporation        (1994-11-07)                              equipment.
Inc.
====================================================================================================================================

                                         REGISTRATION     AMOUNT OF
GRANTOR                HOLDER              NUMBER         HYPOTHEC                 NATURE OF HYPOTHEC
====================================================================================================================================
Sport Maska Inc.       Fleet Credit     94-0139135-0003   $238,000.00              Movable hypothec on furniture under specific
Buddy L. Canada        Corporation        (1994-11-07)                             invoice numbers.
Inc.
====================================================================================================================================

ONTARIO LIENS

                                                            FILING                               REGISTRATION   REGISTRATION
NAME OF DEBTOR      ADDRESS OF DEBTOR   SECURED PARTY       NUMBER       REGISTRATION NUMBER         DATE          PERIOD
=============================================================================================================================
K-Brand Ltd.        375 Sligo Road      Chrysler Credit     803030283    930322 2013 1529 6340   3/22/93        4 years
                    Mount Forest,       Canada Ltd.
                    Ontario N0G 2L0



-----------------------------------------------------------------------------------------------------------------------------
Sport Maska Inc.    6375 Picard St.,    Chrysler Credit     825337692    961002 1929 1529 9285  10/2/96         3 years
                    St-Hyacinthe,       Canada Ltd.
                    Quebec J2S 1HS


-----------------------------------------------------------------------------------------------------------------------------
#1 Apparel          850 Sligo Road,     Commcorp            822622239    960612 1032 1638 2893   6/12/96        4 years
Canada Inc.         Mount Forest,       Financial
                    Ontario N0G 2L0     Services Inc.


=============================================================================================================================

                                             COLLATERAL
COLLATERAL CLASSIFICATION                    DESCRIPTION
==============================================================
Consumer Goods, Other,
Motor Vehicle ($24,473 to                    N/A
mature 3/15/97,
1993 Plymouth Voyager
VIN#2P4GH2539PR215152)
--------------------------------------------------------------
Consumer Goods, Equipment,
Motor Vehicle ($36,335 to                    N/A
mature 3/27/99, 1993
Jeep Cherokee,
VIN#1J4FJ68S5PL326759)

--------------------------------------------------------------
Equipment, Other                            (1) OCE 2465
                                            duplicator
                                            S/N 143016322
                                            C/N 705312
                                            L/N N 677054
==============================================================

OTHER LIENS


1. Other Liens similar to those previously listed in this Section 7.01 filed in jurisdictions where searches were not conducted.

2. The following encumbrances listed in the schedules to the Mortgage, Security Agreement, and Assignment of Leases and Rents dated as of April 1, 1997 from Maska U.S., Inc., as Mortgagor to the Chase Manhattan Bank as Agent, as Mortgagee relating to the property located in Bradford, Vermont.

      As to Parcel l Referred to Therein Only:

      (a) To an Notice of Active Hazardous Waste Site issued by the Vermont Agency of Natural Resources on May 27, 1993 and recorded in the Bradford Land Records on June 22, 1983 at Book 79, Pages 18-20.

      (b) To an Notice of Underground Storage Tank filed by the Vermont Agency of Natural Resources on August 6, 1990 in the Bradford Land Records at Book 72, Page 37.

      (c) To the terms and conditions set forth in Vermont Agency of Natural Resources Land Use Permit No. 3R0412 dated May 2, 1983 and recorded in the Bradford land Records at Book 36, Pages 244-251.

      As to Parcel II Referred to Therein Only:

      (a) To a Deferral Permit issued by the Vermont Agency of natural Resources prohibiting the construction or erection of a structure or building, the useful occupancy of which will require the installation of plumbing and sewage treatment facility, without first obtaining a Subdivision Permit from the Regional Office of the Agency of Natural Resources.

                                  SCHEDULE 7.03

                              EXISTING INDEBTEDNESS

1.    Hong Kong Bank of Canada (Leasing) regarding equipment leased to Sport
      Maska.

2. Indebtedness under, and pursuant to, the Canadian Credit Agreement and any guarantee in connection therewith.

3. SLM International, Inc.'s 14% Senior Secured Notes due April 1, 2004 to be issued pursuant to the Senior Secured Note Indenture.

4. General Electric Capital Corporation in its capacity as a holder of a Promissory Note to be issued on the Closing Date in the amount of $300,000.

5. $337,000 owed to Fleet Capital Corporation payable in 18 equal monthly installments commencing one month after the Closing Date.

6. Intercompany Indebtedness between a Loan Party or a subsidiary thereof and another Loan Party or subsidiary (as applicable) which Indebtedness is in existence on the Closing Date.

                                  SCHEDULE 7.06

                                   INVESTMENTS

-----------------------------------------------------------------------------------------------------
     HOLDER                 INSTRUMENT            PRINCIPAL AMOUNT    MATURITY DATE     INTEREST RATE
     ------                 ----------            ----------------    ------------      -------------
#1 Apparel Canada      G.I.C. (Bank of Montreal)    $5,000.00US       June 5, 1997           2.0%
 -----------------------------------------------------------------------------------------------------

                                  SCHEDULE 7.08

                               RENTAL OBLIGATIONS

  I.  REAL PROPERTY

------------------------------------------------------------------------------------------------------------------
        LESSOR                           LESSEE                         LOCATION                     EXPIRY
------------------------------------------------------------------------------------------------------------------
1.  ZMD Sports Investment Inc.    Sport Maska Inc.               600 Industrial Blvd.               11/30/04
                                                                 St-Jean-sur-Richelieu, Quebec
------------------------------------------------------------------------------------------------------------------
2.  ZMD Sports Investment Inc.    Sport Maska Inc.               175 Dessurault,                    01/31/05
                                                                 Cap-de-la-Madeleine, Quebec
------------------------------------------------------------------------------------------------------------------
3.  ZMD Sports Investments        Sport Maska Inc.               15855 Hubert Street                01/31/05
    Inc.                                                         St-Hyacinthe, Quebec
------------------------------------------------------------------------------------------------------------------
4.  ZMD Sports Investments        Sport Maska Inc.               2245 St. Paul                      01/31/05*
    Inc.                                                         St-Hyacinthe, Quebec
------------------------------------------------------------------------------------------------------------------
5.  2938201 Canada Inc.           Sport Maska Inc.               6375 Picard Street                 01/31/05
                                                                 St-Hyacinthe, Quebec
------------------------------------------------------------------------------------------------------------------
6.  Doulka Investments Inc.       St-Lawrence Manufacturing      3030 Ste-Anne Blvd.                0l/31/05**
                                  Canada Inc. (to be assumed     Beauport, Quebec
                                  by Sport Maska Inc.)
------------------------------------------------------------------------------------------------------------------
7.  Prudential Insurance          St-Lawrence Manufacturing      7405 Trans Canada Highway,         03/31/98
    Company of America            Canada Inc. (to be assumed     Suite 300,
                                  by Sport Maska Inc.)           Montreal, Quebec
------------------------------------------------------------------------------------------------------------------
8.  Badenhurst Properties         Sport Maska Inc.               6537 "A" Mississauga Road,         04/30/01
    Limited, in trust                                            Mississauga, Ontario
------------------------------------------------------------------------------------------------------------------
9.  S.C.I. Clemenceau, Nanterre   Sport Maska Europe             257 Avenue Georges Clemenceau      10/29/99
                                  S.A.R.L.                       92000 Nanterre
                                                                 Paris, France
------------------------------------------------------------------------------------------------------------------
10. Secretariat Realty Corp.      Maska U.S., Inc.               9 Vose Farm Road                   0l/17/14**
                                                                 Peterborough, NH
------------------------------------------------------------------------------------------------------------------
11. [To be determined]            Maska U.S., Inc.               Burlington, Vermont                [To be
                                                                                                    determined)
------------------------------------------------------------------------------------------------------------------

* This lease was rejected by the Lessee pursuant to the Plan of Reorganization and will be vacated by April 1997.

** These leases were rejected by the Lessees pursuant to the Plan of Reorganization and will be vacated in the next few months.

II. PERSONAL PROPERTY

-------------------------------------------------------------------------------------------------------------------------
        LESSOR                              LESSEE                         LOCATION                  EXPIRY
-------------------------------------------------------------------------------------------------------------------------
Fleet Credit Corporation          SLM International, Inc.        Various machinery and equipment    Various
-------------------------------------------------------------------------------------------------------------------------
AT & T Canada Inc.                Sport Maska Inc.               Photocopiers                       01/14/2001
-------------------------------------------------------------------------------------------------------------------------
Credit Bail OE Leasing            Sport Maska Inc.               Photocopiers                       Various
-------------------------------------------------------------------------------------------------------------------------
Pitney Bowes Leasing              Sport Maska Inc.               Machinery                          Various
-------------------------------------------------------------------------------------------------------------------------
Commcorp Services                 Sport Maska Inc.               Fax machines                       07/31/2001
-------------------------------------------------------------------------------------------------------------------------
Noram Services                    Sport Maska Inc.               Photocopiers                       Various
-------------------------------------------------------------------------------------------------------------------------
Commcorp Financial                # 1 Apparel Canada Inc.        Photocopiers                       Various
-------------------------------------------------------------------------------------------------------------------------
Pitney Bowes                      Maska US Inc.                  Postage System                     12/31/2000
-------------------------------------------------------------------------------------------------------------------------
Chrysler                          Maska US Inc.                  Vehicles                           05/31/1997
-------------------------------------------------------------------------------------------------------------------------
AT & T                            Maska US Inc.                  Computers                          Various
-------------------------------------------------------------------------------------------------------------------------
NCR                               Maska US Inc.                  Computer software                  Various
-------------------------------------------------------------------------------------------------------------------------
Xerox                             Maska US. Inc.                 Fax machines                       Various
Sharp Electronics                 Maska US Inc.                  Fax machine                        04/30/1998
-------------------------------------------------------------------------------------------------------------------------
New England Industrial            Maska US Inc.                  Vehicle                            Various
Truck
-------------------------------------------------------------------------------------------------------------------------
Hewlett-Packard                   Sport Maska, # 1 Apparel,      Various                            Various
                                  St. Lawrence
                                  Manufacturing
-------------------------------------------------------------------------------------------------------------------------
Ford Credit                       Sport Maska Inc.               Vehicle                            10/06/1997
-------------------------------------------------------------------------------------------------------------------------
GMAC                              Sport Maska Inc.               Vehicle                            03/27/1999
-------------------------------------------------------------------------------------------------------------------------
Holand Leasing                    Sport Maska Inc.               Vehicle                            Various
-------------------------------------------------------------------------------------------------------------------------
Lutex Leasing                     Sport Maska Inc.               Vehicle                            11/31/2000
-------------------------------------------------------------------------------------------------------------------------
Chrysler                          Sport Maska Inc.               Vehicles                           Various
-------------------------------------------------------------------------------------------------------------------------
GE Capital                        Sport Maska Inc.               Vehicles                           10/09/1998
-------------------------------------------------------------------------------------------------------------------------
St-Martin Auto                    Sport Maska Inc.               Vehicles                           01/22/2000
-------------------------------------------------------------------------------------------------------------------------